As filed with the Securities and Exchange Commission
                           on December 29, 2000

                        Registration No. 333-10109

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                     POST-EFFECTIVE AMENDMENT No. 2
                              Form S-11
                        REGISTRATION STATEMENT
                   UNDER THE SECURITIES ACT OF 1933

                        UNITED MORTGAGE TRUST
 (Exact Name of Registrant as Specified in its Governing Instruments)


                        5740 Prospect Avenue
                             Suite 1000
                         Dallas, Texas 75206
                           (214) 237-9305


(address and telephone number of Registrant's Principal Executive offices)


                         Christine A. Griffin
                        United Mortgage Trust
                         5740 Prospect Avenue
                             Suite 1000
                         Dallas, Texas 75206

               (Name and Address of Agent for Service)

                              Copy to:

                       Robert A. Hudson, Esq.
                            Butzel Long
                         150 West Jefferson
                             Suite 900
                       Detroit, Michigan 48226
                           (313) 225-7000


     Approximate date of commencement of proposed sale to the public:
At any time and from time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check box: ?

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /___/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /___/

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /___/

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

TABLE OF CONTENTS

                                                                 Page
SUMMARY OF THE OFFERING. . . . . . . . . . . . . . . . . . . . . . 1
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . .2
  A. INVESTMENT AND BUSINESS RISKS. . . . . . . . . . . . . . . . .2
     1. Lack of Liquidity. . . . . . . . . . . . . . . . . . . . . 3
     2. Increased Risk of Default in Non-Conforming Loans. . . . . 3
     3. Fees Payable to the Advisor and Affiliates. . . . . . . . .3
     4. Purchase of Mortgage Notes from Affiliate. . . . . . . . . 3
     5. Non-Arm's-Length Agreements. . . . . . . . . . . . . . . . 4
     6. Competing Interests of Officers and Trustees . . . . . . . 4
     7. Discretion With Offering Proceeds.... . . . . . . . . . . .4
     8. Limited Ability to Meet Fixed Expenses. . . . . . . . . . .4
     9. A State Statute May Make It Difficult For Us
          To Be Acquired . . . . . . . . . . . . . . . . . . . . . 4
    10. Anti-Takeover Legislation. . . . . . . . . . . . . . . . . 5
B.  OPERATIONS RISKS. . . . . . . . . . . . . . . . . . . . . . . .5
    11. Economic Risks. . . . . . . . . . . . . . . . . . . . . . .5
    12. Fluctuations in Interest Rates May Affect
          Return on Investment. . . . . . . . . . . . . . . . . . .5
    13. Risk of Loss on Non-Insured, Non-Guaranteed
          Mortgage Loans. . . . . . . . . . . . . . . . . . . . . .6
    14. Bankruptcy of Borrowers May Delay or Prevent
          Recovery. . . . . . . . . . . . . . . . . . . . . . . . .6
    15. Ability to Acquire Mortgage Investments; Competition
          And Supply. . . . . . . . . . . . . . . . . . . . . . . .6
    16. Environmental Liabilities. . . . . . . . . . . . . . . . . 6
    17. Risk of Leverage. . . . . . . . . . . . . . . . . . . . . .7
    18. Reliance on Appraisals Which May Not Be Accurate
          or Which May Be Affected by Subsequent Events. . . . . . 7
C.  TAX RISKS. . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    19. Risk of Inability to Qualify as a REIT. . . . . . . . . .  7
    20. Restrictions on Maximum Share Ownership. . . . . . . . . . 8
    21. Limitations on Opinion of Counsel as to Tax Matters . . .  8
D.  ERISA RISKS. . . . . . . . . . . . . . . . . . . . . . . . . . 8
    22. Risks Of Investment By Tax-exempt Investors. . . . . . . . 8
THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
INVESTMENT PORTFOLIO. . . . . . . . . . . . . . . . . . . . . . .  9
SELECTED FINANCIAL DATA. . . . . . . . . . . . . . . . . . . . . .10
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION OF THE COMPANY. . . . . . . . . . . . . . . 11
  Results of Operations - Year Ended
    December 31, 1999 and Nine Months
    Ended September 30, 2000 . . . .  . . . . . . . . . . . . . . 12
  Capital Resources and Liquidity. . . . . . . . . . . . . . . .  17
INVESTMENT OBJECTIVES AND POLICIES. . . . . . . . . . . . . . . . 18
  Principal Investment Objectives. . . . . . . . . . . . . . . . .18
  Investment Policy. . . . . . . . . . . . . . . . . . . . . . . .18
  Underwriting Criteria. . . . . . . . . . . . . . . . . . . . . .19
  Temporary Investments. . . . . . . . . . . . . . . . . . . . . .22
  Other Policies. . . . . . . . . . . . . . . . . . . . . . . . . 22
  Changes in Investment Objectives and Policies. . . . . . . . . .23
DIVIDEND POLICY AND DISTRIBUTIONS. . . . . . . . . . . . . . . . .23
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . .24
MANAGEMENT COMPENSATION. . . . . . . . . . . . . . . . . . . . . .26
CONFLICTS OF INTEREST. . . . . . . . . . . . . . . . . . . . . . .30
FIDUCIARY RESPONSIBILITY OF TRUSTEES. . . . . . . . . . . . . . . 34
  Limitation on Liability of Trustees and Officers. . . . . . . . 34


TABLE OF CONTENTS (continued)
                                                                  Page
  Indemnification of Trustees, Officers and Others. . . . . . . . 35
Shareholders' Rights and Remedies. . . . . . . . . . . . . . .    35
  Defenses Available to Trustees and the Advisor. . . . . . . . . 36
MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
  Our Trustees and Officers. . . . . . . . . . . . . . . . . . . .37
  Committees and Meetings. . . . . . . . . . . . . . . . . . . . .38
  Compensation of Trustees. . . . . . . . . . . . . . . . . . . . 39
  The Advisor. . . . . . . . . . . . . . . . . . . . . . . . . . .39
  Summary of the Advisory Agreement. . . . . . . . . . . . . . . .40
SCMI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
CRC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
FEDERAL INCOME TAX CONSIDERATIONS. . . . . . . . . . . . . . . . .43
  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
  Qualification as a REIT. . . . . . . . . . . . . . . . . . . . .43
  Termination of the Company . . . . . . . . . . . . . . . . . . .46
  Taxation of Taxable Shareholders. . . . . . . . . . . . . . . . 47
  Taxation of Tax-Exempt Entities. . . . . . . . . . . . . . . . .48
  Statement of Stock Ownership. . . . . . . . . . . . . . . . . . 48
  State and Local Taxes. . . . . . . . . . . . . . . . . . . . . .49
ERISA CONSIDERATIONS. . . . . . . . . . . . . . . . . . . . . . . 49
  Annual Valuation. . . . . . . . . . . . . . . . . . . . . . . . 51
SUMMARY OF DECLARATION OF TRUST. . . . . . . . . . . . . . . . . .51
  Shareholder Meetings. . . . . . . . . . . . . . . . . . . . . . 51
  Shareholder Voting Rights. . . . . . . . . . . . . . . . . . . .52
  Shareholder Lists; Inspection of Books and Records. . . . . . . 52
  Trustees. . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
  Amendment of the Declaration of Trust. . . . . . . . . . . . . .53
  Responsibility of Trustees. . . . . . . . . . . . . . . . . . . 54
  Limited Liability of Shareholders. . . . . . . . . . . . . . . .54
  Description of the Shares. . . . . . . . . . . . . . . . . . . .55
  Maryland Anti-Takeover Law Provisions. . . . . . . . . . . . . .55
  Restrictions on Transfer of Shares. . . . . . . . . . . . . . . 56
  Restrictions on Certain Conversion
    Transactions and Rollups. . . . . . . . . . . . . . . . . . . 57
  Ratification of Declaration of Trust. . . . . . . . . . . . . . 58
  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . .58
  Limitation on Total Operating Expenses. . . . . . . . . . . . . 58
  Limitation on Acquisition Expenses and Fees. . . . . . . . . . .58
  Restrictions on Transactions with Affiliates. . . . . . . . . . 58
  Restrictions on Borrowing. . . . . . . . . . . . . . . . . . . .59
  Restriction on Investments. . . . . . . . . . . . . . . . . . . 59
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS. . . . . . . . . . . . . .60
  Mortgages and Deeds of Trust and Contracts
    for Deed Generally. . . . . . . . . . . . . . . . . . . . . . 61
  Foreclosure. . . . . . . . . . . . . . . . . . . . . . . . . . .62
  Environmental Risks. . . . . . . . . . . . . . . . . . . . . . .64
  Junior Mortgage and Deeds of Trust; Rights of
    Senior Mortgages or Beneficiaries. . . . . . . . . . . . . . .65
  Statutory Rights of Redemption. . . . . . . . . . . . . . . . . 67
  Anti-Deficiency Legislation. . . . . . . . . . . . . . . . . . .67
  Bankruptcy Laws. . . . . . . . . . . . . . . . . . . . . . . . .68
  Enforceability of Certain Provisions. . . . . . . . . . . . . . 68
    Prepayment Provisions. . . . . . . . . . . . . . . . . . . . .68
    Due-On-Sale Provisions. . . . . . . . . . . . . . . . . . . . 69
    Acceleration on Default. . . . . . . . . . . . . . . . . . . .69
    Secondary Financing: Due-on-Encumbrance Provisions. . . . . . 70
    Applicability of Usury Laws. . . . . . . . . . . . . . . . . .70
WHO MAY INVEST. . . . . . . . . . . . . . . . . . . . . . . . . . 70


Table of Contents (continued)
                                                                  Page
TERMS OF THE OFFERING. . . . . . . . . . . . . . . . . . . . . . .71
  Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
  Suitability Requirements. . . . . . . . . . . . . . . . . . . . 71
  Termination of the Offering. . . . . . . . . . . . . . . . . . .72
  Shares Sold to Advisor Before This Offering. . . . . . . . . . .72
  Minimum Purchase Requirements. . . . . . . . . . . . . . . . . .72
  Purchases by Qualified Plans. . . . . . . . . . . . . . . . . . 72
  Broker Compensation. . . . . . . . . . . . . . . . . . . . . . .72
  Subscription Procedure. . . . . . . . . . . . . . . . . . . . . 73
SALES MATERIAL. . . . . . . . . . . . . . . . . . . . . . . . . . 73
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . .74
REPORTS TO INVESTORS. . . . . . . . . . . . . . . . . . . . . . . 74
  Available Information. . . . . . . . . . . . . . . . . . . . . .74
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .75
GLOSSARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . 81
SUBSCRIPTION AGREEMENT. . . . . . . . . . . . . . . . . . . . . . 93
PART II. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
INFORMATION NOT REQUIRED IN PROSPECTUS. . . . . . . . . . . . . .101
SIGNATURES. . . . . . . . . . . . . . . . . . . . . . . . . . . .105
EXHIBITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106


                Subject to Completion, Dated             ,2000

                              UNITED MORTGAGE TRUST

                      2,500,000 Shares of Beneficial Interest

                                 $20 Per Share

               Minimum Investment Per Investor - 250 Shares ($5,000)

     (50 Shares ($1,000) for an Individual Retirement Account or Keogh
Plan)

     United Mortgage Trust is a self-administered real estate investment trust (a "REIT") that invests in mortgages and contracts for deed. Most, if not all, of the mortgages and contracts for deed that we purchase are not insured or guaranteed by a federally owned or guaranteed mortgage agency and involve borrowers who do not satisfy all of the income ratios, credit record criteria, loan-to-value ratios, employment history and liquidity requirements of conventional mortgage financing.

     By this prospectus, we are offering to sell a maximum of 2,500,000 of our shares of beneficial interest (which we refer to herein as the "Shares"). The offering of the Shares commenced on March 5, 1997 and will continue until the earlier of: (1) the sale of the maximum of 2,500,000 Shares or (2) December 31, 2001, unless we terminate the offering earlier. As of September 30, 2000, we had sold 1,699,338
Shares. The Shares are being sold on a "best efforts" basis, which means that the underwriters are not required to sell any specific number of the remaining Shares but will use their best efforts to sell those Shares.

     An investment in the Shares involves certain risks.  See "Risk
Factors" commencing on page 3 for information concerning risks associated with an investment in the Shares that you should read before deciding to purchase any Shares.

                                   Per Share            Total
Public Offering Price               $20.00           $50,000,000
Selling Commissions                 $ 2.10           $ 5,250,000
Net Proceeds Before Expenses        $17.90           $44,750,000

     This is our initial public offering, and no public market currently exists for the Shares and a public market may not exist after the offering.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in the Shares is not permitted.

             FIRST FINANCIAL UNITED INVESTMENTS LTD., L.L.P.
                         IMS SECURITIES, INC.

            The date of this prospectus is            ,2000


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus discuss future expectations, contain projections of results of operation or financial condition or state other "forward-looking" information. Those statements are identified by the words anticipate, expect, intend, could, may, will, estimate and other expressions of future intent that are subject to known and unknown risks; uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information contained herein is derived from various factors and was derived using numerous assumptions. There are many important factors that may cause actual results to differ from projections including the various risk factors described in the section of this prospectus entitled "Risk Factors."

PENNSYLVANIA RESIDENTS:

     Please note the modified suitability requirements for Pennsylvania residents under "Who May Invest".

MICHIGAN RESIDENTS:

     No sale of Shares may be completed to a Michigan resident until at least five business days after the date the investor received a final prospectus.

                           SUMMARY OF THE OFFERING

     This summary highlights selected information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements.

	THE OFFERING: A maximum of 2,500,000 Shares are being offered on a "best efforts" basis, which means that no one is guaranteeing that any minimum number of Shares will be sold. The Selling Group Co-Managers and other NASD member broker-dealer firms selected by the Selling Group Co-Managers are distributing the Shares. There is a minimum investment per investor of 250 Shares ($5,000) or 50 Shares ($1,000) if the investor is an IRA or Keogh Plan. The offering of the Shares commenced on March 5, 1997 and has continued since then. As of September 30, 2000, we have sold 1,699,338 Shares in this offering. The offering will continue until the earlier of: (1) the sale of the maximum of 2,500,000 Shares or (2) December 31, 2001, unless we terminate the offering earlier.

	OUR ORGANIZATION: We were formed as a real estate investment trust under the laws of Maryland on July 12, 1996. Similar to a corporation's articles of incorporation and bylaws, the rights and privileges of our investors are governed by the declaration of trust that we filed with the State of Maryland. Similar to the directors in a corporation, we have trustees who manage and control our affairs.

     INVESTMENT POLICY: We are a real estate investment trust (a "REIT") that invests exclusively in the following types of investments: (1) first lien, fixed rate mortgages secured by single family residential property throughout the United States (we refer to those investments as "Residential Mortgages"); (2) the seller's unencumbered interest in fixed rate contracts for deed (also known as land contracts) for the purchase of single family residential property throughout the United States (we refer to those investments as "Contracts for Deed"); and (3) loans of 12 months or less in term, made to investors for the purchase, renovation and sale of single family homes (we refer to those investments as "Interim Mortgages"). Our administrator is UMT Advisor, Inc.

Our principal investment objectives are to:

     (1)  produce net interest income on our Mortgage Investments;

     (2) provide monthly Distributions to shareholders from net income earned on our Mortgage Investments; and

     3) reinvest payments of principal and proceeds of prepayments, sales and insurance net of expenses.

     ADVISOR: UMT Advisors, Inc., ("UMTA") a Texas corporation formed on November 3, 2000 serves as our advisor in selecting the investments we purchase. UMTA is owned and controlled by Todd F. Etter and Timothy
J. Kopacka. Mr. Etter is an Affiliate of South Central Mortgage, Inc. ("SCMI"), a Texas corporation that sells Mortgage Investments to us and services some of our Residential Mortgages. Mr. Etter is also an Affiliate of Capital Reserve Corp. ("CRC"), a Texas corporation that sells Interim Mortgages to us and services those Interim Mortgages for us. Christine Griffin, one of our Trustees and our President, is President of UMT Advisors, Inc. See "Management" - The Advisor".

     SCMI: We have and will continue to acquire Mortgage Investments from SCMI and will continue to use the services of SCMI to service some or all of our Residential Mortgages. SCMI is a Texas based mortgage bank of which the sole beneficial shareholder is Todd Etter, an officer and principal shareholder of the Advisor. Ms. Christine Griffin, one of our Trustees and our President, was previously the Chief Financial Officer of SCMI.

     MORTGAGE SERVICERS: We use the services of SCMI and nonaffiliated third parties to service the Residential Mortgages and Contracts for Deed we own. We use the services of CRC to service the Interim Mortgages we own. All servicing fees paid to SCMI are at competitive rates that are no higher than the rates charged by unaffiliated third parties. No servicing fee is paid to CRC for servicing the Interim Mortgages.

     AMOUNTS AVAILABLE FOR ACQUISITIONS OF MORTGAGE INVESTMENTS: As of September 30, 2000, approximately 0.5% of the Gross Offering Proceeds were used for Organization and Offering Expenses, 10.5% were used for Selling Commissions and Due Diligence Fees and approximately 2.7% of the Gross Offering Proceeds were used to pay Acquisition Fees payable to the Advisor. The balance of approximately 86.3% of the proceeds were invested in or reserved for our activities. If the maximum of 2,500,000 Shares is sold hereunder, approximately 0.3% of the Gross Offering Proceeds will be used for Organization and Offering Expenses, 10.5% for Selling Commissions and Due Diligence Fees and, approximately 2.7% of the Gross Offering Proceeds will be used to pay Acquisition Fees payable to the Advisor and the balance of approximately 86.5% of the proceeds will be invested in or reserved for our activities.

     COMPENSATION TO AFFILIATES: The Advisor and other Affiliates will receive substantial fees and compensation in connection with our organization, investment of the proceeds and the management of our investments.

     GLOSSARY: See the Glossary at the back of this prospectus for definitions of certain key terms used in this prospectus.

                              RISK FACTORS

     The purchase of the Shares offered hereby involves a high degree of risk and is suitable only for persons with the financial capability of holding long-term investments that are not readily reducible to cash. Prospective investors must, therefore, have adequate means of providing for their current needs and personal contingencies. Prospective investors should also consider the following factors together with all of the information set forth in this prospectus to determine whether to purchase any Shares. Information contained in this prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other comparable terminology. The following matters and certain other factors noted throughout this prospectus constitute cautionary statements identifying important factors with respect to any such forward-looking statements, including certain risks and uncertainties, that could cause our actual results to differ materially from those contained in these forward-looking statements.

A.   INVESTMENT AND BUSINESS RISKS

     1. There Is No Established Trading Market For The Shares So You May Not Be Able To Sell Your Shares Quickly Or For An Adequate Price. There is currently no established trading market for the Shares. Although we intend to seek to have the Shares listed on NASDAQ or another exchange after the sale of all of the Shares offered hereby or termination of this offering, there can be no assurance that our efforts will be successful or that an established trading market for the Shares will develop. As a result, you may not be able to resell your Shares or use them as collateral for a loan. Furthermore, even if a market for the sale of Shares develops, you may experience a substantial loss on the sale of those Shares. Consequently, the purchase of Shares should be considered only as a long-term investment.

     2. Our Portfolio Might Have A Higher Rate Of Default Because We Primarily Invest In Non-Conforming Loans. We are in the business of lending money and, as such, take the risk of defaults by the borrower. Most, if not all, of the Residential Mortgages and Contracts for Deed that we purchase are not insured or guaranteed by a federally owned or guaranteed mortgage agency and involve borrowers who do not satisfy all of the income ratios, credit record criteria, loan-to-value ratios, employment history and liquidity requirements of conventional mortgage financing. See "Investment Objectives and Policies - Investment Policy". Accordingly, the risk of default by the borrower in those "non-conforming loans" is higher than the risk of default in loans made to persons who qualify for conventional mortgage financing. If the borrower defaults on a Residential Mortgage, we may be forced to purchase the property at a foreclosure sale. If the borrower defaults on a Contract for Deed, we may be forced to forfeit or cancel the borrower's interest in that Contract for Deed and eliminate the borrower's interest in that property. If we cannot quickly sell or refinance that property, and the property does not produce any significant income, our profitability will be adversely affected.

     3. Our Profitability May Be Reduced Because Of the Fees We Pay To Our Advisor And Its Affiliates. We pay the Advisor substantial fees based on the size of our portfolio. The Advisor and its Affiliates are entitled to receive substantial compensation from the sale of our Shares and management fees based on the size of our portfolio. The fees include: (1) commissions, due diligence fees and SGM Shares payable to the Selling Group Co-Managers; (2) Acquisition Fees payable to the Advisor equal to 3% of the Net Offering Proceeds; (3) loan servicing fees payable to SCMI; (4) real estate brokerage commissions; (5) a Subordinated Incentive Fee payable to the Advisor; and (6) a monthly Trust Management Fee to the Advisor equal to 1/12th of 1/2 of 1% of the first $50,000,000 of unpaid principal balances of all Mortgage Investments, Interim Mortgages and other short-term investments and 1/12th of 1% of when the unpaid principal balances of Mortgage Investments, Interim Mortgages and other short-term investments exceeds $50,000,000. These fees, other than the Subordinated Incentive Fee, are payable even if we are not profitable.

     4. We Purchase Mortgage Investments from Affiliates of The Advisor and Therefore The Price We Pay May Not Reflect Fair Market Value. We attempt to acquire our Mortgage Investments from several sources, including SCMI and CRC, Affiliates of the Advisor. At this time, SCMI and CRC are the only Affiliates that sell Mortgage Investments to us. Due to the affiliation between the Advisor, SCMI and CRC and the fact that SCMI and CRC make a profit on the sale of Mortgage Investments to us, the Advisor will have a conflict of interest in determining if Mortgage Investments should be purchased from SCMI or CRC or unaffiliated third parties. It is our intention that all Mortgage Investments purchased from SCMI, CRC or other Affiliates will be at prices no higher than those that would be paid to unaffiliated third parties for mortgages with comparable terms, rates, credit risks and seasoning

     5. The Arrangements Relating To Fees Between Us And The Advisor or its Affiliates Are Not The Result Of Arm's-length Negotiations And Therefore May Not Be Commercially Reasonable. We have entered into arrangements with the Advisor or its Affiliates that were established without negotiation. Because of the various conflicts of interest between us and the Advisor, there can be no assurance that the fees we pay are commercially reasonable.

     6. Our Officers And Trustees Have Other Competing Interests And Do Not Commit All of Their Efforts To Our Management. We rely on the Advisor and its Affiliates for supervision of the management of our operations. In the performance of their duties, the officers, directors and employees of the Advisor and its Affiliates may, for their own account or that of others, originate mortgages and acquire investments similar to those that we will purchase. The Trustees also may act as trustees, directors or officers, or engage in other capacities, in other REITs or limited partnerships, and may acquire and originate similar Mortgage Investments for their own account or that of others. Accordingly, conflicts of interest may arise in operating more than one entity with respect to allocating time between those entities. The Trustees, the President and the Advisor devote such time to our affairs and to the other entities in which they are involved as they determine in their sole discretion to be necessary for our benefit and the benefit of those other entities.

     7. We Will Have Discretion With The Proceeds Of This Offering And You Will Have No Control Over The Mortgage Investments We Purchase. Other than the Mortgage Investments we already own, we have not made any commitments to invest in any specific Mortgage Investments. Therefore, you will not have an opportunity to evaluate any of the Mortgage Investments that we will purchase with the proceeds from the sale of additional Shares and must rely entirely on the judgement of Management

     8. We Have a Limited Ability to Meet Fixed Expenses. Our operating expenses, including certain compensation to our President, servicing and administration expenses payable to an Affiliate and unaffiliated mortgage servicers and the Independent Trustees, must be met regardless of our profitability. We are also obligated to distribute 95% of our REIT Taxable Income (which may under certain circumstances exceed our Cash Flow) in order to continue to qualify as a REIT for federal income tax purposes. Accordingly, it is possible that we may be required to borrow funds or liquidate a portion of our investments in order to pay our expenses or to make the required cash distributions to shareholders.
 Although we generally may borrow funds, there can be no assurance that such funds will be available to the extent, and at the time, required by us. See "Summary of Declaration of Trust - Restrictions on Borrowing".

     9. A State Statute May Make It Difficult For Us To Be Acquired. Provisions of the Maryland corporation law that apply to us make it more difficult for others to engage in a business combination with us and place restrictions on persons acquiring more than 10% of our outstanding Shares. Further, in order for us to qualify as a REIT, no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. To ensure that we will not fail to qualify as a REIT under this test, our Declaration of Trust grants the Trustees the power to place restrictions on the accumulation of Shares and provides that Shares held by one shareholder in excess of 9.8% of the total Shares outstanding no longer entitle the shareholder to vote or receive Distributions. Those restrictions are more fully described in the section of this prospectus entitled "Summary of Declaration of Trust - Description of the Shares".
 While these restrictions are designed to prevent any five individuals from owning more than 50% of the Shares, they would also discourage others from attempt to gain control of us. The restrictions and provisions under law and these adopted by us may also (1) deter individuals and entities from making tender offers for Shares, which offers may be attractive to shareholders or (2) limit the opportunity for shareholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares.

     10. Our Trustees And Officers Are Indemnified To The Fullest Extent Possible. Our Declaration of Trust provides that our Trustees and officers shall have the fullest limitation on liability permitted by the laws of the State of Maryland. Pursuant to the Maryland statute under which we were formed, a Trustee is not personally liable for our obligations except, if a Trustee otherwise would be liable, that provision does not relieve the Trustee from any liability to us or our shareholders for any act that constitutes: (1) bad faith; (2) willful misfeasance; (3) gross negligence; or (4) reckless disregard of the Trustee's duties. However, as permitted by the Maryland statute, our Declaration of Trust further limits the liability of our Trustees and officers by providing that the Trustees and the officers shall be liable to us or our shareholders only (1) to the extent the Trustee or officer actually received an improper benefit or profit in money, property or services, in which case any such liability shall not exceed the amount of the benefit or profit in money, property or services actually received; or (2) to the extent that a judgment or other final adjudication adverse to such Trustee or officer is entered in a proceeding based on a finding in the proceeding that such Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In all situations in which the limitations of liability contained therein apply, the remedies available to us or to our shareholders shall be limited to equitable remedies, such as injunctive relief or rescission, and shall not include the right to recover money damages. As a result of that limitation on liability, we and our shareholders may be limited in our ability to recover from our Trustees and officers for any damages caused by a breach of the duties those persons owe to us.

B.  OPERATIONS RISKS

     11. Our Operations Are Affected By Various Factors, Many Of Which Are Beyond Our Control. The results of our operations depend on, among other things, the level of net interest income generated by our Mortgage Investments, the market value of those Mortgage Investments and the supply of and demand for those Mortgage Investments. Our net interest income varies primarily as a result of changes in short-term interest rates, borrowing costs and prepayment rates, the behavior of which involve various risks and uncertainties as set forth below. Interest rates, borrowing costs and credit losses depend upon the nature and terms of the Mortgage Investments, the geographic location of the properties securing the Mortgage Investments, conditions in financial markets, the fiscal and monetary policies of the United States government and the Board of Governors of the Federal Reserve System, international economic and financial conditions, competition and other factors, none of which can be predicted with any certainty. Because changes in interest rates may affect our activities, our operating results depend, in large part, upon our ability effectively to manage our interest rate risks while maintaining our status as a REIT.

     12. Fluctuations In Interest Rates May Affect Our Return On Investment And Our Profitability. Mortgage interest rates are subject to abrupt and substantial fluctuations. If prevailing interest rates rise above the average interest rate being earned by our Mortgage Investments, investors may be unable to quickly liquidate their investment in order to take advantage of higher returns available from other investments. Furthermore, interest rate fluctuations may have a particularly adverse effect if we used money borrowed at variable rates to fund fixed rate Mortgage Investments. In that event, if prevailing interest rates rise, our cost of money could exceed the income we earned from that money, thus reducing our profitability or causing losses through liquidation of Mortgage Investments in order to repay the debt on the borrowed money or default if we cannot cover the debt on the borrowed money.

     13. We Do Not Intend To Obtain Credit Enhancements For Our Mortgage Investments. The majority, if not all, of those mortgage loans will be "non-conforming" in that they will not meet all of the underwriting criteria required for the sale of the mortgage loan to a federally owned or guaranteed mortgage agency. Accordingly, during the time we hold Mortgage Investments for which third party insurance is not obtained, we will be subject to the general risks of borrower defaults and bankruptcies and special hazard losses that are not covered by standard hazard insurance (such as those occurring from earthquakes or floods). In the event of a default on any Mortgage Investment held by us, including, without limitation, defaults resulting from declining property values and worsening economic conditions, we would bear the risk of loss of principal to the extent of any deficiency between the value of the related mortgage property and the amount owing on the mortgage loan. Defaulted mortgage loans would also cease to be eligible collateral for borrowings and would have to be financed by us out of other funds until those loans are ultimately liquidated, which could cause increased financing costs and reduced net income or a net loss.

     14. Bankruptcy Of Borrowers May Delay Or Prevent Recovery. The recovery of money owed to us may be delayed or impaired by the operation of the federal bankruptcy laws. Any borrower has the ability to delay a foreclosure sale for a period ranging from a few months to several months or more by filing a petition in bankruptcy, which automatically stays any actions to enforce the terms of the loan. The length of this delay and the costs associated therewith will generally have an adverse impact on our profitability. See "Certain Legal Aspects of Mortgage Loans".

     15. Competition and Short Supply May Limit Our Ability to Acquire Profitable Mortgage Investments. In acquiring Mortgage Investments, we will compete with other REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, other lenders, Ginnie Mae, Fannie Mae, Freddie Mac and other entities purchasing Mortgage Investments, most of which will have greater financial resources than we do. In addition, there are mortgage REITs similar to us, and others may be organized in the future. Some of these entities can be expected to have substantially greater experience in originating or acquiring Mortgage Investments than the Advisor and we have. The effect of the existence of additional potential purchasers of Mortgage Investments may be to increase competition for the available supply of Mortgage Investments suitable for purchase by us.

     16. We May Be Subject To Environmental Liabilities In Connection With Real Property We Acquire. In the event that we are forced to foreclose on a defaulted Mortgage Investment to recover our investment, we may be subject to environmental liabilities in connection with that real property which may cause its value to be diminished. While we intend to exercise due diligence to discover potential environmental liabilities prior to the acquisition of any property through foreclosure, hazardous substances or wastes, contaminants, pollutants or sources thereof (as defined by state and federal laws and regulations) may be discovered on properties during our ownership or after a sale of that property to a third party. If those hazardous substances are discovered on a property, we may be required to remove those substances or sources and clean up the property. There can be no assurances that we would not incur full recourse liability for the entire cost of any removal and clean up, that the cost of such removal and clean up would not exceed the value of the property or that we could recover any of those costs from any third party. We may also be liable to tenants and other users of neighboring properties. In addition, we may find it difficult or impossible to sell the property prior to or following any such clean up.

     17. Risk of Leverage. The effect of leveraging is to increase the risk of loss. The higher the rate of interest on the financing, the more difficult it would be for us to meet our obligations and the greater the chance of default. That financing may be secured by liens on our Mortgage Investments. Accordingly, we could lose our Mortgage Investments if we default on the indebtedness. To the extent possible, such debt will be of non-recourse type, meaning that we will not be liable for any deficiency between the proceeds of a sale or other disposition of the Mortgage Investments and the amount of the debt. See "Investment Objectives and Policies - Borrowing Policies".

     18. We Rely On Appraisals Which May Not Be Accurate Or Which May Be Affected By Subsequent Events. We are an "asset" rather than a "credit" lender, and we primarily rely on the real property securing the Mortgage Investments to protect our investment. Thus, we will rely on appraisals and Broker Price Opinions ("BPO's"), to determine the fair market value of real property used to secure the Mortgage Investments we purchase. No assurance can be given that such appraisals or BPO's will, in any or all cases, be accurate. Moreover, since an appraisal or BPO is given with respect to the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan. Such subsequent events may include general or local economic conditions, neighborhood values, interest rates and new construction. Moreover, subsequent changes in applicable governmental laws and regulations may have the effect of severely limiting the permitted uses of the property, thereby drastically reducing its value. Accordingly, if an appraisal is not accurate or subsequent events adversely effect the value of the property, the Mortgage Investment would not be as secure as anticipated, and, in the event of foreclosure, we may not be able to recover our entire investment.

C.  TAX RISKS

     19. We May Not Be Able to Continue To Qualify As A REIT. If, in any taxable year, we fail to distribute at least 95% of our taxable income, we would be taxed as a corporation and distributions to our shareholders would not be deductible in computing its taxable income for federal income tax purposes. Because of the possible receipt of income without corresponding cash receipts due to timing differences that may arise between the realization of taxable income and net cash flow (e.g. by reason of the original issue discount rules) or our payment of amounts which do not give rise to a current deduction (such as principal payments on indebtedness) it is possible that we may not have sufficient cash or liquid assets at a particular time to distribute 95% of our taxable income. In that event, we could declare a consent dividend or we could be required to borrow funds or liquidate a portion of our investments in order to pay our expenses, make the required Distributions to shareholders, or satisfy our tax liabilities, including the possible imposition of a 4 percent excise tax. There can be no assurance that such funds will be available to the extent, and at the time, required by us. In the event of any adjustment of deductions of gross income by the IRS we could declare a deficiency dividend. See "Federal Income Tax Considerations - Qualification as a REIT - Distributions to Shareholders".

     If we were taxed as a corporation, our payment of tax would substantially reduce the funds available for distribution to shareholders or for reinvestment and, to the extent that distributions had been made in anticipation of our qualification as a REIT, we might be required to borrow additional funds or to liquidate certain of our investments in order to pay the applicable tax. Moreover, should our election to be taxed as a REIT be terminated or voluntarily revoked, we may not be able to elect to be treated as a REIT for the following four-year period.

     20. We Have Restrictions On The Maximum Number Of Shares That May Be Owned By Any Investor. In order for us to qualify as a REIT, no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. To ensure that we will not fail to qualify as a REIT under this test, our Declaration of Trust grants the Trustees the power to place restrictions on the accumulation of Shares. These restrictions may (1) deter others from making tender offers for Shares, which offers may be attractive to shareholders or (2) limit the opportunity for shareholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares.

     21.  Our Treatment of Certain Tax Matters May be Challenged By the
IRS.

     Our attorneys have expressed their opinion based on the facts described in this prospectus, the Declaration of Trust, and on certain representations by us and the Advisor, that it is more likely than not
(1) that we qualify as a REIT; and (2) that Distributions to a Shareholder which is a Tax-Exempt Entity will not constitute unrelated business taxable income ("UBTI"), provided that Shareholder has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of the Code. However, our attorneys have not given an opinion as to certain other issues because of the factual nature of those issues or the lack of clear authority in the law. Accordingly, our treatment of certain tax items could be challenged by the IRS and that we or our shareholders could be adversely affected as a result. Our attorneys' opinions are based on existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change, which may be retroactive, and, further, are not binding on the IRS.

D.  ERISA RISKS

     22.  An Investment By Tax-exempt Investors May Not Satisfy ERISA
Requirements.

     If you are a plan fiduciary of a trust of a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), you should consider the following items before deciding whether to purchase Shares: (1) whether the investment satisfies the diversification requirements of Section 404(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"); (ii) whether the investment is prudent, since Shares are not freely transferable and there may not be a market created in which you can sell or otherwise dispose of the Shares; (iii) whether interests in us or the underlying assets owned by us constitute "plan assets" for purposes of Section 4975 of the Code and (iv) whether the "prohibited transaction" rules of ERISA would apply and prohibit certain of the contemplated transactions between us and the Advisor or its Affiliates. ERISA requires that the assets of a plan be valued at their fair market value as of the close of the plan year, and it may not be possible to adequately value the Shares from year to year, since there will not be a market for the Shares and the appreciation of any property may not be shown in the value of the Shares until we sell or otherwise disposes of our investments See "ERISA Considerations".

THE COMPANY

     The Company is a Maryland real estate investment trust formed on July 12, 1996. Our principal executive offices are located at 5740 Prospect Avenue, Suite 1000, Dallas, Texas 75206, telephone (214)237-9305 or (800) 955-7917, facsimile (214) 237-9304.

                           INVESTMENT PORTFOLIO

     The following table sets forth certain information about our portfolio of Mortgage Investments in the aggregate as of the nine-months ended September 30, 2000 and the year ended December 31, 1999.

                                    Nine Months Ended     Year Ended
                                   September 30, 2000   December 31, 1999
RESIDENTIAL MORTGAGES
Number                                        496               367
Interest rate                              11.47%            11.34%
Principal balance (1)                 $22,568,000       $16,162,000
Remaining term (1)                     337 Months        336 Months
Current yield (1)                          11.92%            11.98%
Investment-to-value ratio (1)(2)           83.50%            83.40%

CONTRACTS FOR DEED
Number                                        184              134
Interest rate                              11.87%            11.81%
Principal balance (1)                  $8,257,000        $5,991,000
Remaining term (1)                     354 Months        355 Months
Current yield (1)                          12.00%            12.00%
Investment-to-value ratio (1)(2)           87.50%            88.20%

INTERIM MORTGAGES
Number                                        157              100
Interest rate                              12.75%           12.87%
Principal balance (1)                  $5,970,000       $4,200,000
Remaining term (1)                     <12 Months       <12 Months
Current yield (1)                          12.93%           13.05%
Investment-to-value ratio (1)(2)              54%              53%

(1) These amounts were determined at the time the Mortgage Investments were purchased.

(2) The investment-to-value ratio is determined at the time a Mortgage Investment is bought and is calculated by dividing the amount paid to buy that Mortgage Investment by the value of the underlying real estate that is security for that Mortgage Investment.

     As of September 30, 2000, 4.4% of our Mortgage Investments were in default compared to 3.0% at the 1999-quarter's end. Recoursed loans accounted for 2.7% of the 4.4% and the remaining 1.7% of the loans were not covered by a recourse agreement. As of December 31, 1999 approximately one-half of our portfolio consisted of notes with recourse agreements. We began the year with 9 defaulted loans, had an additional
40 default (12 were not covered by a recourse agreement), resold 20 and ended the year with 29 defaulted loans. The resold properties resulted in a gain in 1999. Of the 29 properties vacant at year-end 20 are covered under a recourse agreement. The potential loss of interest on the remaining nine is approximately $427 per month per property for every month that the property is defaulted plus foreclosure, repair and remarketing expenses less any amount in excess of the loan balance realized from a sale of the property. Of the Company's properties that have been resold, the average length of default is 5.6 months. Potential loss of interest per property would then be approximately $2,400 if we fail to recover interest upon the resale of a defaulted loan. As a result of the recourse provisions, we did not experience a loss of interest income because of the defaults.

     All of the properties that are security for the Residential Mortgages and Interim Mortgages are located in Texas. Each of the properties is adequately covered by a mortgagees title insurance policy and hazard insurance.


                            SELECTED FINANCIAL DATA

     The following table contains certain selected financial data and is qualified by the more detailed Financial Statements and notes thereto included elsewhere in this prospectus. The information for the nine months ended September 30, 2000 was derived from internally generated reports and has been reviewed but not audited by our auditors. The Balance Sheet Data as of December 31, 1999 and the Statement of Operations Data for the same year have been derived from our financial statements for the year, which have been audited by Jackson & Rhodes P. C., independent public accountants, and are included elsewhere in this prospectus. This data should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto included in this prospectus.

                                   Nine Months Ended       Year Ended
                                  September 30, 2000    December 31, 1999
OPERATING DATA:
Total revenues                          $2,708,350        $2,502,504
Total expenses                             558,964           525,578

Net income                              $2,149,386        $1,976,926

Net income per Share                         $1.47             $2.02

Weighted average Shares outstanding      1,639,841           952,098
                                         As of               As of
                                  September 30, 2000    December 31, 1999
BALANCE SHEET DATA:
Cash                                    $    59,004       $    14,331
Residential mortgages                    30,785,265        21,877,468
Interim mortgages                         5,969,935         4,199,632

Total assets                             37,590,624        26,402,146

Bank loan                                 6,749,528         5,000,000

Total liabilities                         7,033,074         5,227,307

Total shareholders' equity              $30,557,550       $21,174,839

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION OF THE COMPANY

     The following table sets forth certain information about the Mortgage Investments that we purchased during the periods set forth below.

                                        During the Nine  During the Year
                                         Months Ended        Ended
                                         September 30,     December 31,
                                             2000             1999
RESIDENTIAL MORTGAGES
Purchase price                           $7,086,000       $6,965,000
Total number                                    150              151
Number purchased from affiliates                 47              104
Number purchased from other sources             103               47
Blended interest rate                        11.60%           11.34%
Aggregate principal balance              $7,219,000       $7,196,000
Average principal balance                   $48,000          $46,100
Remaining term in months (1)                    336              350
Current yield (1)                            11.81%           11.80%
Investment-to-value ratio (1)(2)             83.70%           84.80%

CONTRACTS FOR DEED
Purchase price                           $2,109,000       $5,120,000
Total number                                     41              116
Number purchased from affiliates                  8               36
Number purchased from other sources              33               80
Blended interest rate                        11.73%           11.90%
Aggregate principal balance              $2,126,000       $5,188,000
Average principal balance                   $47,000          $44,700
Remaining term in months(1)                     350              356
Current yield (1)                            11.84%           12.06%
Investment-to-value ratio (1)(2)             84.40%           88.30%

INTERIM MORTGAGES
Portfolio beginning balance              $4,200,000       $3,285,000
Portfolio ending balance                 $5,970,000       $4,200,000
Net increase in portfolio
  from prior period                      $1,770,000         $915,000
Total number active in period                   292              300
Number purchased from affiliates                292              299
Number purchased from other sources               0                1
Blended interest rate                        12.75%           12.75%
Remaining term in months                 <12 months       <12 months
Current yield (1)                            12.93%           12.93%
Investment-to-value ratio (1)(2)             54.00%           53.00%

(1) These amounts were determined at the time the Mortgage Investments were purchased.

(2) The investment-to-value ratio is determined at the time a Mortgage Investment is acquired and is calculated by dividing the amount paid to acquire that Mortgage Investment by the value of the underlying real estate that is security for that Mortgage Investment.

RESULTS OF OPERATIONS

THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999

     We were formed on July 12, 1996, however our business operations commenced in March 1997 when the Securities and Exchange Commission issued its order of registration for our initial public offering of Shares.

     During the nine months ended September 30, 2000, we purchased 150 Residential Mortgages with an unpaid principal balance of $7,219,000, as of the dates of purchase, for a discounted price of $7,086,000. Forty-seven of the Residential Mortgages were purchased from SCMI and 103 were purchased from unaffiliated third parties. The Residential Mortgages had a blended annual interest rate of 11.60%, a current annual yield of 11.81%, and an investment-to-value ratio of 83.7% (the amount paid by us to purchase a Mortgage Investment divided by the value of the real estate that is the security for that Mortgage Investment.) The average Residential Mortgage had an unpaid principal balance of $48,000, a term remaining of 336 months, and was purchased at a discount from face value for 98.15% of the unpaid principal balance of the Mortgages as of the purchase dates. By comparison, during the same nine months of 1999 we purchased 122 Residential Mortgages with an unpaid principal balance of $5,838,000, as of the dates of purchase, for a discounted price of $5,608,000. Eighty-four of the Residential Mortgages were purchased from SCMI and 38 were purchased from unaffiliated third parties. The Residential Mortgages had a blended annual interest rate of 11.30%, a current annual yield of 11.76%, and an investment-to-value ratio of 84.4% (the amount paid by us to purchase a Mortgage Investment divided by the value of the real estate that is the security for that Mortgage Investment.) The average Residential Mortgage acquired in the 1999 period had an unpaid principal balance of $48,000, a term remaining of 349 months, and was purchased at a discount from face value for 96.1% of the unpaid principal balance of the Mortgages as of the purchase dates.

    During the nine months ended September 30, 2000 we purchased 41 Contracts for Deed with an unpaid principal balance of $2,126,000, as of the dates of purchase, for a discounted price of $2,109,000. Eight of the Contracts for Deed were purchased from SCMI and 33 were purchased from unaffiliated third parties. The Contracts for Deed had a blended annual interest rate of 11.73%, a current annual yield of 11.84%, and an investment-to-value ratio of 84.4% (the amount paid by us to purchase a Mortgage Investment divided by the value of the real estate that is the security for that Mortgage Investment.) The average Contract for Deed had an unpaid principal balance of $47,000, a term remaining of 350 months, was purchased at a discount from face value for 99.2% of the unpaid principal balance of the Mortgages as of the purchase dates. By comparison, during the nine months ended September 30, 1999 we purchased 90 Contracts for Deed with an unpaid principal balance of $4,005,000, as of the dates of purchase, for a discounted price of $3,955,000. Thirty-five of the Contracts for Deed were purchased from SCMI and 55 were purchased from unaffiliated third parties. The Contracts for Deed had a blended annual interest rate of 11.54% a current annual yield of 11.88%, and an investment-to-value ratio of 87.4% (the amount paid by us to purchase a Mortgage Investment divided by the value of the real estate that is the security for that Mortgage Investment.) The average Contract for Deed had an unpaid principal balance of $45,000, a term remaining of 354 months, was purchased at a discount from face value for 98.7% of the unpaid principal balance of the Mortgages as of the purchase dates.

     During the nine months ended September 30, 2000 we funded 292 interim loans compared to 273 in the same nine months of 1999. The total funds invested during the 2000 period were $8,882,000 compared to $7,144,000 during the 1999 period. At the end of the 2000 nine-month period there were 157 active interim loans with a total unpaid principal balance of $5,970,000 compared to the end of the 1999 period when 116 loans were active with an outstanding principal balance of $4,127,000.

    As of September 30, 2000 our mortgage portfolio in the aggregate consisted of 496 Residential Mortgages and 184 Contracts for Deed. As of the dates of purchase, the portfolio had an unpaid principal balance of $30,920,000, and was purchased for a discounted price of $29,964,000 (96.91% of the unpaid principal balance). The average loan in the portfolio had a blended interest rate of 11.58%, an unpaid principal balance of $45,000, a term remaining of 342 months, a current annual yield of 11.95%, and an investment-to-value ratio of 84.6%. As of September 30, 2000 we also had 157 active interim mortgages with an outstanding principal balance of $5,970,000. By comparison as of September 30, 1999, our mortgage portfolio in the aggregate consisted of 341 Residential Mortgages and 110 Contracts for Deed. As of the dates of purchase, the portfolio had an unpaid principal balance of $19,899,000, and was purchased for a discounted price of $19,082,000 (95.90% of the unpaid principal balance). The average loan in the portfolio had a blended interest rate of 11.49%, an unpaid principal balance of $44,000, a term remaining of 339 months, a current annual yield of 11.98%, and an investment-to-value ratio of 84.4%. As of September 30, 1999 we also had 116 active interim mortgages with an outstanding principal balance of $4,127,000

     During the nine-month periods ending September 30, 2000 and 1999, respectively, our Mortgage Investments generated $2,708,000 and $1,781,000 of total income, which represented a 52% increase. The rise was attributed to the significant addition of Mortgage Investments purchased using Net Offering Proceeds derived from the sale of our Shares and borrowing on our line of credit. Operating expenses of $388,000 in the 2000 nine-month period were offset by reimbursement from the former Advisor, Mortgage Trust Advisors, Inc. of $210,000. In the 1999 period expenses of $254,000 were offset by reimbursement from the former Advisor, Mortgage Trust Advisors, Inc., to us of $140,000. The 57% increase from 1999 to 2000 was attributed to a greater salary expense due to the addition of a full-time and part-time employee, higher renewal fees for state registrations, a one-time bank fee for our new line of credit and higher loan portfolio servicing fees commensurate with a substantially larger portfolio. Interest expense during the comparable nine-month periods increased 64% from $232,000 to $381,000 because of borrowing against a higher limit on our line of credit. Net income of $2,149,000 and $1,436,000 for the nine-month periods ending September 30, 2000 and 1999, respectively, represented a 50% increase, which is in keeping with the increase in the greater number of loans in our portfolio. Earnings per weighted average share were $1.47 and $1.62 for the 2000 and 1999 nine-month periods.

THE YEARS ENDED DECEMBER 31, 1999 AND 1998

      During the year ended December 31, 1999, we purchased 151 Residential Mortgages with an unpaid principal balance of $7,196,000, as of the dates of purchase, for a discounted price of $6,965,000. One hundred-four of the Residential Mortgages were purchased from SCMI and 47 were purchased from unaffiliated third parties. The Residential Mortgages had a blended annual interest rate of 11.34%, a current annual yield of 11.80%, and an investment-to-value ratio of 84.80% (the amount paid by us to purchase a Mortgage Investment divided by the value of the real estate that is the security for that Mortgage Investment.) The average Residential Mortgage had an unpaid principal balance of $46,000, a term remaining of 350 months, and was purchased at a discount from face value for 96.79% of the unpaid principal balance of the Mortgages as of the purchase dates. By comparison, during the year ended December 31, 1998 we purchased 171 Residential Mortgages with an unpaid principal balance of $7,452,000, as of the dates of purchase, for a discounted price of $7,087,000. One hundred twenty-five of the Residential Mortgages were purchased from SCMI and 46 were purchased from unaffiliated third parties. The Residential Mortgages had a blended annual interest rate of 11.48%, a current annual yield of 12.12%, and an investment-to-value ratio of 83.6% (the amount paid by us to purchase a Mortgage Investment divided by the value of the real estate that is the security for that Mortgage Investment.) The average Residential Mortgage acquired in the 1998 period had an unpaid principal balance of $44,000, a term remaining of 333 months, and was purchased at a discount from face value for 95.1% of the unpaid principal balance of the Mortgages as of the purchase dates.

    During the year ended December 31, 1999 we purchased 116 Contracts for Deed with an unpaid principal balance of $5,188,000, as of the dates of purchase, for a discounted price of $5,120,000. Thirty-six of the Contracts for Deed were purchased from SCMI and 80 were purchased from unaffiliated third parties. The Contracts for Deed had a blended annual interest rate of 11.90%, a current annual yield of 12.06%, and an investment-to-value ratio of 88.30% (the amount paid by us to purchase a Mortgage Investment divided by the value of the real estate that is the security for that Mortgage Investment.) The average Contract for Deed had an unpaid principal balance of $45,000, a term remaining of 356 months, was purchased at a discount from face value for 98.7% of the unpaid principal balance of the Mortgages as of the purchase dates. By comparison, during the year ended December 31, 1998 we purchased 30 Contracts for Deed with an unpaid principal balance of $1,281,000, as of the dates of purchase, for a discounted price of $1,257,000. Seven of the Contracts for Deed were purchased from SCMI and 23 were purchased from unaffiliated third parties. The Contracts for Deed had a blended annual interest rate of 11.49%, a current annual yield of 11.71%, and an investment-to-value ratio of 89.34% (the amount paid by us to purchase a Mortgage Investment divided by the value of the real estate that is the security for that Mortgage Investment.) The average Contract for Deed had an unpaid principal balance of $43,000, a term remaining of 348 months, was purchased at a discount from face value for 98.1% of the unpaid principal balance of the Mortgages as of the purchase dates.

     During the year ended December 31, 1999 we invested $8,450,000 in 300 interim loans. At the end of the year 100 loans were active with a balance on the books of $4,200,000. This compares to 1998 during which we invested $6,755,000 in 227 interim loans, and with an active balance of 102 loans on the books for $3,285,000.

     As of December 31, 1999, our mortgage portfolio in the aggregate consisted of 367 Residential Mortgages and 134 Contracts for Deed. As of the dates of purchase, the portfolio had an unpaid principal balance of $22,153,000 and was purchased for a discounted price of $21,278,000 (96.05% of the unpaid principal balance). Sixty-two percent of the loans were purchased from SCMI and 38% were purchased from unaffiliated third parties. The average loan in the portfolio had an interest rate of 11.51%, an unpaid principal balance of $44,200, a term remaining of 341 months, and a current annual yield of 11.98%, and an investment-to-value ratio of 84.7% (the amount paid by us to purchase a Mortgage Investment divided by the value of the real estate that is the security for that Mortgage Investment.)

     In 1999 we participated in 300 Interim Mortgages. During the year
200 were paid in full and 100 remained active at December 31, 1999. As of year-end we had $4,200,000 invested in active interim loans. The
Interim Mortgages had a blended annual interest rate of 12.87%, a term remaining of 6.62 months and an annual current yield of 13.05%. The loan-to-value ratio of the portfolio did not exceed 53% (the face value of the real estate that is the security for that investment.)

     As of December 31, 1998, our mortgage portfolio in the aggregate consisted of 243 Residential Mortgages and 30 Contracts for Deed. As of the dates of purchase, the portfolio had an unpaid principal balance of $11,557,000, and was purchased for a discounted price of $10,950,000 (94.75% of the unpaid principal balance). Seventy-one percent of the loans were purchased from SCMI and 29% were purchased from unaffiliated third parties. The average loan in the portfolio had an interest rate of 11.46%, an unpaid principal balance of $42,300, a term remaining of 328 months, and a current annual yield of 12.09%, and an investment-to-value ratio of 84.1% (the amount paid by us to purchase a Mortgage Investment divided by the value of the real estate that is the security for that Mortgage Investment.)

     In 1998 we participated in 227 Interim Mortgages. During the year 125 were paid in full and 102 remained active at December 31, 1998. As of year-end we had $3,285,000 invested in active interim loans. The Interim Mortgages had a blended annual interest rate of 12.78%, a term remaining of 10.8 months and an annual current yield of 13.04%. The loan-to-value ratio of the portfolio did not exceed 50% (the face value of the real estate that is the security for that investment.)

     All of the properties that are security for the Residential Mortgages and Interim Mortgage Loan were located in Texas. Each of the properties was adequately covered by a mortgagee title insurance policy and hazard insurance.

     Our Mortgage Investments generated $2,502,504 and $1,131,154 of total income during the years ended December 31, 1999 and 1998, respectively. The increase in income in 1999 was attributed to the significant increase in Mortgage Investments we purchased during the year. Expenses of $695,004 in 1999 were offset by reimbursement from the former Advisor of $169,426 resulting in net income of $1,976,926. By comparison, expenses of $314,901 in 1998 were offset by reimbursement from the Advisor to us of $200,282 that included a reimbursement of approximately $50,000 from the prior twelve-month period. The increase in expenses in 1999 was attributed to a 721% increase in interest expense from our larger line of credit, which increased to $5 million at the end of 1999 from $1.4 million at the end of 1998. Salaries and wages grew by 37% in 1999 compared to 1998 due do hiring one employee and an increase in our President's wages. General and administrative expenses grew by 20% over 1998 due primarily to a 72% increase in printing and a 100% increase in appraisal fees. Earnings per share were $2.08 and $2.12 for 1999 and 1998, respectively.

     During the nine months ended September 30, 2000 and the years ended December 31, 1999 and 1998, and until December 31, 2000, overhead expense reimbursement came from Mortgage Trust Advisors, Inc., our former Advisor. Overhead reimbursement commenced when we entered into a Funding Agreement that provided that the Advisor funded all of our general and administrative expenses. In turn, we contributed to the Advisor, as a contribution to the Advisor's overhead costs, on a monthly basis, an amount equal to 1/12th of 1/2 of 1% of our Average Invested Assets for the immediately preceding month. Our total contributions to the Advisor would not exceed the lesser of (a) the total of general and administrative expenses funded by the Advisor, or (b) an amount equal to the maximum allowable Total Operating Expenses under the Declaration of Trust.

     We began paying dividends to our shareholders on September 29, 1997. Monthly distributions have continued each month thereafter. Below is historical information about dividends paid since inception through September 30, 2000.


Month                 Dividend          Annual Rate
                      Per Share          of Return
September 1997        $ 0.1688            10.13%
October 1997          $ 0.1791            10.75%
November 1997         $ 0.1667            10.00%
December 1997         $ 0.1667            10.00%
January 1998          $ 0.1669            10.01%
February 1998         $ 0.1668            10.01%
March 1998            $ 0.1750            10.50%
April 1998            $ 0.1850            11.10%
May 1998              $ 0.1750            10.50%
June 1998             $ 0.1780            10.68%
July 1998             $ 0.1667            10.00%
August 1998           $ 0.1667            10.00%
September 1998        $ 0.1667            10.00%
October 1998          $ 0.1690            10.14%
November 1998         $ 0.1690            10.14%
December 1998         $ 0.1680            10.08%
January 1999          $ 0.1667            10.00%
February 1999         $ 0.1680            10.08%
March 1999            $ 0.1680            10.08%
April 1999            $ 0.1680            10.08%
May 1999              $ 0.1680            10.08%
June 1999             $ 0.1680            10.08%
July 1999             $ 0.1680            10.08%
August 1999           $ 0.1680            10.08%
September 1999        $ 0.1680            10.08%
October 1999          $ 0.1680            10.08%
November 1999         $ 0.1680            10.08%
December 1999         $ 0.1680            10.08%
January 2000          $ 0.1680            10.08%
February 2000         $ 0.1667            10.00%
March 2000            $ 0.1667            10.00%
April 2000            $ 0.1667            10.00%
May 2000              $ 0.1667            10.00%
June 2000             $ 0.1667            10.00%
July 2000             $ 0.1667            10.00%
August 2000           $ 0.1667            10.00%
September 2000        $ 0.1667            10.00%

CAPITAL RESOURCES AND LIQUIDITY

     We utilize funds made available from the sale of our Shares, funds made available on our bank line of credit and repayment of principal on our Residential Mortgages, Contracts for Deed and Interim Mortgages to purchase Mortgage Investments. Below is a schedule setting out certain information for the periods indicated.

                                                 NINE-MONTH PERIODS
                                                ENDING SEPTEMBER 30,
                                            2000                    1999
Shares issued                                  523,886           312,358
Number of new shareholders                         192               147
Gross offering proceeds                    $10,476,000        $6,247,000
Net offering proceeds (after deduction
  of selling commissions and fees)          $9,376,000        $5,590,000
Principal receipts from Residential
  Mortgages and Contracts for Deed            $584,000        $1,402,000
Principal receipts from Interim Mortgages   $7,112,000        $6,302,000
Net borrowing from credit line              $1,749,000        $3,576,000

                                                   YEARS ENDED
                                                   DECEMBER 31,
                                            1999                    1998
Shares issued                                  451,273            531,763
Number of new shareholders                         197                266
Gross offering proceeds                     $9,025,000        $10,635,000
Net offering proceeds (after deduction
  of selling commissions and fees)          $8,077,000         $9,519,000
Principal receipts from Residential
  Mortgages and Contracts for Deed          $1,747,000           $223,000
Principal receipts from Interim Mortgages   $7,535,000         $4,347,000
Net borrowing from credit line              $3,516,000         $1,597,000

     As of September 30, 2000 we had sold an aggregate of 1,699,338
Shares for Gross Offering Proceeds of $33,987,000 and Net Offering
Proceeds to us of $30,410,000(approximately 89.5% after deduction of selling commissions and fees).

     As of December 31, 1999 our aggregate sales were a total of 1,175,544 Shares for Gross Offering Proceeds of $23,511,000 and Net
Offering Proceeds to us (after the deduction of selling commissions and fees) of $21,034,000 (89.5% of gross proceeds).

     On March 23, 1999 we renewed and increased our Revolving Loan
Agreement (the "Loan Agreement") with our lending bank wherein we can borrow up to $5,000,000 on a revolving basis for a term of one year from the date of the Agreement. Interest on the outstanding principal balance of the loan is paid monthly at a varying rate per annum, which is one and one-half percent (1-1/2%) in excess of that bank's prime rate of interest. The outstanding balance of the line of credit at December 31, 1999 was $5,000,000. We use the line of credit to purchase Mortgage
Investments prior to the receipt of funds from the sale of Shares. In
August 2000, our Trustees approved and we entered into a new twelve-month credit facility with a new lender in the amount of $7,000,000, which expires on August 22, 2001. The line-of-credit was collateralized with the assignment of certain Residential Mortgages. Interest is fixed at 10.5%. The line-of-credit is utilized to acquire and warehouse
Mortgage Investments as they become available. The line-of-credit is reduced as new offering proceeds are received and increased as new
Mortgage Investments are purchased. The outstanding loan balance at September 30, 2000 was $6,749,000.

     Our selling group consists of fourteen broker/dealers, in addition to the Selling Group Co-Managers, First Financial United Investments
Ltd., L.L.P. and IMS Securities, Inc. We will continue to expand the selling group and register the shares in additional states as deemed appropriate by management.


                        INVESTMENT OBJECTIVES AND POLICIES

PRINCIPAL INVESTMENT OBJECTIVES

     Our principal investment objectives are to invest the Net Offering
Proceeds in Mortgage Investments consisting of Residential Mortgages,
Contracts for Deed and Interim Mortgages secured by single family residential real estate. Those investments are expected to:

     (1)    produce net interest income;

     (2) provide monthly Distributions from, among other things, interest on Mortgage Investments; and

     (3) permit reinvestment of payments of principal and proceeds of prepayments, sales and insurance net of expenses.

     There is no assurance that these objectives will be attained.  See
"Risk Factors".

INVESTMENT POLICY

     Our primary investment policy is to purchase the following types of mortgage investments: (1) first lien, fixed rate mortgages secured by single family residential property throughout the United States (which we refer to herein as "Residential Mortgages"); (2) the Seller's unencumbered interest in fixed rate Contracts for Deed (also known as land contracts) for the purchase of single family residential property throughout the United States (which we refer to herein as "Contracts for Deed"); and (3) loans of 12 months or less in term, made to investors for the purchase, renovation and sale of single family homes (which we refer to herein as "Interim Mortgages "). The Residential Mortgages,
Contracts for Deed and the Interim Mortgages that we invest in are collectively referred to herein as the "Mortgage Investments". See
"Certain Legal Aspects of Mortgage Loans" for a discussion concerning mortgages, deeds of trust, contracts for deed, foreclosure and certain risks related to an investment in mortgages.

     A significant portion of the home buying public is unable to qualify for government insured or guaranteed or conventional mortgage financing. Strict income ratios, credit record criteria, loan-to-value ratios, employment history and liquidity requirements serve to eliminate conventional financing alternatives for many working class home buyers.
 A large market of what are referred to as "B", "C", "D", and "DD" grade mortgage notes has been generated through utilization of non-conforming underwriting criteria for those borrowers who do not satisfy the underwriting requirements for government insured or guaranteed or conventional mortgage financing. Although there is no industry standard for the grading of those non-conforming loans, the grade is primarily based on the credit worthiness of the borrower.


     We intend to acquire what we consider to be "B", "C" and "D" grade mortgage loans. Typically non-conforming notes bear interest at above market rates consistent with the perceived increased risk of default.
In practice, non-conforming notes experience their highest percentage of default in the initial 12 months of the loan. We intend to reduce the rate and expense of early payment defaults through the adherence to investment policies that require the seller of a note to us with a payment history of less than 12 months to replace or repurchase any non-performing note and to reimburse us for any interest, escrows, foreclosure, eviction, and property maintenance costs.

UNDERWRITING CRITERIA

     We will not originate loans, except to facilitate the resale of a foreclosed property. Funds awaiting investment in Mortgage Investments will be invested in government securities, money market accounts or other assets that are permitted investments for REITs. See "Investment
Objectives and Policies - Temporary Investments ".

     The underwriting criteria for our purchase of Mortgage Investments are as follows:

     1. Priority of Lien. All notes purchased must be secured by a first lien that is insured by a title insurance company. We will not purchase second liens or other subordinate or junior liens. Purchase of "wrap notes" will be permitted subject to loan to value ratios specified below. A "wrap note" is a secured lien note that "wraps" around an existing first lien and on which the holder has the right to service the first lien indebtedness. All Contracts for Deed must provide us with unencumbered title to the real estate collateral.

     2. Rate. The Advisor seeks to acquire Mortgage Investments that will provide us with a satisfactory net yield. Net yield is determined by the yield realized after payment of the note servicing fee (1/2 of 1%
of note balance, annually) and administrative costs (estimated to be 1/2 of 1% of our average invested assets). See "Summary of Declaration of Trust - Limitation on Total Operating Expenses". The servicing and administrative cost burden is estimated to approximate 1% of the average invested assets. Our Advisory Agreement specifies that servicing and administrative cost burden will be approximately 1% on the first
$50,000,000 in of invested assets and 1-1/2% of invested assets over $50,000,000. All rates will be fixed rates. We will not acquire adjustable rate loans. Some notes will be bought at a discount to increase their yield above the contractual rate. No notes will be purchased at a premium above the outstanding principal balance. This investment policy allows for acquisition of notes at various rates.

     3. Term and Amortization. There is no minimum term for the notes we acquire. The maximum term for Residential Mortgages and Contracts for Deed is 360 months and Interim Mortgages may not exceed 12 months in term. Amortization will vary from 0 (interest only on loans 12 months and less) to 360 months. Balloon notes are allowed, so the amortization period does not need to match the term. No amortization may exceed 360 months.

     4. Loan-to-Value Ratio. Except as set forth below, any loan purchased may not exceed a 85% loan-to-value ratio ("LTV"). Exceptions will be made for: (1) loans with LTV's in excess of 85% which may be purchased if discounted sufficiently to bring the Investment-To-Value
Ratio to 85% or less (the LTV's will be established by appraisal on unseasoned loans, and by broker price opinion (BPO) or appraisals not more than 12 months old on seasoned notes); (2) loans that have seller recourse through the 12th monthly payment; and (3) Interim Mortgages
(loans to real estate investors for purchase of homes for resale) may be purchased if they will not exceed a 50% LTV and will have a maturity of one year or less. However, Interim Mortgages with a LTV ratio up to 65% may be purchased on a case-by-case basis.

     5. Seasoning. Residential Mortgages and Contracts for Deed must have a minimum of 12 months payment history or will be required to have seller recourse through the twelfth payment. Those seller recourse agreements will require the seller of a Residential Mortgage or Contract for Deed to us to replace or repurchase any non-performing note and reimburse us for any interest, escrows, foreclosure, eviction, and property maintenance costs. A note will be considered non-performing if any portion of the principal, interest or escrow payment is 30 days past due. No seasoning is required for Interim Mortgages.

     6. Borrower, Loan and Property Information.  A completed Uniform
Residential Loan Application (FNMC form 1003, FDMC form 65), or other form acceptable to us must accompany each loan acquired. The Form must include property address, year built, square footage, type of construction, purchase price of the property, date of purchase, down payment and original loan amount, rate, term and amortization, borrower and co-borrower name, address, home and work telephone numbers, prior residence, prior mortgagee or landlord, current employer and, if employed less than one year at current employer, previous employer, monthly income and expense information, listing of assets and liabilities and a listing of three references, with phone numbers and addresses, including next of kin. In addition, each loan file should include a Verification of Employment (completed) and a Verification of Rent (completed), if applicable.

     7. Appraisals and BPO's. Each unseasoned loan must have an appraisal demonstrating a LTV ratio or Investment-To-Value Ratio of not more than 85% (subject to the exceptions set forth in 4 above). The appraisals may be limited in scope (not requiring interior inspection) but must be performed by appraisers approved by the Advisor. Each seasoned note must be accompanied by an appraisal or a Broker Price
Opinion (not more than 12 months old), demonstrating a LTV ratio or Investment-To-Value Ratio not in excess of 85% (subject to the exceptions set forth in 4 above), and photographs of the property securing the loan.

     8. Credit.  Payment histories reflecting no late payments (30 days
+) for twelve consecutive months will be deemed a sufficient demonstration of creditworthiness of the borrower for seasoned notes.
For unseasoned notes, the borrower must have the following:

  - Current credit report with acceptable explanations for any adverse ratings, no active bankruptcies, no prior foreclosures.
  - Employment, verified, with current employer, or no lapse in employment for the last 12 months.
  - Income ratio, verified, indicating income at least 2.5 times the monthly payment inclusive of escrows.
  - Prior mortgage payment or rental history demonstrating 12 consecutive months pay history with no late pays (30 days past due).

     9. Escrow Requirement. All loans must have adequately funded tax and insurance escrow accounts and a continuing obligation to fund 1/12th of the annual insurance and tax amounts each month.


     10. Estoppel Letters. Each loan purchased must be accompanied with both a maker's and a payee's estoppel letter attesting to loan balances, payment amount, rate, term, security, escrow balance, current status of account, and next payment date. Estoppel letters must be no more than 30 days old at time of loan acquisition.

     11. Hazard Insurance. Each loan purchased must have, in effect, a prepaid hazard insurance policy with a mortgagee's endorsement for our benefit in an amount not less than the outstanding principal balance on the loan. We reserve the right to review the credit rating of the insurance issuer and, if deemed unsatisfactory, request replacement of the policy by an acceptable issuer.

     12. Geographical Boundaries. We may purchase loans in any of the 48 contiguous United States. However, in states which provide redemption rights after foreclosure, the maximum loan to value ratio will be 80%, or alternatively the loan must provide mortgage insurance.

     13. Mortgagees' Title Insurance. Each loan purchased must have a valid mortgagees' title insurance policy insuring a first lien position in an amount not less than the outstanding principal balance of the loan.

     14. Guarantees, Recourse Agreements, and Mortgage Insurance.
Mortgage Investments with investment-to-value ratios in excess of 85% and/or less than 12 months seasoning will not be purchased without one or more of the following: government guarantees, seller recourse agreement, mortgage insurance or similar guarantees or insurances approved by the Board of Trustees, including a majority of the Independent Trustees.

     15. Pricing. Mortgage Investments will be purchased at no minimum percentage of the principal balance, but in no event in excess of the outstanding principal balance. Prices paid for notes will vary with seasoning, interest rate, credit, loan-to-value ratios, pay histories, guarantees or recourse agreements, and average yield of our loan portfolio among other factors. Our objectives will be accomplished through purchase of high rate loans, prepayment of notes purchased at a discount, reinvestment of principal payments, interim home purchase loans and other short term investment of cash reserves and, if utilized, leverage of capital to purchase additional loans.

     The principal amounts of Mortgage and the number of mortgages in which we invest will be affected by market availability and also depends upon the amount of Net Offering Proceeds available to us from the sale of our Shares. If less than the maximum Net Offering Proceeds are obtained, the number of different mortgages available for investment will be reduced. There is no way to predict the future composition of our portfolio since it will depend in part on the interest rate environment at the time of investment. See "Investment Portfolio" for a description of the Mortgage Investments currently owned by us.




TEMPORARY INVESTMENTS

    We intend to use the Net Offering Proceeds to acquire Mortgage
Investments. There can be no assurance as to when we will be able to invest the full amount of the Net Offering Proceeds in Mortgage
Investments, although we will use our best efforts to invest or commit for investment the full amount of Net Offering Proceeds within 60 days of receipt. We will temporarily invest any Net Offering Proceeds not immediately invested in Mortgage Investments or for the other purposes described above, in certain short term investments appropriate for a trust account or investments which yield "qualified temporary investment income" within the meaning of Section 856(c)(6)(D) of the Code or other investments which invest directly or indirectly in any of the foregoing
(such as repurchase agreements collateralized by any of the foregoing types of securities) and/or such investments necessary for us to maintain our REIT qualification or in short term highly liquid investments such as in investments with banks having assets of at least
$50,000,000, savings accounts, bank money market accounts, certificates of deposit, bankers' acceptances or commercial paper rated A-1 or better by Moody's Investors Service, Inc., or securities issued, insured or guaranteed by the United States government or government agencies, or in money market funds having assets in excess of $50,000,000 which invest directly or indirectly in any of the foregoing.

OTHER POLICIES

     We will not: (a) issue senior securities; (b) invest in the securities of other issuers for the purpose of exercising control; (c) invest in securities of other issuers, other than in temporary investments as described under "Investment Objectives and Policies -
Temporary Investments"; (d) underwrite the securities of other issuers;
or (e) offer securities in exchange for property.

     We may borrow funds to make Distributions to our shareholders or to acquire additional Mortgage Investments. Our ability to borrow funds is subject to certain limitations set forth in the Declaration of Trust.
See "Summary of Declaration of Trust - Restrictions on Borrowing".

     Other than in connection with the purchase of Mortgage Investments, which may be deemed to be a loan from us to the borrower, we do not intend to loan funds to any person or entity. Our ability to lend funds to the Advisor, a Trustee or Affiliates thereof is subject to certain restrictions as described in "Summary of Declaration of Trust -
Restrictions on Transactions with Affiliates".

     We will not sell property to the Advisor, a Trustee or Affiliates thereof at terms less favorable than could be obtained from a non-affiliated party. See "Summary of Declaration of Trust - Restrictions on
Transactions With Affiliates".

     Although we do not intend to invest in real property, to the extent we do, a majority of the Trustees shall determine the consideration paid for such real property, based on the fair market value of the property.
 If a majority of the Independent Trustees determine, or if the real property is acquired from the Advisor, as Trustee or Affiliates thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Trustees.

     We will use our best efforts to conduct our operations so as not to be required to register as an investment company under the Investment
Company Act of 1940 and so as not to be deemed a "dealer" in mortgages for federal income tax purposes. See "Federal Income Tax
Considerations".


     We will not engage in any transaction which would result in the receipt by the Advisor or its Affiliates of any undisclosed "rebate" or "give-up" or in any reciprocal business arrangement which results in the circumvention of the restrictions contained in the Declaration of Trust and in applicable state securities laws and regulations upon dealings between us and the Advisor and its Affiliates.

     The Advisor and its Affiliates, including companies, other partnerships and entities controlled or managed by such Affiliates, may engage in transactions described in this prospectus, including acting as Advisor, receiving Distributions and compensation from us and others, the purchasing, warehousing, servicing and reselling of mortgage notes, property and investments and engaging in other businesses or ventures that may be in competition with us See "Conflicts of Interest", "Management Compensation" and "Management".

CHANGES IN INVESTMENT OBJECTIVES AND POLICIES

     The investment restrictions contained in the Declaration of Trust may only be changed by amending the Declaration of Trust with the approval of the shareholders. However, subject to those investment restrictions, the methods for implementing our investment policies may vary as new investment techniques are developed.

                     DIVIDEND POLICY AND DISTRIBUTIONS

     We intend to reinvest any Disposition Proceeds except to the extent they represent capital gains on loans purchased at a discount. We intend to distribute substantially all of our taxable income with respect to each year (which does not ordinarily equal net income as calculated in accordance with GAAP) to our shareholders so as to comply with the REIT provisions of the Code. To the extent we have funds available, we will declare regular monthly dividends. Any taxable income remaining after the distribution of the final regular monthly dividend each year will be distributed together with the first regular monthly dividend payment of the following taxable year or in a special dividend distributed prior thereto. The dividend policy is subject to revision at the discretion of our Board of Trustees. All Distributions will be made by us at the discretion of our Board of Trustees and will depend on our taxable earnings, our financial condition, maintenance of REIT status and such other factors as the Board of Trustees deems relevant.

     Distributions to our shareholders will generally be subject to tax as ordinary income, although a portion of such Distributions may be designated by us as capital gain or may constitute a tax-free return of capital. We do not intend to declare dividends that would result in a return of capital. Any Distribution to shareholders of income or capital assets will be accompanied by a written statement disclosing the source of the funds distributed. If, at the time of distribution, this information is not available, a written explanation of the relevant circumstances will accompany the Distribution and the written statement disclosing the source of the funds distributed will be sent to the shareholders not later than 60 days after the close of the fiscal year in which the Distribution was made. In addition, we will annually furnish to each of our shareholders a statement setting forth
Distributions paid during the preceding year and their characterization as ordinary income, capital gains, or return of capital. For a discussion of the federal income tax treatment of Distributions that we pay, see "Certain Federal Income Tax Considerations - Taxation of
Shareholders".


     We commenced paying monthly dividends to our shareholders on September 29, 1997. The following table shows the dividends per Share that have been paid by us since that date.


Month                 Dividend          Annual Rate
                      Per Share          of Return
September 1997        $ 0.1688            10.13%
October 1997          $ 0.1791            10.75%
November 1997         $ 0.1667            10.00%
December 1997         $ 0.1667            10.00%
January 1998          $ 0.1669            10.01%
February 1998         $ 0.1668            10.01%
March 1998            $ 0.1750            10.50%
April 1998            $ 0.1850            11.10%
May 1998              $ 0.1750            10.50%
June 1998             $ 0.1780            10.68%
July 1998             $ 0.1667            10.00%
August 1998           $ 0.1667            10.00%
September 1998        $ 0.1667            10.00%
October 1998          $ 0.1690            10.14%
November 1998         $ 0.1690            10.14%
December 1998         $ 0.1680            10.08%
January 1999          $ 0.1667            10.00%
February 1999         $ 0.1680            10.08%
March 1999            $ 0.1680            10.08%
April 1999            $ 0.1680            10.08%
May 1999              $ 0.1680            10.08%
June 1999             $ 0.1680            10.08%
July 1999             $ 0.1680            10.08%
August 1999           $ 0.1680            10.08%
September 1999        $ 0.1680            10.08%
October 1999          $ 0.1680            10.08%
November 1999         $ 0.1680            10.08%
December 1999         $ 0.1680            10.08%
January 2000          $ 0.1680            10.08%
February 2000         $ 0.1667            10.00%
March 2000            $ 0.1667            10.00%
April 2000            $ 0.1667            10.00%
May 2000              $ 0.1667            10.00%
June 2000             $ 0.1667            10.00%
July 2000             $ 0.1667            10.00%
August 2000           $ 0.1667            10.00%
September 2000        $ 0.1667            10.00%

                        USE OF PROCEEDS

     The following table sets forth information concerning (1) the actual use of proceeds from the Sale of Shares that have been sold as of September 30, 2000 and (2) the estimated use of proceeds of the offering if all of the Shares being offered are sold. Regardless of the particular level of Gross Offering Proceeds that is raised by the offering of Shares, it is estimated that not less than 85% of all Gross Offering Proceeds will be invested in Mortgage Investments. Certain of the amounts set forth in the table cannot be precisely calculated at this time and consequently could vary from the amounts shown.

                                  Shares Sold Through               Maximum
                                   September 30, 2000              Offering
                                (1,699,338 Shares)(1)          (2,500,000 Shares )(1)

                                                Percentage                    Percentage
                                                of Gross                      of Gross
                                   Amount       Proceeds        Amount        Proceeds
Gross Offering Proceeds (1)       $33,986,760   100.00%         $50,000,000   100.00%

Less Public Offering Expenses:

  Selling Commissions
  and Due Diligence Fees (2)      $3,568,610    10.50%          $5,250,000    10.50%

  Other Organization and
  Offering Expenses (3)           $175,000      0.51%           $175,000      0.35%

Available for Investment,
  Net of Offering Expenses
  (Net Offering Proceeds)         $30,410,030   89.48%          $44,575,000   89.15%

Less Acquisition Fees & Expenses:

  Acquisition Fees (4)            $938,249      2.76%           $1,337,250    2.67%

Minimum Net Offering Proceeds
  Available for Investment in
  Mortgage Investments (5)        $29,471,781   86.72%          $43,237,750   86.48%

     (1) The Gross Offering Proceeds are exclusive of: (a) the 10,000 Shares purchased by the former Advisor, Mortgage Trust Advisors, Inc., at an aggregate purchase price of $200,000 prior to this initial public offering; (b) the maximum of 12,500 SGM Shares (1 SGM Share for each 200 Shares sold in this offering) to be sold to the Selling Group Co-Managers and/or designated Selected Dealers at a price of $.01 per Share ($125 if all SGM Shares are sold); (c) Shares that may be issued upon the exercise of options that may be granted to the Advisor if it earns a Subordinated Incentive Fee (d) up to 12,500 Shares that are issuable upon the exercise of options that may be granted to our President over a five year period and (e) up to 37,500 Shares that are issuable upon the exercise of options that may be granted to the three Independent Trustees over a five year period. All options offered to the Advisor, the President and the Trustees are priced at the Offering Price of $20.00 per share. See "Management Compensation".

     (2) We pay to the Selling Group Co-Managers selling commissions and due diligence fees equal to 10.5% of the Gross Offering Proceeds (subject to any volume discounts for Institutional Investors). The Selling Group Co-Managers pay a portion of those selling commissions to Selected Dealers. The Selling Group Co-Managers may, in their sole discretion, provide volume discounts of up to 2% on a negotiated basis to Institutional Investors who purchase at least 50,000 Shares. The application of any volume discounts will reduce the amount of commissions that would be paid to the Selling Group Co-Managers but will not change the Net Offering Proceeds that we receive. See "Plan of Distribution". The Selling Group Co-Managers also receive the SGM shares equal to 0.5% of all Shares sold. Although the SGM Shares may be deemed an offering expense, they do not require the payment of cash by us but will affect the amount of expenses that may need to be paid by the Advisor. See footnote (3) below.



     (3) Represents costs, other than those described in footnote (2) above, incurred for legal, accounting, filing fees, printing, marketing and other expenses related to the preparation and filing of the registration statement and the marketing of Shares offered hereby. The former Advisor paid all expenses with respect to our organization of and the offering of Shares to the extent they, excluding selling commissions, any applicable volume discounts and due diligence fees described in footnote (2) above, have exceeded $175,000.

     (4) Under the terms of the Advisory Agreement with the former Advisor, Mortgage Trust Advisors, Inc., an Acquisition Fee equal to 3% of the principal amount of each Residential Mortgage or Contract for Deed was paid to the Advisor upon the purchase of each Residential Mortgage or Contract for Deed (no Acquisition Fee is paid with respect to the purchase of Interim Mortgages). The amount set forth herein to be paid if all Shares are sold assumes that we do not borrow any funds to acquire Residential Mortgages or Contracts for Deed. If we borrow funds and acquire additional Residential Mortgages or Contracts for Deed with those borrowed funds, the amount of the Acquisition Fees would increase. As of January 1, 2001, under the terms of the new Advisory Agreement that goes into effect on that day, the Acquisition Fee will equal 3% of Net Proceeds from the sales of any shares of Beneficial Interest. See "Management Compensation" and "Summary of Declaration of Trust - Restrictions on Borrowing".

     (5) We do not presently intend to set aside any amounts as initial reserves, but may do so at a later date.

                            MANAGEMENT COMPENSATION

     The following table summarizes all forms, estimated maximum amounts and recipients of compensation anticipated to be paid to the Advisor, the Selling Group Co-Managers and their Affiliates. Other than as set forth in this prospectus, no compensation is anticipated to be paid to the Advisor and its Affiliates. These fees were not determined by arm's length negotiations. See "Conflicts of Interest".

                                                               ESTIMATED AMOUNT
                                            ACTUAL AMOUNT      MAXIMUM NUMBER
ENTITY RECEIVING COMPENSATION AND FORM      PAID THROUGH       (2,500,000) OF
AND METHOD OF COMPENSATION                  SEPT. 30, 2000     SHARES ARE SOLD

OFFERING AND ORGANIZATION STAGE
Selling Group Co-Managers receives Due
Diligence Fees equal to 0.5% of the
Gross Offering Proceeds                     $169,934           $250,000

Selling Group Co-Managers or Selected
Dealers receive Selling Commissions
equal to 10% of the Gross Offering
Proceeds of all Shares sold by them.(1)     $3,398,676         $5,000,000

Selling Group Co-Managers may receive
"SGM Shares". The Selling Group
Manager will be entitled to purchase
one SGM Share at a price of $0.01
per Share for each 200 Shares that
are sold hereunder.(2)                      $1,840             $249,875


Advisor receives Acquisition Fee
equal to 3.0% of the principal
amount of each Residential Mortgages
or Contract for Deed. As of January 1,
2001 under the terms of the new
Advisory Agreement the Acquisition
Fee will equal 3% of the Net Offering
Proceeds(3)                                 $938,249           $1,368,204(4)

SCMI, CRC or Other Affiliates of
the Advisor may receive Gain on Sale
of Mortgage Investments.(5)                 $0                 Not determinable
                                                               at this time.

OPERATING STAGE(6)

SCMI receives Loan Servicing Fees
equal to 0.5% of the principal
balance of all Residential Mortgages
and Contract for Deeds serviced by SCMI
CRC does not receive servicing fees
for servicing Interim Mortgages.(7)         $213,285           $223,750
                                            actual paid        maximum
                                            since inception    annually(4)(8)

Advisor, Trustees or Affiliates may
receive Real Estate Brokerage
Commissions.(9)                             $0                 Not determinable
                                                               at this time.

Advisor receives Subordinated
Incentive Fee subject to certain
conditions described in footnote
(1) below, the Advisor will receive
a Subordinated Incentive Fee equal to
25% of the amount by which our Net
Income for a year exceeds a 10% per
annum non-compounded cumulative
return on our Adjusted Contributions
For each year which it receives a
Subordinated Incentive Fee, the
Advisor shall also receive 5-year
options to purchase 10,000 Shares
at the initial offering price of the
Shares (not to exceed 50,000 Shares)
See "Management-Summary
of Advisory Agreement.(10)(11)              $0                 Not determinable
                                                               at this time.

Advisor and Affiliates receive
reimbursement for costs of goods,
materials and services used for and by
us obtained from unaffiliated third
parties except for note servicing and
for travel expenses incurred in
seeking any investments or seeking the
disposition of any of our investments.(5)   $0                 Not determinable
                                                               at this time.


Effective January 1, 2001 the Advisor
will receive a monthly Trust
Administration Fee equal to 1/12th
of 1/2 of 1% of the amount of Unpaid
Principal Balance of it's Mortgage
Investments, Interim Mortgages
and other short-term investments
on the first $50,000,000 and
1/12th of 1% in amount in excess
of $50,000,000.(6)                          $0                 $223,750
                                                               annually

President receives salary, bonus and
options as compensation for her
services (1) an annual salary of
$79,860, (2) a bonus equal to 25%
of the amount by which our admini-
strative expenses fall below the
approved administrative budget,
and (3) 5-year options to purchase
2,500 shares at an exercise price of
$20 per share for each year she serves
as President (up to a maximum of 12,500
Shares). Effective January 1, 2001
our President will become an
employee of the Advisor and will
be paid by the Advisor. See
"Management-The President".                 $79,860 per        $79,860 per
                                            year. No bonus     year plus any
                                            paid through       bonus and
                                            9/30/00            options

Independent Trustees receive fees and
options equal to (1) the greater of
$1,000 per meeting or $4,000 per year,
(2) for each full year they serve 5-year    On average,
options to purchase 2,500 Shares at an     $3,000 per          Up to $4,000
exercise price of $20 per Share (not to     year per           per year per
exceed 12,500 Shares oer Trustee.)          Independent        Independent
                                            Trustee, plus      Trustee, plus
                                            options            options

     (1) The Selling Group Co-Managers may, in its sole discretion, provide volume discounts of up to 2% on a negotiated basis to Institutional Investors who purchase at least 50,000 Shares. The application of any volume discounts will reduce the amount of commissions that would be paid to the Selling Group Co-Managers but will not change the Net Offering Proceeds we will receive. The Selling Group Co-Managers will pay to Selected Dealers a commission equal to 4% of the offering price of the Shares sold by them unless a higher commission (up to, but not exceeding 8%) is designated by the Selling Group Co-Managers. See "Plan of Distribution".

     (2) The Selling Group Co-Managers may allocate all or a portion of the SGM Shares to Selected Dealers and registered representatives of the Selling Group Co-Managers. The SGM Shares are identical to the Shares.
 See "Plan of Distribution".

     (3) Acquisition Fees are payable to the Advisor for sourcing, evaluating, structuring and negotiating the acquisition terms of Mortgage Investments. No Acquisition Fees are paid on Interim Mortgage Loans. Until December 31, 2000 the fees were calculated as 3% of the unpaid principal balances of Mortgage Investments represented above. On


January 1, 2001 Acquisition Fees will equal 3% of Net Offering Proceeds. The estimated amount assumes all Net Offering Proceeds are invested in Mortgage Investments. The actual amounts of the fees paid will depend on the amount of Net Offering Proceeds and any borrowed funds that are invested.

     (4) The amounts that are stated would be paid if we did not utilize borrowed funds to acquire Mortgage Investments. If we do use borrowed funds equal to 50% of our Net Asset Value and utilize all of those funds to acquire Mortgage Investments, then the amounts would be higher relative to the amount of funds borrowed and utilized in purchasing Mortgage Investments. See "Summary of Declaration of Trust - Restrictions on Borrowing".

     (5) We will obtain Mortgage Investments from several sources, including SCMI, CRC or other Affiliates of the Advisor. All Mortgage Investments purchased from SCMI, CRC or other Affiliates of the Advisor will be at prices no higher than those that would be paid to unaffiliated third parties for mortgages with comparable terms, rates, credit risks and seasoning. See "Conflicts of Interest - Purchase of Mortgage Notes from Affiliates". SCMI or CRC may realize a gain or a loss on the sale of a Mortgage Investment that it sells to us, with the amount of that gain or loss depending upon the price it paid for that Mortgage Investment and the price at which it sells it to us.

     (6) Effective January 1, 1997, the Advisor began funding all of our general and administrative expenses in return for a contribution by us of an amount equal to 0.5% of our Average Invested Assets for the immediately preceding month. However, our contributions to the Advisor could not exceed the lesser of (a) the total general and administrative expenses funded by the Advisor or (b) an amount equal to the maximum allowable Total Operating Expenses under the Declaration of Trust. As of January 1, 2001, the Advisor will undertake the day-to-day operations of our Company. We will pay a monthly Trust Administration Fee to the Advisor. The Declaration of Trust provides that our Total Operating Expenses may not exceed in any fiscal year the greater of (a) 2% of the Average Invested Assets (defined generally as the average book value of our Mortgage Investments, without regard for non-cash reserves) or (b) 25% of our Net Income. The Advisor will have the responsibility of preparing an annual budget and submitting that budget to the Trustees. See "Summary of Declaration of Trust - Limitation on Total Operating Expenses."

     (7) We will utilize the services of SCMI, and nonaffiliated third parties to service the Residential Mortgages and Contracts for Deed we purchase and utilize CRC to service our Interim Mortgages. For its efforts in servicing those items, SCMI will be paid a fee equal to 0.5% of the principal balance of the mortgages or Contracts for Deed being serviced by SCMI, a rate we believe is a competitive rate that is no higher than the rates charged by unaffiliated third parties. CRC is not paid a fee for servicing the Interim Mortgages. The servicing of the mortgages includes the collection of monthly payments from the borrower, the payment of all principal and interest to us, the payment of all real estate taxes and insurance to be paid out of escrow, regular distribution of information regarding the application of all funds received and enforcement of collection for all delinquent accounts, including foreclosure of an account when and as necessary.

     (8) The amount of servicing fees paid to SCMI will depend upon the principal balance of the loans serviced by SCMI or CRC. The numbers set forth herein assume that SCMI services all of our Mortgage Investments.

     (9) If we foreclose on a property securing a mortgage loan and sell the property, we may pay real estate brokerage fees which are reasonable, customary and competitive, taking into consideration the size, type and location of the property (the "Competitive Commission"), which shall not in the aggregate exceed 6% of the gross sales price of the property; however, as to the Advisor, a Trustee, or an Affiliate thereof, such fees shall be paid only if such person provides a substantial amount of services in the sales effort, in which case such fees shall not exceed the lesser of (i) a percentage of the gross sales price of a property equal to 50% of the Competitive Commission, or (ii) 3% (three percent) of the gross sales price of a property.

     (10) When our audited annual financial statements are received each year, the Advisor shall determine if the following conditions are satisfied:

          (i) (A) the total of the Adjusted Contributions as of the end of the most recent fiscal year and any undistributed cash as of that date equals (B) the Gross Offering Proceeds as of that date less cumulative Capital Distributions made through that date; and

          (ii) for the year then ended, our Net Income equals or exceeds a 10% per annum non-compounded cumulative return on our Adjusted
Contributions. The determination of our annual non-compounded cumulative return on our Adjusted Contributions shall be made by dividing our total Net Income for that year by the average of the month end Adjusted Contributions during that year.

     If our Trustees agree that both of those conditions are satisfied, we will, subject to the restrictions set forth in footnote (11) below, pay the Advisor the Subordinated Incentive Fee.

     (11) In no event may the Subordinated Incentive Fee exceed the amount permitted under Section IV.D. of the Statement of Policy on Real Estate Investment Trusts adopted by the North American Securities
Administrators Association and in effect on the date of this prospectus.

                           CONFLICTS OF INTEREST

     Although a majority of the Trustees are Independent Trustees, the relationships among us, our Trustees, our President, the Advisor and their Affiliates will result in various conflicts of interest. The Advisor, the Trustees, the President, and their respective Affiliates are engaged in business activities involving real estate oriented investments and anticipate engaging in additional business activities in the future which may be competitive with our business. The Advisor, although not currently engaged in any competitive activities, may engage in the future in business activities that will be competitive with us. With respect to the conflicts of interest described in this prospectus, the Trustees, the President and the Advisor will exercise their fiduciary duties to us and our shareholders in a manner that will preserve and protect our rights and the rights of our shareholders. See "Fiduciary Responsibility of Trustees".

     In addition, our Declaration of Trust imposes certain restrictions upon dealings between us and the Advisor, any Trustee or Affiliates thereof. In particular, the Declaration of Trust provides that we shall not engage in transactions with any Sponsor, the Advisor, a Trustee or Affiliates thereof, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Independent Trustees, not otherwise interested in such transaction, who have determined that (a) the transaction is fair and reasonable to us and our shareholders; (b) the terms of such transaction are at least as favorable as the terms of any comparable transactions made on arms length basis and known to the Trustees; and (c) the total consideration is not in excess of the appraised value of the property being acquired, if an acquisition is involved. See "Summary of Declaration of Trust - Restrictions on Transactions with Affiliates."

     Certain conflicts of interest may arise in our management and operation, including those described below.

     1. Payment of Fees and Compensation.   The Advisor and its
Affiliates will receive substantial compensation from the proceeds of the offering and our operations, including: (1) commissions, due diligence fees and SGM Shares payable to the Selling Group Co-Manager;
(2) Acquisition Fees payable to the Advisor equal to 3% of the Net Offering Proceeds; (3) loan servicing fees payable to SCMI; (4) real estate brokerage commissions;(5) a Subordinated Incentive Fee payable to the Advisor: and, (6) a monthly Trust Administration Fee equal to 1/12th of 1/2 of 1% on the first $50,000,000 of the Unpaid Principal Balance of Mortgage Investments, which includes Mortgage Investments, Interim Mortgage Loans and other short-term investments and in the event the Unpaid Mortgage Balance of Mortgage Investments exceed $50,000,000, 1/12th of 1% of the amount of Mortgage Investments, Interim Loans and other short-terms assets with aggregate Unpaid Principal Balances in excess of $50,000,000. These fees, other than the Subordinated Incentive Fee, will be payable even if we are not profitable. See "Management Compensation" for a discussion of the fees payable to the Advisor and its Affiliates. Subject to the compliance with our investment objectives and policies and the supervision of the Board of Trustees, the Advisor will have absolute discretion with respect to all investments we make.

     2. Purchase of Mortgage Investments from Affiliates. We intend to acquire our Mortgage Investments from several sources, including South Central Mortgage, Inc. ("SCMI"), and Capital Reserve Corp. (CRC"). SCMI and CRC are Affiliates of the Advisor. See "Investment Portfolio" for information about the number of Mortgage Investments that have already been acquired from SCMI and CRC. The amount of additional Mortgage Investments to be acquired from SCMI or CRC in the future cannot be determined at this time and will depend upon the Mortgage Investments that are available from SCMI and CRC or other sources at the time we have funds to invest. At this time, SCMI and CRC are the only Affiliates that are expected to sell any Mortgage Investment to us.
SCMI is a Texas corporation that is in the business of purchasing, selling and servicing mortgages and CRC is a Texas corporation that finances home purchases and renovations by investors. All Mortgage Investments purchased from SCMI, CRC or other Affiliates of the Advisor will be at prices no higher than would be paid to unaffiliated third parties for loans with comparable terms, rates, credit risks and seasoning.

     SCMI has agreed that, if the obligor on any Residential Mortgage or Contract for Deed that has had less than 12 payments made on it that either SCMI or its Affiliate sells to us defaults in the making of any payment or other obligation thereon during the period ending before the 12th payment after we bought that Residential Mortgage or Contract for Deed, then SCMI shall buy that Mortgage Investment from us or our assignee at a price equal to the total unpaid principal balance due thereon, plus accrued interest to the date of the purchase, plus insurance premiums, taxes and any other amounts that we spent in the maintenance, protection or defense of our interest therein or in the real property, including reasonable attorneys' fees. SCMI may satisfy its obligations under the foregoing purchase or repurchase requirement by either:

      (a) Assigning and transferring to us a replacement Residential Mortgage or Contract for Deed (the "Replacement Mortgage Investment"), provided: (i) the real property securing the Replacement Mortgage Investment, the creditworthiness of the obligor on the Replacement Residential Mortgage Investment and other general underwriting criteria are reasonably acceptable to us; and (ii) the value of the Replacement Residential Mortgage Investment at the date of transfer to us shall be computed by us in accordance with our then applicable pricing schedule for acquisition of such Residential Mortgages or Contracts for Deed, giving due regard to principal balance, interest rate, term, amortization and other general factors used by us for acquisition of Residential Mortgages at that time; or

      (b) Payment by SCMI to us, on a month-to-month basis, of all lost interest, tax and insurance escrow payments, as well as any costs incurred by us related to curing the default or obtaining title to and possession of the property securing the defaulted obligation, including but not limited to foreclosure, deed in lieu of foreclosure, bankruptcy claims or motions, evictions, maintaining and/or securing the property and remarketing costs less any additional down payments or settlements received by us.

     3. Non-Arm's-Length Agreements. The agreements and arrangements relating to compensation between us and the Advisor or its Affiliates are not the result of arm's-length negotiations. However, the majority of the Trustees are Independent Trustees and all of the Trustees may be removed, with or without cause, by the holders of a majority of the outstanding Shares. The Advisor may be removed for cause by a majority of such Independent Trustees without ratification by the shareholders. See "Risk Factors - Shareholders Must Rely on Management", "Summary of Declaration of Trust -Trustees" and "Management - Summary of the Advisory Agreement".

     4. Competition for the Time and Services of Common Officers and Trustees. We will rely on the Advisor and its Affiliates for the management of our operations. In the performance of their duties, the officers, directors and employees of the Advisor and its Affiliates may, for their own account or that of others, originate mortgages and acquire investments similar to those made or acquired by us. The Trustees also may act as trustees, directors or officers, or engage in other capacities, in other REITs or limited partnerships, and may acquire and originate similar Mortgage Investments for their own account or that of others. Accordingly, conflicts of interest may arise in operating more than one entity with respect to allocating time between such entities. Our Trustees, President and Advisor will devote such time to our affairs and the affairs of any other entities in which they are involved as they determine in their sole discretion to be necessary for our benefit and the benefit of those other entities. In exercising that discretion those persons will act in good faith and in compliance with the fiduciary duties they owe to us and to our shareholders. See "Management".

     The Advisor and its Affiliates believe they have sufficient staff personnel to be fully capable of discharging their responsibility to us and to all other entities to which they or their officers or Affiliates are responsible.

     5. Competition with Affiliates for the Purchase and Sale of Mortgage Investments. Various REITs, partnerships or other entities may in the future be formed by the Advisor or its Affiliates to engage in businesses which may be competitive with us and which may have the same management as ours. To the extent that those other REITs, partnerships or entities with similar investment objectives (or programs with dissimilar objectives for which a particular Mortgage Investments may nevertheless be suitable) (which we will collectively refer to herein as "Affiliated Programs") have funds available for investment at the same time as we do and a potentially suitable investment has been offered to us or an Affiliated Program, conflicts of interest will arise as to which entity should acquire the investment.

     If any conflict arises between us and any of the other Affiliated Programs, the Advisor will initially review our investment portfolio and the investment portfolios of each of those Affiliated Programs and will determine whether or not Mortgage Investment should be made by us or that Affiliated Program. The Advisor's decision will be based upon such factors as the amount of funds available for investment, yield, portfolio diversification, type and location of the property on which the loan will be made, and proposed loan terms. The Trustees (including the Independent Trustees) will be responsible for monitoring this allocation method (and that described below with respect to new Affiliated Programs established in the future) to be sure that each is applied fairly to us. See "Summary of Declaration of Trust - Responsibility of Trustees".

     If the Advisor or its Affiliates establish new Affiliated Programs after the date of this prospectus, and the making of a Mortgage Investment appears equally appropriate for us and one or more of those subsequently formed Affiliated Programs, the Mortgage Investment will be allocated to one program on a basis of rotation with the initial order of priority determined by the dates of formation of the programs.

     Further, our Trustees and the officers, directors and employees of the Advisor and its Affiliates may for their own account or that of others originate and acquire Mortgages and Mortgage Investments similar to those that we will make or acquire. The Trustees and the Advisor are, however, subject to a fiduciary duty to us and our shareholders. See "Fiduciary Responsibility of Trustees". Each Trustee, on his or her own behalf, and the Advisor, on behalf of itself, the officers and directors of the Advisor, and all Persons controlled by the Advisor and its officers and directors, has agreed to first present suitable investments to us before recommending or presenting those opportunities to others or taking advantage of those opportunities on their own behalf. However, the provisions of the preceding sentence shall apply with respect to Affiliated Programs only in the manner described above and shall not apply to the activities conducted by SCMI or CRC. See "Management - Summary of the Advisory Agreement". Except as described above, and subject to their fiduciary duty to us and our shareholders, neither the Trustees, the Advisor nor its Affiliates will be obligated to present to us any particular investment opportunity which comes to their attention, even if such opportunity is of a character which might be suitable for investment by us.

     There may be conflicts of interest on the part of the Advisor between us and any other Affiliates of the Advisor that have the same investment objectives at such time as we attempt to sell Mortgage
Investments, as well as in other circumstances.  See "Investment
Objectives and Policies - Other Policies" and "Summary of Declaration of
Trust".

     6. Additional Conflicts with Affiliates. Although we do not presently expect to do so, we are permitted to invest in mortgage loans on properties owned by Affiliates if those transactions are approved by a majority of our Trustees who are not otherwise interested in the transactions. In giving that approval, those transactions must be found to be as fair and reasonable to us and on terms and conditions not less favorable to us than those that are available from third parties. See "Summary of Declaration of Trust - Restrictions on Transactions with Affiliates".

     7. Lack of Separate Representation. We sometimes use the same attorneys as the Advisor. Our attorneys and the attorneys for various experts who provide real property services for us may also perform services for the Advisor and its Affiliates. It is anticipated that such multiple representation will continue in the future. However, should a dispute arise between us and the Advisor, the Advisor will cause us to retain separate counsel for those matters. Should there be a necessity in the future to negotiate or prepare contracts and agreements between us and the Advisor for services other than those existing or contemplated on the effective date of this prospectus, those transactions will require approval by a majority of the Trustees, including a majority of the Independent Trustees, as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

     8. Rights of Trustees and Officers. Except with respect to certain voting rights, any trustee or officer may acquire, own, hold and dispose of Shares for his individual account and may exercise all rights of a shareholder, to the same extent and in the same manner as if he were not a Trustee or officer. Any Affiliated Trustee or officer may be interested as trustee, officer, director, stockholder, partner, member advisor or employee, or otherwise have a direct or indirect interest in any person who may be engaged to render advice or services to us, and may receive compensation from that person as well as compensation as Trustee, officer or otherwise hereunder. Those activities shall not necessarily be deemed to conflict with his duties and powers as Trustee or officer.

                   FIDUCIARY RESPONSIBILITY OF TRUSTEES

     Consistent with the duties and obligations of, and limitations on, the Trustees as set forth in our Declaration of Trust, and under the laws of the State of Maryland, the Trustees are accountable to our shareholders as fiduciaries. As a result, the Trustees are required to perform their duties in good faith and in a manner each Trustee believes to be in our best interest and the best interest of our shareholders and act with such care, including reasonable inquiry, as a prudent person in a similar position would use under similar circumstances. The Trustees will review annually our budget that will be prepared by our Advisor.
In addition, the Independent Trustees must review our relationship with the Advisor and the Advisor's performance of its duties under the Advisory Agreement, and must determine that the compensation paid to the Advisor is reasonable in relation to the nature and quality of the services performed. The Advisor also has a fiduciary duty to both us and our shareholders.

LIMITATION ON LIABILITY OF TRUSTEES AND OFFICERS

     The Declaration of Trust provides that Trustees and officers shall have the fullest limitation on liability permitted under Maryland law. Pursuant to such statutory provisions Trustees and officers have no liability for breach of the duty of loyalty, unless such breach of duty results in an improper personal benefit or was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In all situations in which the limitations of liability contained apply, the remedies available to us or our shareholders are limited to equitable remedies, such as injunctive relief or rescission, and do not include the right to recover money damages. The Trustees and other officers are liable to us or to our shareholders only (i) to the extent the Trustee or officer actually received an improper benefit or profit in money, property or services, in which case any such liability shall not exceed the amount of the benefit or profit in money, property or services actually received; or
(ii) to the extent that a judgment or other final adjudication adverse to such Trustee or officer is entered in a proceeding based on a finding in the proceeding that such Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

INDEMNIFICATION OF TRUSTEES, OFFICERS AND OTHERS

     The Declaration of Trust provides that, to the fullest extent allowed by Maryland law, we will indemnify the Trustees, the Advisor and their Affiliates and employees of each against losses incurred by them arising in connection with our business; provided that (1) the Trustees, the President, or the Advisor has determined, in good faith, that the course and conduct which caused the loss or liability was in our best interests, (2) that liability or loss was not the result of negligence or misconduct with respect to the affiliated Trustee, the President, the Advisor and its Affiliates or the result of bad faith, willful misfeasance, gross negligence or reckless disregard of the Trustee's duties, and (3) the indemnification or agreement to hold harmless is recoverable only out of our assets and not from our shareholders.

     To the extent that the indemnification of the Trustees may apply to the liabilities arising under the Securities Act of 1933, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and therefore unenforceable. In the event that a claim for indemnification by us of expenses incurred or paid by an indemnified party in the successful defense of any action, suit or proceeding is asserted by that person in connection with the offering of the Shares, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether that indemnification is against public policy as expressed in the Securities Act of 1933. We will then be governed by the final adjudication of such issue. In addition, the Trustees, the Advisor and their Affiliates shall not be indemnified by us for liabilities arising under a violation of federal and state securities laws associated with the offer and sale of Shares. We may indemnify a Trustee, the Advisor and their Affiliates who are performing services on our behalf for settlements and related expenses incurred in successfully defending such lawsuits, provided, that (1) a court either (a) approves the settlement and finds that indemnification of the settlement and related costs should be made or (b) approves indemnification of litigation costs if there has been a successful defense, or (2) there has been a dismissal with prejudice on the merits (without a settlement). Any person seeking indemnification shall inform the court of the published position of the Securities and Exchange Commission with respect to indemnification for securities law violations before seeking court approval for indemnification.

SHAREHOLDERS' RIGHTS AND REMEDIES

     In addition to potential legal action against the Trustees, the Declaration of Trust and laws of the State of Maryland provide each shareholder with certain legal rights and remedies, including the right, by a majority vote of the outstanding shares entitled to vote, to remove the Trustees, with or without cause, or to terminate our existence. See "Summary of Declaration of Trust".

DEFENSES AVAILABLE TO TRUSTEES AND THE ADVISOR

     There are certain defenses under Maryland law and pursuant to the Declaration of Trust that are available to the Trustees and the Advisor in the event of a shareholder action against them. One such defense is the "business judgment rule". A Trustee or the Advisor can, under the "business judgment rule", argue that he performed the action giving rise to the shareholder's action in good faith and in a manner he reasonably believed to be in our best interests, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Trustees and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. In the event a shareholder challenges an amendment to the Declaration of Trust made by Trustees without the shareholders' approval, the Trustees can defend by arguing that the Declaration of Trust permits amendments to the Declaration of Trust without shareholder vote in certain circumstances.

                             MANAGEMENT

     Our Trustees are responsible for the overall management and control of our business. The Trustees employ our Advisor to manage our day-to-day operations, subject to the Trustees' supervision. See "Management - Our Trustees and Officers" and "Summary of the Advisory Agreement". The Advisor is retained to use its best efforts to seek out and present to us, whether through its own efforts or those of third parties retained by it, a sufficient number of suitable investment opportunities which are consistent with our investment policies and objectives and consistent with the investment programs that the Trustees may adopt from time to time in conformity with the Declaration of Trust. In addition to these services, the Advisor will also manage our day-to-day operations and will pay our administrative costs, exclusive of third party expenses. As compensation for our day-to-day administration we will pay the Advisor a monthly fee equal to 1/12th of 1/2 of 1% of the unpaid principal balance of our Mortgage Investments, Interim Mortgages and other short-terms investments on the first $50,000,000 and 1/12th of 1% on amount in excess of $50,000,000. See "Management - The Advisor" and "Management - Summary of the Advisory Agreement".

     We utilize the services of SCMI and nonaffiliated third parties to service our Residential Mortgages and Contracts for Deed. Interim Mortgage Loans are serviced by CRC. The servicing of the Mortgage Investments includes the collection of monthly payments from the borrower, the payment of all principal and interest to us, the payment of all real estate taxes and insurance to be paid out of escrow, regular distribution of information regarding the application of all funds received and enforcement of collection for all delinquent accounts, including foreclosure of such account when and as necessary. See "Management - SCMI", below.

     Our Declaration of Trust provides for not less than three nor more than nine Trustees, a majority of whom must be Independent Trustees. Each Trustee will serve for a one-year term.

     We currently have five Trustees, three of whom are Independent Trustees. The Trustees establish written policies on investments and borrowings and monitor our administrative procedures and investment operations and also monitor the performance of our President and the Advisor to assure that those policies are carried out. Until modified by the Trustees, we will follow the policies on investments and borrowings set forth in this prospectus. The Independent Trustees are responsible for reviewing our investment policies not less often than annually and with sufficient frequency to determine that the policies being followed are in the best interests of our shareholders.

     A vacancy in the Board of Trustees created by the death, resignation, or incapacity of a Trustee or by an increase in the number of Trustees (within the limits referred to above) may be filled by the vote of a majority of the remaining Trustees (with respect to a vacancy created by the death, resignation, or incapacity of an Independent Trustee, the remaining Independent Trustees shall nominate a replacement). Vacancies occurring as a result of the removal of Trustees by shareholders shall be filled by the shareholders. Any Trustee may resign at any time and may be removed by the holders of at least a majority of the outstanding Shares (with or without cause) or by a majority of the Trustees (only for cause).

     The Trustees (including the Independent Trustees) shall periodically monitor the allocation of Mortgage Investments between us and any Affiliated Programs to insure that the allocation method described herein under the caption "Conflicts of Interest - Competition with Affiliates for the Purchase and Sale of Mortgage Investments" is being applied fairly to us.

OUR TRUSTEES AND OFFICERS

     Our Trustees and officers are as follows:

Name                               Age         Offices Held
Christine Griffin                  48          Trustee, Chairman of the Board
                                                 and President
Richard D. O'Connor, Jr.           46          Independent Trustee
Paul R. Guernsey                   50          Independent Trustee
Douglas R. Evans                   55          Independent Trustee
Michele A. Cadwell                 48          Trustee

     Christine Griffin has been our President and a Trustee since July 1996. Ms Griffin also serves as President of our Advisor, UMT Advisors, Inc. since its inception. From June 1995 until July 1996, Ms. Griffin served as Chief Financial Officer of SCMI, a Texas based mortgage banking firm that is an Affiliate of the Advisor and that sells Mortgages and provides mortgage servicing services to us. Her responsibilities at SCMI included day-to-day bookkeeping through financial statement preparation, mortgage warehouse lines administration, and investor communications and reporting. Additionally, Ms. Griffin was responsible for researching and implementing a note servicing system for SCMI and its subservicer. Before joining SCMI, Ms. Griffin was Vice President of Woodbine Petroleum, Inc., a publicly traded oil and gas company for 10 years, during which time her responsibilities included regulatory reporting, shareholder relations, and audit supervision. Ms. Griffin is a 1978 graduate of George Mason University, Virginia with a Bachelor of Arts degree, summa cum laude, in Politics and Government.

     Richard D. O'Connor, Jr. is one of our Independent Trustees. He has been a Trustee since July 1996. In 2000 Mr. O'Connor became a partner of O'Connor & Jones, L.L.P., a Dallas law firm. From 1998 to 2000 Mr. O'Connor was a shareholder of Stollenwerck, Moore & Silverberg, P.C., a Dallas law firm. From 1993 to 1998, Mr. O'Connor practiced law as a sole practitioner specializing in the areas of real estate, business and contract law. Between 1985 and 1993, Mr. O'Connor was a partner with the Dallas law firm of Scoggins, O'Connor and Blanscet. Between 1989 and 1993, Mr. O'Connor was an attorney in the real estate department of J.C. Penney Company. Mr. O'Connor received a Bachelor of Business Administration degree from the University of Texas at Austin in 1976, and a J.D. degree from the University of Houston in 1978. Mr. O'Connor has been Board Certified in Commercial Real Estate law by the Texas Board of Legal Specialization since 1987.

     Paul R. Guernsey has been one of our Independent Trustees since July 1996. Since 1993 Mr. Guernsey has been a Partner and Chief Financial Officer of The Hartnett Group, Ltd. and related companies. These companies invest primarily in the financial markets, income and non-income producing real estate, real estate development, and residential mortgage loans. From 1991 through 1993 Mr. Guernsey was Chief Financial Officer of American Financial Network, Inc. a public company that operated a computerized loan origination network, seven residential mortgage brokerage companies, and a wholesale mortgage brokerage operation. From 1987 through 1991, he was Chief Financial Officer and then Vice President of Operations for Discovery Learning Centers, Inc., a chain of childcare centers. From 1986 to 1987, he worked with James Grant & Associates, a Dallas based merchant banking firm. From 1973 through 1985, he served in the audit, tax and management services departments of both a regional CPA firm, and as a partner of a local firm in Michigan. Mr. Guernsey graduated with a Bachelors Degree in Business (Accounting) from Ferris State University, Michigan in 1973 and is a member of the American Institute of CPA's.

     Douglas R. Evans has been one of our Independent Trustees since July 1996. Since February 1995, Mr. Evans has been a Principal of PetroCap, Inc., a firm that provides investment and merchant banking services to a variety of clients active in the oil and gas industry. From 1986 until February 1995, Mr. Evans was President and Chief Executive Officer of Woodbine Petroleum, Inc., which was a publicly traded oil and gas company until it was taken private through a merger in September 1992. As part of his responsibilities at Woodbine, Mr. Evans managed and negotiated the sale of the parent company's REIT portfolio including mortgages and real property. Mr. Evans has been a licensed real estate broker in Texas since 1979 and a licensed real estate agent since 1976. Mr. Evans received an MBA from Southern Methodist University in 1972 and a Bachelors of Arts degree from the University of North Carolina in 1967.

     Michele A. Cadwell has been one of our Trustees since August 1997. At present she is a fee attorney for Commonwealth Land Title of Dallas,
Texas. From 1998 to 1999, Ms. Cadwell was Manager - Onshore Land Operations with EEX Corp. Her primary responsibilities include drafting and negotiating exploration and marketing agreements, analysis of legislation and regulatory proposals, researching complex mineral titles, organization and management of non-core property divestitures, settlement of land owner disputes and advising and testifying on matters before the Oklahoma Corporation Commission. From 1980 until 1998 she was employed with Enserch Exploration, Inc. as Senior Land Representative. Ms. Cadwell is a 1974 graduate of the University of Oklahoma with a Bachelors of Arts Degree in English and a Juris Doctor Degree in 1978. She is admitted to both the Oklahoma and Texas bars.

COMMITTEES AND MEETINGS

     Our Board of Trustees does not have any audit, nominating, compensation or other standing committees.

     The Board of Trustees held 3 regular meetings during 1999 and has held two through September 30, 2000. None of the Trustees attended fewer than 75% of the meetings of the Board of Trustees.

COMPENSATION OF TRUSTEES

     Trustees who are not Independent Trustees do not receive any compensation for acting as Trustees. Independent Trustees are entitled to receive the greater of $1,000 per meeting or $4,000 per year. For each year in which they serve, each Independent Trustee shall also receive 5-year options to purchase 2,500 Shares at an exercise price of $20 per Share (not to exceed 12,500 shares per Trustee). During the nine months ended September 30, 2000 Independent Trustees received $2,000 each. During 1999 each Independent Trustee received $3,000 for attending all three meetings and waived their rights to further fees and each received 5-year stock options to purchase 2,500 Shares at an exercise price of $20 per Share

THE ADVISOR

   Our Advisor is UMT Advisors, Inc. The Advisor has been retained to among other things use its best efforts to seek out and present to us, whether through its own efforts or those of third parties retained by it, a sufficient number of suitable investment opportunities which are consistent with our investment policies and objectives and consistent with such investment programs as the Trustees may adopt from time to time in conformity with the Declaration of Trust. The services of the Advisor include the day-to-day management of our operations, managing our development of investment guidelines, overseeing servicing, negotiating purchases of loans and overseeing the acquisition or disposition of investments, and managing our assets. The Advisor has a fiduciary duty to us and to our shareholders.

     The directors and officers of the Advisor are set forth below. These officers of the Advisor may also provide services to us on behalf of the Advisor.

NAME                          AGE          OFFICES HELD
Todd Etter                    50           Chairman
Christine Griffin             48           President
Timothy J. Kopacka            41           Vice President/Secretary
Melvin E. Horton, Jr.         54           Vice President

     Todd Etter is a 1972 graduate of Michigan State University. He has been President of UMT Advisors, Inc. since its formation. Previously, he was President of Mortgage Trust Advisors, Inc., the Company's former Advisor since 1996. In 1992 Mr. Etter formed South Central Mortgage, Inc., a Dallas, Texas based mortgage banking firm. Mr. Etter serves as President of South Central Mortgage, Inc. ("SCMI"), a Dallas based mortgage banking firm that he founded. From 1980 through 1992 Mr. Etter served as Principal of South Central Securities and South Central Financial Group. In 1981 Mr. Etter formed Signet Securities (subsequently South Central Securities) a NASD member firm. In 1982 he formed South Central Financial Group, Inc., a Dallas, Texas based investment banking firm. During the period he sourced over $37 million in capital for cable television, real estate and child care center investments. From 1974 through 1981, he was Vice President of Crawford, Etter and Associates, a residential development, marketing, finance and construction company. In total, Crawford, Etter and Associates developed over 1,000 residential lots, marketed over 800 single-family homes and constructed over 400 homes.

     Christine Griffin has been our President and a Trustee since July 1996. Ms. Griffin serves as President of our Advisor since its inception. From June 1995 until July 1996, Ms. Griffin served as Chief Financial Officer of SCMI, a Texas based mortgage banking firm that is an Affiliate of the Advisor and that sells Mortgages and provides mortgage servicing services to us. Her responsibilities at SCMI included day-to-day bookkeeping through financial statement preparation, mortgage warehouse lines administration, and investor communications and reporting. Additionally, Ms. Griffin was responsible for researching and implementing a note servicing system for SCMI and its subservicer. Before joining SCMI, Ms. Griffin was Vice President of Woodbine Petroleum, Inc., a publicly traded oil and gas company for 10 years, during which time her responsibilities included regulatory reporting, shareholder relations, and audit supervision. Ms. Griffin is a 1978 graduate of George Mason University, Virginia with a Bachelor of Arts degree, summa cum laude, in Politics and Government.

     Timothy J. Kopacka, a Certified Public Accountant, received a Bachelors of Arts degree in Accounting and Finance from Michigan State University. He is a member of the Michigan Association of CPA's, the Hawaii Association of Public Accountants and the American Institute of CPA's. He has served as Vice-President of UMT Advisors, Inc. since its formation. Previously, since 1996, Mr. Kopacka served as Vice President of Mortgage Trust Advisors, Inc., the Company's former Advisor. Since 1984, he has been President of Kopacka & Associates, Inc., dba Grosse Pointe Financial, a financial advisory firm. From 1980 to 1983, he was employed with Deloitte, Haskins & Sells, an international accounting and consulting firm. From 1983 through 1986, Mr. Kopacka was Chief Financial Officer for Federal Tax Workshops, Inc., an educational and consulting firm for CPA's. From 1987 to 1990, he served as Vice President of Marketing and Operations for Kemper Financial Services in their retirement plans division.

     Melvin E. Horton, Jr. has serviced in a number of sales, sales management and executive positions in the financial services industry. He received a Bachelor's degree in Business in Accounting and Finance in 1968 from Southern Methodist University and was awarded an MBA from the Cox School at SMU in 1971. Since January 2000, Mr. Horton has been President of AML Advisors, a firm engaged in providing consulting, sales, and marketing advice to institutional and individual investors. From January 1997 to January 2000 he was Senior Vice President and Managing Director of the Private Client Group of Southwest Securities, Inc.(NYSE). Mr. Horton managed The Horton Company, a Registered Investment Advisor from January 1996 to January 1997. Between August 1982 and December 1988 and between May 1992 and January 1996, he acted in sales and management positions for Salomon Smith Barney and its predecessor firms including Shearson Lehman Brothers and EF Hutton. He served as President of MBI Financial from January 1989 to May 1992.

SUMMARY OF THE ADVISORY AGREEMENT

With the approval of our Trustees, including all of the Independent Trustees, we entered into a contract with UMT Advisors, Inc. ("UMTA" or the "Advisor")(the "Advisory Agreement") which commenced on January 1, 2000, under which UMTA is obligated to use its best efforts to develop and present to us, whether through its own efforts or those of third parties retained by it, a sufficient number of suitable investment opportunities which are consistent with our investment policies and objectives and also consistent with any investment programs that the

Trustees may adopt from time to time in conformity with the Declaration of Trust. Although the Trustees have continuing exclusive authority over our management, the conduct of our affairs and the management and disposition of our assets, the Trustees have initially delegated to the Advisor, subject to the supervision and review of the Trustees and consistent with the provisions of our Declaration of Trust, the power and duty to: (1) develop underwriting criteria and a model for our investment portfolio; (2) acquire, retain or sell Mortgage Investments;
(3) seek out, present and recommend investment opportunities consistent with our investment policies and objectives, and negotiate on our behalf with respect to potential investments or the disposition thereof; (4) pay our debts and fulfill our obligations, and handle, prosecute and settle any of our claims, including foreclosing and otherwise enforcing mortgages and other liens securing investments; (5) obtain for us such services as may be required for mortgage brokerage and servicing and other activities relating to our investment portfolio; (6) evaluate, structure and negotiate prepayments or sales of Mortgage Investments;
(7) from time to time, or as requested by the Trustees, make reports to us regarding the Advisor's performance of the foregoing services; (8) supervise other aspects of our business; (9) manage the structuring and registration and marketing of current and future offerings of additional shares; (10) administer our day-to-day operations and develop our administrative budget; (11) coordinate the engagement of market makers and the listing of our Shares; (12) arrange for a mortgage warehousing credit facility and provide any required financial guarantees; (13) negotiate any mortgage purchases; (14) develop and monitor our investment policies and (15) oversee our mortgage servicing function.

     The term of the Advisory Agreement is for one year with automatic renewals unless either party provides written notice of termination to the other party at least 60 days prior to the end of the term. The Advisory Agreement will be renewed annually by us, subject to an evaluation of the performance of the Advisor by the Trustees. The Advisory Agreement may be terminated (1) without cause by the Advisor or
(2) with or without cause by a majority of the Independent Trustees. Termination under either of those provisions may be made without penalty.

     The Advisor may engage in other business activities related to real estate, Mortgage Investments or other investments whether similar or dissimilar to those made by us or act as advisor to any other person or entity having investment policies whether similar or dissimilar to ours (including other REITs). See "Investment Objectives and Policies". However, except for the allocation of investments between us and other Affiliated Programs as described under the caption "Conflicts of Interest - Competition with Affiliates for the Purchase and Sale of Mortgage Investments" or except for the operations of SCMI or CRC, before the Advisor, the officers and directors of the Advisor and all persons controlled by the Advisor and its officers and directors may take advantage of an opportunity for their own account or present or recommend it to others, they are obligated to present an investment opportunity to us if (1) that opportunity is of a character which could be taken by us, (2) that opportunity is compatible with our investment objectives and policies and (3) we have the financial resources to take advantage of that opportunity. SCMI is currently in the business of purchasing, selling and servicing mortgages and CRC is currently in the business of financing home purchases and renovations by investors. SCMI and CRC will each continue in their business. However, SCMI and CRC have each agreed that, if it has any loans that it desires to sell, it will give us the right of first refusal to purchase that loan if (1) it is of a character which could be bought by us, (2) it is compatible with our investment objectives and policies and (3) we have the financial resources to purchase it.

     For a description of the compensation to be paid to the Advisor in consideration of the services it will render to us, see "Management Compensation".

     The Declaration of Trust provides that the Independent Trustees are to determine, at least annually, that the amount of compensation which we agree to pay the Advisor is reasonable in relation to the nature and quality of the services performed, based on the factors set forth in the Declaration of Trust and such other factors as they deem relevant, including the size of the fee in relation to the size, composition and profitability of our investment portfolio, the success of the Advisor in generating opportunities that meet our investment objectives, the rates charged to other REITs and to investors other than REITs by advisors performing similar services, the amount of additional revenues realized by the Advisor and its Affiliates for other services performed for us, the quality and extent of service and advice furnished by the Advisor, the performance of our investment portfolio and the quality of our investment portfolio in relationship to the investments generated by the Advisor for its own account.

     The Advisory Agreement provides for the Advisor to pay all of our expenses and for us to reimburse the Advisor for any third party expenses that should have been paid by us but which were instead paid by the Advisor. However, the Advisor remains obligated to pay: (1) the employment expenses of its employees, (2) its rent, utilities and other office expenses (except those relating to office space occupied by the Advisor that is maintained by us) and (3) the cost of other items that generally fall under the category of the Advisor's overhead that is directly related to the performance of services for which it is otherwise receiving fees from us.

SCMI

     We have and will continue to acquire Mortgage Investments from SCMI and will utilize the services of SCMI to service some or all of the Residential Mortgages that we purchase. See "Conflicts of Interest - Purchase of Mortgage Notes from Affiliates", "Summary of the Offering - Mortgage Servicers", "Investment Portfolio" and "Management Compensation".

     SCMI is a Texas based mortgage bank of which the sole beneficial shareholder is Todd Etter, an officer and principal Shareholder of the Advisor. Ms. Christine Griffin, our President and one of our Trustees, was previously the Chief Financial Officer of SCMI. Since its inception in 1992, SCMI has purchased more than 2,000 residential mortgage notes totaling approximately $80,000,000. SCMI sells whole notes to institutional and private investors. SCMI also offers note servicing on notes it sells. SCMI currently services over 1,298 loans totaling approximately $54,000,000.

CRC

     CRC is a Texas corporation that is 50% owned by Todd Etter, an officer and principal shareholder of the Advisor. CRC is in the business of financing home purchases and renovations by real estate investors.

     We have and will continue to purchase Interim Mortgages from CRC. See "Conflicts of Interest - Purchase of Mortgage Notes from
Affiliates", "Summary of the Offering - Mortgage Servicers", "Investment Portfolio" and "Management Compensation".

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes material Federal income tax considerations to us and our shareholders. This discussion is based on existing Federal income tax law, which is subject to change, possibly retroactively. This discussion does not discuss all aspects of Federal income taxation which may be relevant to a particular shareholder in light of its personal investment circumstances or to certain types of investors subject to special treatment under the Federal income tax laws (including financial institutions, insurance companies, broker dealers and, except to the extent discussed below, tax exempt entities and foreign taxpayers) and it does not discuss any aspects of state, local or foreign tax law. This discussion assumes that investors will hold their Shares as "capital assets" (generally, property held for investment) under the Code. Prospective investors are advised to consult their tax advisors as to the specific tax consequences of purchasing, holding and disposing of the Shares, including the application and effect of Federal, state, local and foreign income and other tax laws.

GENERAL

     We elected to become subject to tax as a REIT, for Federal income tax purposes, commencing with the taxable year ending December 31, 1996.
 Our Board of Trustees currently expects that we will operate in a manner that will permit us to qualify a REIT for the taxable year ending December 31, 2001, and in each taxable year thereafter. This treatment will permit us to deduct dividend distributions to our stockholders for Federal income tax purposes, thus effectively eliminating the "double taxation" that generally results when a corporation earns income and distributes that income to its stockholders in the form of dividends.

     We have obtained an opinion of Butzel Long P.C. ("Counsel") concerning the likely outcome on the merits of the material federal income tax issues. In particular, it is Counsel's opinion that it is more likely than not that (i) we have been organized in conformity with the requirements for qualification as a REIT, and our proposed method of operation described in this prospectus and in the Declaration of Trust will meet the requirements for taxation as a REIT under the Code for any taxable year with respect to which the necessary election is in effect; and (ii) Distributions to a shareholder which is a Tax-Exempt Entity will not constitute UBTI, provided that shareholder has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of the Code. In rendering this opinion, Counsel relied upon information and undertakings supplied by the Advisor and us, and the facts contained in the prospectus concerning our organization and operation. Any alteration of the foregoing may adversely affect the validity of the opinions rendered.

     Each prospective investor should note that the opinions described herein represent only Counsel's best legal judgment as to the most likely outcome of an issue if the matter were litigated. Opinions of counsel have no binding effect or official status of any kind, and in the absence of a ruling from the IRS, there can be no assurance that the IRS will not challenge the conclusion or propriety of any of Counsel's opinions. We do not intend to apply for a ruling from the IRS that we qualify as a REIT.

QUALIFICATION AS A REIT

     Under the Code, a trust, corporation or unincorporated association meeting certain requirements (set forth below) may elect to be treated as a REIT for purposes of federal income taxation. If a valid election is made, then, subject to certain conditions, our income which is distributed to our shareholders will be taxed to those shareholders without being subject to tax at the company level. We will be taxed on any of our income that is not distributed to our shareholders. Once made, the REIT election continues in effect until voluntarily revoked or automatically terminated by our failure to qualify as a REIT for a taxable year. If our election to be treated as a REIT is terminated automatically, we will not be eligible to elect REIT status until the fifth taxable year after the year for which our election was terminated. However, this prohibition on a subsequent election to be taxed as a REIT is not applicable if (1) we did not willfully fail to file a timely return with respect to the termination taxable year, (2) inclusion of incorrect information in that return was not due to fraud with intent to evade tax, and (3) we establish to the IRS's satisfaction that failure to meet the requirements was due to reasonable cause and not to willful neglect. While we have no intention of voluntarily revoking our REIT election, if we do so, we will be prohibited from electing REIT status for the year to which such revocation relates and for the next four taxable years.

     There can be no assurance, however, that we will continue to qualify as a REIT in any particular taxable year, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances. If we were not to qualify as a REIT in any particular year, we would be subject to Federal income tax as a regular, domestic corporation, and our stockholders would be subject to tax in the same manner as stockholders of a corporation. In this event, we could be subject to potentially substantial income tax liability in respect of each taxable year that we fail to qualify as a REIT, and the amount of earnings and cash available for distribution to our stockholders could be significantly reduced or eliminated.

     The following is brief summary of certain technical requirements that we must meet on an ongoing basis in order to qualify, and remain qualified, as a REIT under the Code.

     Share Ownership Tests. Our Shares must be transferable and must be held by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months). In addition, no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. The 100-shareholder and 5-shareholders requirements are not applicable to the first taxable year for which an election to be treated as a REIT is made. On the date of the initial closing of the sale of the Shares, we had at least 100 shareholders who were independent of each other and of us. We currently have more than 100 such shareholders. In addition, the Declaration of Trust permits a restriction on transfers of Shares that would result in violation of the 5-shareholder rule. See "Summary of Declaration of Trust".
Applicable Treasury Regulations state that such a restriction will not cause the shares to fail the free transferability requirement.

     Asset Tests. We must generally meet the following asset tests (the "REIT Asset Tests") at the close of each quarter of each taxable year.

     (a) at least 75% of the value of our total assets must consist of real estate assets (within the meaning of the Code), Government securities, cash, and cash items (the "75% Asset Test"); and

     (b) the value of securities held by us but not taken into account for purposes of the 75% Asset Test must not exceed (i) 5% of the value of our total assets in the case of securities of any one non-government issuer, or (ii) 10% of the outstanding voting securities of any such issuer.

     Gross Income Tests. We must generally meet the following gross income tests (the "REIT Gross Income Tests") for each taxable year.

     (a) at least 75% of our gross income must be derived from certain specified real estate sources including interest income, gain from the disposition of certain categories of real property and "qualified temporary investment income" (i.e., income derived from "new capital" within one year of the receipt of such capital) (the "75% Gross Income Test"); and

     (b) at least 95% of our gross income for each taxable year must be derived from sources of income qualifying for the 75% Gross Income Test, dividends, interest, and gains from the sale of stock or other securities not held for sale in the ordinary course of business (the "95% Gross Income Test"); and

     We intend to maintain our REIT status by carefully monitoring our income, to comply with the REIT Gross Income Tests. See "Taxation of the Company" for a discussion of the tax consequences of failure to comply with the REIT provisions of the Code.

     Distributions to Shareholders. Each year, we must distribute to our shareholders an amount equal to (a) 90% (95% in taxable years beginning before January 1, 2001) of the sum of (i) our REIT Taxable Income (defined below) before deduction of dividends paid and excluding any net capital gain and (ii) the excess of net income from "foreclosure property" (described above in "Sources of Income") over the tax on such income, minus (b) any "excess non-cash income" (income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like kind exchange that is later determined to be taxable) (the "90% Distribution Test").

     REIT Taxable Income is, in general, the taxable income of a REIT, computed as if the REIT were an ordinary corporation, but with an allowance for a deduction for dividends paid, an exclusion for net income from foreclosure property, a deduction for the 100% tax on the greater of the amount by which the REIT fails the 75% or the 95% income test, and an exclusion for an amount equal to any net income derived from prohibited transactions.

     Dividends that are either (1) paid during the taxable year or (2) declared before our tax return for the taxable year must be filed (including extensions) and paid within 12 months of the end of such taxable year and no later than our next regular distribution payment, are considered distributions for purposes of the 90% Distribution Test. Those dividends are taxable to our shareholders (other than Tax-Exempt Entities) in the years in which they are paid, even though they reduce our REIT Taxable Income for the year in which declared assuming in the case of (2) above that we elect on our tax return to have the dividends treated as if paid in the year declared. However, in order to avoid the excise tax described in "Taxation of the Company" distributions of fourth quarter dividends in certain years may be required on or before January 31st of the following year.

     The Trustees intend to make Distributions to our shareholders on a monthly basis sufficient to meet the 90% Distribution Test. Because of
(1) the possible receipt of income from certain sources without corresponding cash receipts, (2) timing differences that may arise between the realization of taxable income and net cash flow (e.g. as a result of the original issue discount rules), and (3) possible adjustments by the IRS to deductions and gross income reported by us, it is possible that we may not have sufficient cash or liquid assets at a particular time to distribute 90% of our REIT Taxable Income. In such event, we may attempt to declare a consent dividend, which is a hypothetical distribution to shareholders out of our earnings and profits. The effect of such a consent dividend, to those shareholders who agree to such treatment, and as long as such consent dividend is not preferential, would be that those shareholders would be treated for federal income tax purposes as if that amount had been paid to them in cash and they had then immediately contributed that amount back to us as additional paid-in capital. This would result in a taxable income distribution but would also increase the shareholder's tax base in their Shares by the amount of the taxable income recognized.

     If we fail to meet the 90% Distribution Test due to an adjustment to our income by reason of a judicial decision or by agreement with the IRS, we may pay a "deficiency dividend" to shareholders in the taxable year of the adjustment, which would relate back to the year being adjusted. In that case, we would also be required to pay interest plus a penalty to the IRS. However, a deficiency dividend cannot be used to meet the 90% Distribution Test if the failure to meet that test was not due to a later adjustment to our income but rather was attributable to our failure to distribute sufficient amounts to our shareholders. If we cannot declare a consent dividend or if we lack sufficient cash to distribute 90% of our REIT Taxable Income or to pay a "deficiency dividend" in appropriate circumstances, we could be required to borrow funds or liquidate a portion of our investments in order to pay our expenses, make the required cash distributions to shareholders, or satisfy our tax liabilities. There can be no assurance that those funds will be available to the extent, and at the time, that we would require them.

     In addition, if the IRS successfully challenged our deduction of all or a portion of the fees we pay to the Advisor, those payments could be recharacterized as dividend distributions to the Advisor in its capacity as shareholder. If those distributions were viewed as preferential distributions they would not count toward the 90% Distribution Test, and there would be a substantial risk that all of our distributions would be disqualified. Because of the factual nature of the inquiry Counsel is unable to opine as to the deductibility of such fees.

TAXATION OF THE COMPANY

     In any year in which we qualify as a REIT, we will generally not be subject to Federal income tax on that portion of our REIT taxable income or capital gain which is distributed to our shareholders. We will, however, be subject to Federal income tax at normal corporate income tax rates upon any undistributed taxable income or capital gain.

     Notwithstanding our qualification as a REIT, we may also be subject to tax in certain other circumstances. If we fail to satisfy either the 75% or the 95% Gross Income Test, but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will generally be subject to a 100% tax on the greater of the amount by which we fail either the 75% or the 95% Gross Income Test. We will also be subject to a tax of 100% on net income derived from certain prohibited transactions, and if we have (1) net income from the sale or other disposition of foreclosure property which is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property, we will be subject to

Federal income tax on that income at the highest corporate income tax rate. In addition, if we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year and (2) 95% of our REIT capital gain net income for such year, we would be subject to, generally, a (i) 4% Federal excise tax on the excess of such required distribution over the amounts actually distributed during the taxable year, plus (ii) any undistributed amount of ordinary and capital gain net income from the preceding taxable year. We may also be subject to the corporate alternative minimum tax, as well as other taxes in certain situations not presently contemplated.

TAXATION OF TAXABLE SHAREHOLDERS

     Dividend Income. Distributions we pay to our shareholders will be taxable to shareholders who are not Tax-Exempt Entities as ordinary income to the extent of our current or accumulated earnings and profits.
 Distributions we pay that are designated as long-term capital gains dividends by us will be taxed as long-term capital gains to taxable shareholders to the extent that they do not exceed our actual net capital gain for the taxable year. Shareholders that are corporations may be required to treat up to 20% of any such capital gains dividends as ordinary income. Such distributions, whether characterized as ordinary income or as capital gain, are not eligible for the 70% dividends received deduction for corporations.

     Distributions we pay to shareholders which are not designated as capital gains dividends will be taxed as ordinary income to shareholders to the extent of our then current accumulated earnings or profit. Distributions which are not designated as capital gain dividends and which are in excess of our current or accumulated earnings and profits are treated as a return of capital to the shareholders and reduce the tax basis of a shareholder's Shares (but not below zero). Any such distribution in excess of the tax basis is taxable to any such shareholder that is not a Tax-Exempt Entity as a gain realized from the sale of the Shares.

     Our declaration of the consent dividend would result in taxable income to consenting shareholders (other than Tax-Exempt Entities) without any corresponding cash distributions. See "Qualification as a REIT - Distributions to Shareholders", above.

     Portfolio Income. Dividends paid to shareholders will be treated as portfolio income with respect to shareholders who are subject to the passive activity loss rules. Such income therefore will not be subject to reduction by losses from passive activities (i.e. any interest in a rental activity or in a trade or business in which the shareholder does not materially participate, such as an interest held as a limited partner) of that shareholder. Such Distributions will, however, be considered investment income which may be offset by certain investment expense deductions.

     No Flow Through of Losses. Shareholders should note that they are not permitted to deduct any of our net losses.

     Sale of Shares. Shareholders who sell their Shares will recognize taxable gain or loss equal to the difference between the amount realized on that sale and their basis in those Shares. Gain or loss recognized by a shareholder who is not a dealer in securities and whose Shares have been held for more than one year will generally be taxable as long-term capital gain or loss.

     Back-up Withholding. Distributions will ordinarily not be subject to withholding of federal income taxes. Withholding of such tax at a rate of 31% may be required, however, by reason of a failure of a shareholder to supply us or our agent with the shareholder's Taxpayer Identification Number. Such "Backup" withholding may also apply to a shareholder who is otherwise exempt from backup withholding if that shareholder fails properly to document his status as an exempt recipient of distributions. Each shareholder will therefore be asked to provide and certify his correct Taxpayer Identification Number or to certify that he is an exempt recipient.

TAXATION OF TAX-EXEMPT ENTITIES

     In general, a shareholder that is a Tax-Exempt Entity will not be subject to tax on Distributions received from us. The IRS has ruled that amounts distributed as dividends by a qualified REIT generally do not constitute unrelated business taxable income ("UBTI") when received by a Tax-Exempt Entity. Thus, Distributions paid to a Shareholder which is a Tax-Exempt entity and gain on the sale of Shares by a Tax-Exempt Entity (other than those Tax-Exempt Entities described below) will not be treated as UBTI, even if we incur indebtedness in connection with the acquisition of real property or the acquisition or making of a Mortgage Investment, provided that the Tax-Exempt Entity has not financed the acquisition of its Shares.

     For Tax-Exempt Entities which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Code sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in the Shares will constitute UBTI unless the organization is able properly to deduct amounts set aside or placed in reserve for certain purposes so as to offset the UBTI generated by its investment in the Shares. Such prospective investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

     In the case of a "qualified trust" (generally, a pension or profit sharing trust) holding stock in a REIT, are treated as the beneficiaries of that trust as holding stock in the REIT in proportion to their actuarial interests in the qualified trust. A qualified trust that holds more than 10% of the shares of a REIT is required to treat a percentage of REIT dividends as UBTI if the REIT incurs debt to acquire or improve real property. This rule applies only if (1) the qualification of the REIT depends upon the application of the "look through" exception (described above) to the restriction on REIT shareholdings by five or fewer individuals, including qualified trusts, and (2) the REIT is "predominantly held" by qualified trusts. A REIT is "predominantly held" by qualified trusts if either (A) a single qualified trust holds more than 25% by value of the interest in the REIT or (B) one or more qualified trusts (with each owning more than 10% by value of the interests in the REIT) hold in the aggregate more than 50% by value of the interests in the REIT. The percentage of any dividend paid (or treated as paid) to a qualified trust that is treated as UBTI is equal to the amount of modified gross income (gross income less directly connected expenses) from the unrelated trade or business of the REIT (treating the REIT as if it were a qualified trust), divided by the total modified gross income of the REIT. If the percentage so determined is less than 5 percent, none of the dividends will be treated as UBTI. Because (1) we expect the Shares to be widely held, and (2) the Declaration of Trust prohibits any shareholder from owning more than 9.8 percent of the Shares entitled to vote, this UBTI rule should not result in UBTI to any Tax-Exempt Entity.

STATEMENT OF STOCK OWNERSHIP

     We are required to demand annual written statements from the record holders of certain percentages of our Shares disclosing the actual owners of the Shares. We must also maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received regarding the actual ownership of those Shares and a list of those persons failing or refusing to comply with those demands.

STATE AND LOCAL TAXES

     Our tax treatment and the tax treatment of our shareholders in states having taxing jurisdiction over them may differ from the federal income tax treatment. Accordingly, no discussion of state taxation is provided herein nor is any representation made as to our tax status or the tax status of the Shares or shareholders in such states. Each shareholder should consult his own tax advisor as to the status of the Shares under the state tax laws applicable to him.

                             ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of ERISA and of Section 4975 of the Code that may be relevant to a prospective purchaser of the Shares. This discussion does not deal with all aspects of ERISA or
Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan Stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of
Section 4975 of the Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to state law requirements) (all of which we refer to in this discussion as "Qualified Plans")in light of their particular circumstances.

     In considering whether to purchase Shares with the assets of a Qualified Plan, the plan fiduciary should consider (1) whether the investment is in accordance with the documents and instruments governing the Qualified Plan; (2) whether such an investment, alone and in conjunction with any other plan investment, satisfies the diversification, prudence and liquidity requirements of ERISA, to the extent applicable; (3) the need to value the assets of the Qualified Plan annually; and (4) the effect if our assets are treated as "plan assets" following that investment.

     A fiduciary should also consider the entire discussion under the preceding section entitled "Federal Income Tax Considerations," as material contained therein is relevant to any decision by a Qualified Plan to purchase the Shares.

     The fiduciary of an IRA, or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan"), should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents, not prohibited under Section 4975 of the Code and permitted under applicable state law.

     In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Qualified Plan and persons who have certain specified relationships to the Qualified Plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Code).

     A Prohibited Transaction may occur if the assets of the Company are deemed to be assets of a Qualified Plan (i.e., the "look-through rule") which invests in Shares and thereafter a "party in interest" or a "disqualified person" deals with the assets in a manner not permitted under ERISA or the Code. Under such circumstances, any person that exercises authority or control with respect to the management or disposition of Plan assets is a Qualified Plan fiduciary and, therefore, is a "party in interest" and a "disqualified person" capable of participating in a Prohibited Transaction with the Qualified Plan. Thus, the action of an employee of the Company in dealing with the assets of the Company can, under certain circumstances, cause a Qualified Plan which invests in the Shares to be a participant in a Prohibited Transaction. While "Plan assets" are not defined in ERISA or the Code, the United States Department of Labor ("DOL") has issued regulations (the "DOL Regulations") that provide guidance on the circumstances under which a Qualified Plan's investment in Shares will be subject to the "look-through rule" and thus turn the Company's assets into Qualified Plan assets. The DOL Regulations provide an exception to the "look-through rule" for a Qualified Plan that invests in a "publicly-offered security." This exception would apply to the Shares, if they are part of a class of securities that is "widely- held," "freely-transferable," and either registered under Section 12(b) or 12(g)of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Act, provided the class of securities of which the security is a part are registered under the Exchange Act within 120 days or such longer period as is allowed by the SEC after the end of the fiscal year of the issuer during which the offering occurred. The Shares are being sold in an offering registered under the Act and the Company represents that the class of securities of which the Shares are a part were registered under the Exchange Act within applicable time limits.

     The DOL Regulations indicate that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. The Company represents that the Shares are held by over 100 independent investors and, therefore should be considered "widely-held."

     The DOL Regulations further provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations state that generally, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the determination of the finding that such securities are "freely-transferable." The DOL Regulations indicate that a restriction or prohibition against a transfer or assignment, which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect the determination of whether securities are "freely transferable." The Company believes that the limits imposed under the Declaration of Trust on the transfer of the Excess Shares are designed to prevent violations of the prohibition against five or fewer persons owning more than 50% of the Shares (which would cause a of REIT status for tax purposes) or are otherwise permitted under the DOL Regulations and, therefore, will not cause the Shares to not be "freely- transferable."

     The DOL Regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will not conclude that the Shares are not "freely-transferable," or not "widely-held". However, the Company believes that the Shares will be "publicly offered securities" for purposes of the DOL

Regulations and that (i) the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares and (ii) any person who exercises authority or control with respect to the Company's assets should not be treated as a Plan fiduciary of any Plan that invests in the Shares, for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Code.

ANNUAL VALUATION

     A fiduciary of a Qualified Plan subject to ERISA is required to determine annually the fair market value of the assets of such Qualified Plan as of the end of such Plan's fiscal year and to file annual reports reflecting such value. In addition, a trustee of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

     Because the Shares are not listed for quotation and a public market is unlikely to develop until the sale of all of the Shares, it is likely that no determination of the fair market value of a Share will be readily available. In these circumstances, the Declaration of Trust provides that we may, but need not, make available to fiduciaries of Qualified Plans an annual good faith estimate of the value of our portfolio of investments, on the basis of their value if then liquidated, and the amount attributable to each Share. There can be no assurance that, if we do provide this estimate, (1) such value could or will actually be realized by us or by shareholders upon liquidation (in part because appraisals or estimates of value do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets), (2) shareholders could realize such value if they were to attempt to sell their Shares, or (3) such value would comply with the ERISA or IRA requirements described above.

                       SUMMARY OF DECLARATION OF TRUST

     Each shareholder shall be bound by and deemed to have agreed to the terms of the Declaration of Trust by his election to become a shareholder. Our Declaration of Trust is our organizational document and it has been reviewed and approved unanimously by the Trustees. The following is a summary of the material provisions of the Declaration of Trust but is qualified in its entirety by specific reference to the Declaration of Trust attached as an exhibit to the Registration Statement.

SHAREHOLDER MEETINGS

     An annual meeting of shareholders for the election of the Trustees and such other business as shall be stated in the notice of meeting will be held each year, not less than 30 days after delivery of the annual report, but in no event later than June 30 of each such year. Special meetings may be called by the Chairman of the Board, by the President, by a majority of Trustees or by a majority of the Independent Trustees, or by shareholders holding, in the aggregate, not less than 10% of the outstanding Shares. At any meeting of shareholders, each Shareholder is entitled to one vote for each Share owned of record (other than Excess Shares, described below) on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding Shares shall constitute a quorum, and a majority vote of the shareholders will be binding on all of our shareholders. See "Description of the Shares", below.

SHAREHOLDER VOTING RIGHTS

     Except as otherwise provided, all Shares shall have equal voting rights. Shareholders are entitled to vote by written consent and do not have cumulative voting rights.

     Excess Shares (Shares held by a Shareholder in excess of 9.8% of the outstanding Shares entitled to vote) are not entitled to any voting rights and are not considered outstanding for the purpose of determining a quorum.

     All elections for Trustees shall be decided by a plurality vote (at a meeting or without a meeting, provided that at least a majority of the outstanding Shares shall cast a vote in such election). Unless otherwise provided by the Declaration of Trust, all other questions shall be decided by a majority of the votes cast at a meeting at which a quorum is present or a majority of outstanding Shares cast, without a meeting.

     Each Shareholder entitled to vote may do so (1) at a meeting, in person, by written proxy or by a signed writing or consent directing the manner in which he desires that his vote be cast (which must be received by the Trustees prior to such meeting) or (2) without a meeting, by a signed writing or consent directing the manner in which he desires that his vote be cast (which must be received by the Trustees prior to the date the votes of the shareholders are to be counted).

     Any or all Trustees may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding Shares entitled to vote.

     None of the Advisor, the Trustees nor their Affiliates may vote any Shares held by them on matters submitted to the shareholders regarding:
(1)  the removal of the Advisor, the Trustees or their Affiliates and
(2) any transaction between us and the Advisor, the Trustees or their Affiliates. Shares held by the Advisor, the Trustees and their Affiliates shall not be included in determining the number of outstanding Shares entitled to vote on these matters, nor in the Shares actually voted thereon.

     The holders of a majority of the outstanding Shares may vote to terminate our existence at any time.

     A vote of the majority of the outstanding Shares entitled to vote is necessary to amend the Declaration of Trust, except that amendment of the provision regarding supermajority approval of certain Rollups or conversion transactions requires the vote of the holders of 80% of the outstanding Shares. See "Summary of Declaration of Trust - Amendment of the Declaration of Trust", below.

SHAREHOLDER LISTS; INSPECTION OF BOOKS AND RECORDS

     An alphabetical list of names, record addresses and business telephone numbers of all shareholders with the number of Shares held by each, shall be maintained as part of our books and records at our principal office. That list shall be updated at least quarterly, and shall be open for inspection by a shareholder or his designated agent upon a shareholder's request. That list shall also be mailed to any shareholder requesting the list within 10 days of the request. We may require the shareholder who requests a shareholder's list to represent that the list is not requested for a commercial purpose unrelated to the shareholder's interest as a shareholder.

     Any shareholder and any designated representative thereof shall be permitted access to all of our records at all reasonable times, and may inspect and copy any of them. In addition, our books and records shall be open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

TRUSTEES

     A majority of the Trustees shall at all times be Independent
Trustees. The Board of Trustees currently consists of five Trustees, including three Independent Trustees and one Trustee employed by us. Each Trustee shall serve a term of one year.

     The Declaration of Trust provides that the number of Trustees may be increased or decreased by the Trustees but shall not be less than three nor more than nine at any one time. Any Trustee may resign at any time and may be removed by a majority of the Trustees for cause only or by a majority of the outstanding Shares entitled to vote with or without cause. Vacancies occurring as a result of the removal of Trustees by shareholders shall be filled by the shareholders.

     No bond is required to secure the performance of a Trustee unless the Trustees so provide. The Trustees are empowered to fix the compensation of all officers whom they select, including the President. The Independent Trustees will be paid the greater of $1,000 per meeting or $4,000 per year. Trustees affiliated with the Advisor or employed by us will not be compensated by the us for their service as Trustees.

     Our President, the Advisor, the Trustees nor their Affiliates may not vote any Shares held by them on matters submitted to the shareholders regarding the removal of the President, Advisor, the Trustees or their Affiliates. Shares held by the President, the Advisor, the Trustees and their Affiliates may not be included in determining the number of outstanding Shares entitled to vote on these matters, nor in the Shares actually voted thereon.

AMENDMENT OF THE DECLARATION OF TRUST

     Our Declaration of Trust may be amended by the vote of the holders of a majority of the outstanding Shares and a majority of the Trustees, including a majority of the Independent Trustees, except that: (a) the amendment of the provision contained in the Declaration of Trust regarding super majority shareholder approval of certain Roll-Up or conversion transactions requires the vote of the holders of 80% of the outstanding Shares; and (b) any amendment which would change any rights with respect to any outstanding class of our securities, by reducing the amount payable thereon upon our liquidation, or by diminishing or eliminating any voting rights pertaining thereto, requires the vote or written consent of the holders of two-thirds of the outstanding securities of such class. Notwithstanding the foregoing, a majority of the Trustees, including a majority of the Independent Trustees, are authorized to amend our Declaration of Trust without the consent of shareholders (1) to the minimum extent necessary, based on an opinion of counsel, if any provision of the Declaration of Trust conflicts with the provisions of the Code applicable to REITs, the regulations thereunder, or to comply with other laws or regulations, (2) to delete or add any provision required to be deleted or added by the Securities and Exchange Commission or a state "blue sky" commissioner, which addition or deletion is deemed by such official to be for the benefit or protection of shareholders, or (3) to clarify an ambiguity, correct an inconsistency or supplement the Declaration of Trust in a manner not inconsistent with any other provision contained therein.

RESPONSIBILITY OF TRUSTEES

     The Board of Trustees is responsible for our general policies and for such general supervision and management of our business as may be necessary to insure that such business conforms to the provisions of the Declaration of Trust.

     The Trustees are accountable to the shareholders as fiduciaries and are required to perform their duties in good faith and in a manner each Trustee believes to be in our best interest and in the best interest of our shareholders. The Trustees are also required to perform their duties, with such care, including reasonable inquiry, as a prudent person in a like position would use under similar circumstances. See "Fiduciary Responsibilities of Trustees".

     The laws of the State of Maryland and our Declaration of Trust provide certain limits on the liability of our Trustees and officers to us and our shareholders. See "Fiduciary Responsibility of Trustees - Limitation on Liability of Trustees and Officers". In addition, the Declaration of Trust provides for us to indemnify the Trustees, the Advisor and their Affiliates against certain liabilities. See "Fiduciary Responsibility of Trustees - Indemnification of Trustees, Officers and Others".

     The Declaration of Trust provides that the Trustees shall have full, absolute and exclusive power, control, management and authority over our assets and over our business and affairs to the same extent as if the Trustees were the sole owners thereof in their own right. The Trustees have the power to enter into commitments to make any investment, purchase or acquisition, or to exercise any power authorized by the Declaration of Trust. Currently, we use our President to supervise our day-to-day operations, subject to compliance with our investment objectives and policies, and also subject to the supervision of the Trustees. UMT Advisors, Inc. will take over supervision of our day to day operations commencing on January 1, 2001.

     The Trustees have the responsibility to establish written policies on investments and borrowings and shall monitor both ours and the Advisor's administrative procedures, investment operations and performance to assure that those policies are carried out. Until modified by the Trustees, we shall follow the policies on investments and borrowings set forth in this prospectus. The approval of a majority of the Independent Trustees must approve any change in our investment objectives.

     In addition, the Trustees have a fiduciary duty to our shareholders to review our relationship with the Advisor.

     The Trustees (including the Independent Trustees) have the responsibility periodically to monitor the allocation of Mortgage Investments among us and the Affiliated Programs to insure that the allocation method described herein is being applied fairly to us. See "Conflicts of Interest - Competition with Affiliates for Purchase and Sale of Mortgages".

LIMITED LIABILITY OF SHAREHOLDERS

     The Maryland statute under which we were formed provides that shareholders are not personally liable for our obligations. The
Declaration of Trust also provides that every written agreement entered into by us shall contain a provision that our obligations are not enforceable against the shareholders personally.

DESCRIPTION OF THE SHARES

     Except with respect to "Excess Shares" (which are Shares held by a shareholder which are in excess of 9.8% of the outstanding Shares entitled to vote), all of the Shares are of one class and have a par value of $.01 per Share. We are authorized to issue as many Shares (including fractional shares) as the Trustees may determine. Shareholders are entitled to one vote for each Share held on all matters presented for a vote of shareholders. In meetings where a quorum is present, a majority of the votes cast by shareholders is required to adopt a provision, unless otherwise provided. All Shares participate equally in distributions when and as declared by the Trustees and in the assets available for distribution after payment of liabilities upon dissolution and liquidation. The Shares, when issued, will be fully paid and nonassessable and will not be subject to redemption by us (except in the case of a redemption to prevent a violation of the concentration of ownership provisions of the Code applicable to REITs), nor will they have any preference, conversion, exchange, preemptive or cumulative voting rights.

     Any demands or distributions with respect to the Excess Shares (see "Shareholder Voting Rights") shall be held by us in a savings bank account for the benefit of the holders of such Excess Shares until such time as the Excess Shares cease to be Excess Shares.

     Excess Shares shall be deemed to have been offered for sale to the Company for a period of 120 days from the date of (i) the transfer that created the Excess Shares, if the Company had actual knowledge of the transfer, or (ii) if the Company does not know of the transfer, the determination by the Trustees that a transfer creating Excess Shares has taken place. The price for such Excess Shares shall be their fair market value as of the date of either (i) or (ii) above. After the Company gives notice of its intention to purchase the Excess Shares, such Shares shall have no further rights (beyond the right of the Shareholder to receive payment therefor). In the event the Company determines not to purchase the Excess Shares, said Shares shall have no further rights until they are held by a Shareholder owning 9.8% or less of the outstanding Shares of the Company.

MARYLAND ANTI-TAKEOVER LAW PROVISIONS

     The Declaration of Trust provides that we elect to be governed by the special voting requirements of the Maryland Corporations and Associations Article (the "Special Voting Article").

     The Special Voting Article contains an "interested stockholder" provision that prohibits a Maryland corporation (which includes a Maryland real estate investment trust) from engaging in a broad range of business combination or other similar transaction with an interested stockholder for a period of five years after that person first became an interested stockholder. After that five year period, those transactions may not be consummated unless (i) the transaction is first recommended by our Trustees, (ii) the transaction is approved by the affirmative vote of at least 80% of the votes entitled to be cast by all of our shareholders and 66 2/3% of the votes entitled to be cast by all shareholders other than the interested stockholder unless, among other things, our shareholders receive a minimum price (as defined in the Special Voting Article) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

     A business combination with an interested stockholder which is approved by our Trustees at any time before a person first becomes an interested stockholder is not subject to the special voting requirements or fair price provisions of the Special Voting Article. An amendment to our Declaration of Trust charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. That amendment would not be effective until eighteen months after the vote of shareholders and does not apply to any business combination with a person who was an interested stockholder on the date of the shareholder vote.

     The Special Voting Article also contains a control share provision which states that "control shares" acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer or by officers or Trustees who are our employees. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock previously acquired by such a person, would entitle the acquirer to exercise voting power in electing Trustees within one of the following ranges of voting power: (i) 20% or more but less than 33 1/3%, or (ii) 33 1/3% or more but less than a majority, or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means, subject to certain exceptions, the acquisition of, ownership of, or the power to direct the exercise of voting power with respect to, control shares.

     A person who has made or proposes to make a control share acquisition upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our Trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question ourselves at any shareholders' meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value, without regard to voting rights. Fair value shall be determined as of the date of the meeting of the shareholders at which the voting rights of the control shares are considered as of the date of the last acquisition of control shares by the acquiring person. If voting rights for control shares are approved at a shareholders' meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

RESTRICTIONS ON TRANSFER OF SHARES

     Certain transfers or purchases may be prohibited by our Trustees to ensure our continued qualification as a REIT under the Code.

     For us to continue to qualify as a REIT under the Code, not more than 50% of our outstanding Shares may be owned by five or fewer individuals during the last half of the year, and the Shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

In order to prevent five or fewer individuals from acquiring more than 50% of our outstanding Shares, and our resulting failure to qualify as a REIT, we will limit the ownership and transfer of the Shares in order to comply with those limitations.

     The Trustees will require each proposed transferee of Shares to deliver a statement or affidavit setting forth the number of Shares, if any, already owned, directly or indirectly, by that transferee and will refuse to permit any transfer of Shares which would cause an accumulation of Shares that would jeopardize our status as a REIT.

     The Declaration of Trust also provides that the Board of Trustees may redeem Shares in order to maintain our REIT status. Except for the redemption of "Excess Shares" which will be at the price set forth under "Summary of Declaration of Trust - Description of the Shares" above, the redemption price shall be determined in good faith by the Independent Trustees.

RESTRICTIONS ON CERTAIN CONVERSION TRANSACTIONS AND ROLLUPS

     The Declaration of Trust requires that 80% in interest of our shareholders and all the Independent Trustees approve certain exchange offers, mergers, consolidations or similar transactions in which our shareholders receive securities in a surviving entity having a substantially longer duration or materially different investment objectives and policies, or that provides significantly greater compensation to management from that which is described in this prospectus, except for any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the shareholders. It should be noted that standards such as "substantially longer life", "materially different investment objectives and policies" or "provides significantly greater compensation to management" are not defined and are by their nature potentially ambiguous. Any ambiguities will be resolved by the Trustees (a majority of whom are independent).

     Notwithstanding the foregoing, we may not participate in any proposed Roll-Up which would:

     (a) result in our shareholders having voting rights that are less than those provided in the Declaration of Trust;

     (b) result in our shareholders having rights to receive reports that are less than those provided in the Declaration of Trust;

     (c) include provisions which would operate materially to impede or frustrate the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

     (d) limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of the Shares hold by that investor;

     (e) result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in the Declaration of Trust; or

     (f) require us to pay the cost of the transaction if the Roll-Up is not approved by our shareholders;

provided, however, that nothing shall be construed to prevent participation in any proposed Roll-Up which would result in shareholders having rights and restrictions comparable to those contained in the Declaration of Trust, with the prior approval of a majority of the shareholders.

     The Declaration of Trust also requires that an appraisal of all our assets shall be obtained from a competent independent expert in connection with a proposed Roll-Up.

RATIFICATION OF DECLARATION OF TRUST

     The Declaration of Trust has been reviewed and ratified by all of the Trustees by unanimous written consent.

TERMINATION

     We may be dissolved at any time without approval of a majority of the Board of Trustees by an affirmative vote of the holders of a majority of the outstanding Shares.

LIMITATION ON TOTAL OPERATING EXPENSES

     Our goal is to limit our annual Total Operating Expenses (exclusive of loan servicing fees) to 0.5% of our Average Invested Assets. Effective January 1, 1997, the Advisor has been funding all of our general and administrative expenses in return for a contribution by us of an amount equal to 0.5% of our Average Invested Assets for the immediately preceding month. However, our contributions to the Advisor shall not exceed the lesser of (a) the total general and administrative expenses funded by the Advisor or (b) an amount equal to the maximum allowable Total Operating Expenses under the Declaration of Trust. Effective January 1, 2001 we will operate pursuant to a new Advisory Agreement with UMT Advisors Inc. Under the new Advisory Agreement, we will pay a trust administration fee of 1/12th of 1/2 of 1% on the first $50,000,000 of Mortgage Investments and 1/12th of 1% of the amount of
the Mortgage Investments in excess of $50,000,000.   The Declaration of
Trust provides that our Total Operating Expenses may not exceed in any fiscal year the greater of (a) 2% of the Average Invested Assets (defined generally as the average book value our Mortgage Investments, without regard for non-cash reserves) or (b) 25% of our Net Income. In the event our Total Operating Expenses exceed the limitations described above then within 60 days after the end of the Company's fiscal year, the Advisor shall reimburse the Company the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Company exceed the limitation.

LIMITATION ON ACQUISITION EXPENSES AND FEES

     The total of Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to 6% of the purchase price of any Mortgage Investment. Notwithstanding the above, a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to us. However, notwithstanding the foregoing, the Acquisition Fees to be paid to the Advisor or its Affiliates for sourcing, evaluating, structuring and negotiating the acquisition terms of Mortgage Investments shall not exceed 3.0% OF THE Net Offering Proceeds collected by us.

RESTRICTIONS ON TRANSACTIONS WITH AFFILIATES

     Our Declaration of Trust imposes certain restrictions upon dealings between us and the Advisor, any Trustee or Affiliates thereof. In particular, the Declaration of Trust provides that we shall not engage in transactions with any Sponsor, the Advisor, a Trustee or Affiliates thereof, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Independent Trustees, not otherwise interested in such transaction, who have determined that (a) the transaction is fair and reasonable to us and our shareholders; (b) the terms of such transaction are at least as favorable as the terms of any comparable transactions made on arms length basis and known to the Trustees; and (c) the total consideration is not in excess of the appraised value of the property being acquired, if an acquisition is involved. As a result of the foregoing, a majority of the Independent Trustees, not otherwise interested in the transaction, will be required to approve the purchase of each Mortgage Investment that is purchased from a Sponsor, the Advisor or an Affiliate thereof, after determining that those purchases are made on terms and conditions that are no less favorable than those that could be obtained from independent third parties for mortgages with comparable terms, rates, credit risks and seasoning. The Advisory Agreement with the Advisor and the use of SCMI, an affiliate of the Advisor, to service the mortgage notes acquired by us for an annual service fee equal to 0.5% of the outstanding principal balance of each note that it services for us have been approved by the Trustees. See "Investment Objectives and Policies - Other Policies".

     Payments to the Advisor, the Trustees and their Affiliates for services rendered in a capacity other than that as the Advisor or Trustees may only be made upon a determination of a majority of the Independent Trustees, not otherwise interested in such transaction that:
(1) the compensation is not in excess of their compensation paid for any comparable services; and (2) the compensation is not greater than the charges for comparable services available from others who are competent and not affiliated with any of the parties involved.

RESTRICTIONS ON BORROWING

     The Declaration of Trust provides that we may not incur indebtedness unless: (1) that indebtedness is not in excess of 50% of our Net Asset Value; or (2) a majority of the Independent Trustees have determined that such indebtedness is otherwise necessary to satisfy the requirement that we distribute at least 95% of our REIT Taxable Income or is advisable to assure that we maintain our qualification as a REIT for federal income tax purposes. In addition, our aggregate secured and unsecured borrowings shall be reasonable in relation to our Net Assets and shall be reviewed by the Trustees at least quarterly. In the absence of satisfactory showing that a higher level of borrowing is appropriate, the maximum amount of those borrowings shall not exceed 50% of our Net Assets. Any excess over such 50% level shall be approved by a majority of Independent Trustees and disclosed to shareholders in our next quarterly report, along with justification for that excess.

RESTRICTION ON INVESTMENTS

     The Declaration of Trust prohibits investments in (1) any foreign currency, bullion, commodities or commodities future contracts (this limitation is not intended to apply to interest rate futures, when used solely for hedging purposes); (2) short sales; and (3) any security in any entity holding investments or engaging in activities prohibited by the Declaration of Trust.

     In addition to other investment restrictions imposed by the Trustees from time to time consistent with our objective to qualify as a REIT, we will observe the following restrictions on our investments set forth in our Declaration of Trust:

     (a) Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real properties" does not include properties under construction, under the contract for development or plan for development within one year;

     (b) We may not invest in real estate contracts of sale unless those contracts of sale are recordable in the chain of title and unless that investment is made in conjunction with the acquisition or sale of real property or when held as security for Mortgages made or acquired by us;

     (c) Except for the types of investments described herein in the section entitled "Investment Objectives and Policies", we may not invest in equity securities unless a majority of Trustees, including a majority of Independent Trustees, not otherwise interested in that transaction approve the transaction as being fair, competitive and commercially reasonable;

     (d) We may not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, a Trustee or Affiliates thereof;

     (e) To the extent we invest in real property, a majority of the Trustees shall determine the consideration paid for that real property, based on the fair market value of the property. If a majority of the Independent Trustees so require, or if the real property is acquired from the Advisor, as Trustee or Affiliates thereof, the fair market value of that real property shall be determined by a qualified independent real estate appraiser selected by the Independent Trustees;

     (f) We will not invest in indebtedness (herein called "junior debt") secured by a mortgage on real property which is subordinate to the lien of other indebtedness (herein called "senior debt"), except where the amount of that junior debt, plus the outstanding amount of the senior debt, does not exceed 85% of the appraised value of that property, if after giving effect thereto, the value of all such investments of the Company (as shown on our books in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of our tangible assets.

     (g) We will not engage in trading, as compared with investment activities; and

     (h) We will not engage in underwriting or the agency distribution of securities issued by others.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all states in which the properties securing mortgage loans in which we might invest are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing mortgage loans.

MORTGAGES AND DEEDS OF TRUST AND CONTRACT FOR DEED GENERALLY

     Mortgage loans are secured by either mortgages or deeds of trust or contracts for deed (also known as a land contract) or other similar security instruments, depending upon the prevailing practice in the state in which the related mortgaged property is located. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, until the debt is paid, in trust for the benefit of the beneficiary to the trustee to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the direction of the beneficiary.

     A Contract for Deed (also known as a land contract) is a document evidencing the agreement between a seller of real estate ("mortgagor") and a buyer pursuant to which the seller retains legal title to the property and agrees with the purchaser to transfer the property in exchange for the payment of the purchase price, plus interest, over the term. Upon full performance of the contract by the purchaser, the seller is obligated to convey title to the property. As with mortgage or deed of trust financing, during the effective period of the contract of deed, the purchaser is typically responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land and improvements and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

     The Priority of liens on real estate created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments. In addition, the Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage.

FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial actions initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures, which vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee' sale vary from state to state. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expense incurred in enforcing the obligations. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be covered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     The method of enforcing the rights of the mortgagee under a contract for deed varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the contract for deed strictly according to its terms. The terms of contracts for deed generally provide that upon default by the mortgagor, the mortgagor loses his or her right to occupy the property, the entire indebtedness is accelerated, and the mortgagor's equitable interest in the property is forfeited. The mortgagee in such a situation does not have to foreclose in order to obtain title to the property, although in some cases, both a quiet title action to clear title to the property (if the mortgagor has recorded notice of the contract for deed) and an ejectment action to recover possession may be necessary. In a few states, particularly in cases of default during the early years of a contract for deed, ejectment of the mortgagor and a forfeiture of his or her interest in the property will be permitted. However, in most states, laws (analogous to mortgage laws) have been enacted to protect mortgagors under contracts for deed from the harsh consequences of forfeiture. These laws may require the mortgagee to pursue a judicial or nonjudicial foreclosure with respect to the property and give the mortgagor a notice of default and some grace period during which the contract for deed may be reinstated upon full payment of the default amount.

     In case of foreclosure under either a mortgage or deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "Statutory Rights of Redemption" below), and because the physical condition of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons (including exposure to potential fraudulent transfer allegations), a third party may be unwilling to purchase the property at the foreclosure sale. For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued, and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure, forfeiture and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

     In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effects of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale under a deed of trust, or under a mortgage having a power of sale, or under a contract for deed does not involve sufficient state action to afford constitutional protection to the borrower.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties, which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan.
 In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     Under the laws of certain states, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs incurred by the same. In some states such lien law priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

     The state of law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, can be imposed on a secured lender. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property could under certain circumstances fall within the liberal terms of the definition of "owner or operator", consequently, such laws often specifically exclude such a secured lender, provided that the lender does not participate in the facility's management of environmental matters.

     In 1992, the United States Environmental Protection Agency (the "EPA") issued a rule interpreting and delineating CERCLA's secured creditor exemption. This rule defined and specified the range of permissible actions that may be undertaken by a lender who holds a contaminate facility as collateral without exceeding the bounds of the secured creditor exemption. In February 1994, however, the United States Court of Appeals for the D.C. Circuit struck down the EPA's lender liability rule on the grounds that it exceeded EPA's rule making authority under CERCLA. A petition for writ of certiorari to the United States Supreme Court appealing the D.C. Circuit's decision was denied in January 1995. At the present time, the future status of the rule and similar legislation now pending in Congress is unclear, although the EPA has stated that it will continue to adhere to the rule as a matter of policy and is in the process of preparing guidance to this effect. Certain courts that have addressed the issue of lender liability under CERCLA have, in some cases without relying on any EPA rule or policy, nonetheless interpreted the secured creditor exemption consistent with the EPA rule. In any event, the EPA rule does not or would not necessarily affect the potential for liability under state law or federal laws other than CERCLA. Furthermore, it is not clear at the present time whether any such lender protections would be binding in actions brought by a party other than the federal government.

     We expect that at the time most, if not all, mortgage loans are purchased, no environmental assessment or a very limited environmental assessment of the mortgaged properties will have been conducted.

     "Hazardous substances" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, and urea formaldehyde.

     If a lender is or becomes liable for clean up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower (see "Anti-Deficiency Legislation" below) may curtail the lender's ability to recover from its borrower the environmental clean up and other related costs and liabilities incurred by the lender.

JUNIOR MORTGAGE AND DEEDS OF TRUST; RIGHTS OF SENIOR MORTGAGES OR
BENEFICIARIES

     Priority of liens on mortgaged property created by mortgages or deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See "Environmental Risks". In addition, the Code provides priority to certain tax liens over the lien of a mortgage.

     We do not presently intend to acquire junior mortgages or deeds of trust, which are subordinate to senior mortgages or deeds of trust held by the other lenders. Our rights as mortgagee or beneficiary under a junior mortgage or deed of trust will be subordinate to those of the mortgagee as beneficiary under the senior mortgage or deeds of trust, including the prior rights of the senior mortgagee as beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's or beneficiary's lien unless we assert our subordinate interest in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure such default, and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee or beneficiary.

     The form of mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive proceeds collected under any hazard insurance policy and awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior indebtedness will, in most cases, be applied to the indebtedness secured by a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiaries obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in other states, on state law giving priority to advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage or deed of trust.

     Another provision typically found in the forms of mortgage and deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage.

STATUTORY RIGHTS OF REDEMPTION

     In some states, after a foreclosure sale pursuant to a mortgage or deed of trust, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser as a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.
Under the laws of some states, Mortgages under contracts for deed may also have a post-foreclosure right of redemption and a mortgager with a sufficient equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is paid or may otherwise be entitled to a prohibition of the enforcement and the forfeiture clause.

ANTI-DEFICIENCY LEGISLATION

     We may acquire interests in mortgage loans, which are nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the related mortgage loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the mortgaged property, certain states have imposed statutory prohibitions that impose prohibitions against or limitations on such recourse. Some state statutes limit the right of the mortgagee or beneficiary to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the security and the amount due to the lender. Other statutes require the mortgagee or beneficiary to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of such an election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee form obtaining a large deficiency judgment against the borrower as a result of low bids or the absence of bids at the judicial sale.

BANKRUPTCY LAWS

     Statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. Under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceeding) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such automatic stay can be significant. However, that automatic stay can be removed unless the debtor can provide adequate security to the Creditor, usually in the form of post-petition payments on the debt. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee, may stay the senior lender form taking action to foreclose that junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the differences between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearage over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage or deed of trust may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

     In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the lender. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

ENFORCEABILITY OF CERTAIN PROVISIONS

Prepayment Provisions

     In the absence of state statutory provisions prohibiting prepayment fees (e.g., in the case of single-family residential loans) courts generally enforce claims requiring prepayment fees unless enforcement would be unconscionable. However, the laws of certain states may render prepayment fees unenforceable for certain residential loans or after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of month's interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor or trustor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "Certain Laws and Regulations - Applicability of Usury Laws". We may invest in mortgage loans that do not require the payment of specified fees as a condition to prepayment or the requirements of which have expired, and to the extent mortgage loans do require such fees, such fees generally may not be a material deterrent to the prepayment of mortgage loans by the borrowers.

Due-On-Sale Provisions

     The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single-family residential mortgage transactions, their enforceability has been limited or denied. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these claims in accordance with their terms, subject to certain exceptions.
As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to certain mortgage loans. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

     Under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Acceleration on Default

     We may invest in mortgage loans that contain a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or non-monetary default of the borrower. The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices.
 The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an installment contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

Secondary Financing: Due-on-Encumbrance Provisions

     Some mortgage loans may have no restrictions on secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.

     Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

     State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest", but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest". If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statues requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty.
 Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

                              WHO MAY INVEST

     A purchase of Shares is suitable for persons who desire an investment intended to provide income from the Mortgage Investments that we will make, which are not insured by the FHA or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. Because no public market is expected to develop for the Shares before the completion of this offering, a purchase of the Shares is most suitable for persons who do not have an immediate need for liquidity.

     We have established the following suitability standards that must be met before subscription for the purchase of Shares from any individual investor will be accepted:

RESIDENTS OF STATES OTHER THAN FLORIDA OR PENNSYLVANIA

A minimum gross income of $45,000 and a minimum net worth of $45,000 (exclusive of home, home furnishings and automobiles) or a minimum net worth of $150,000 (exclusive of home, home furnishings and automobiles).

FLORIDA RESIDENTS

A minimum gross income of $45,000 and a minimum net worth of $45,000 (exclusive of home, home furnishings and automobiles) or a minimum net worth of $125,000 (exclusive of home, home furnishings and automobiles). In addition, the investment must not exceed 20% of the investor's net worth.

PENNSYLVANIA RESIDENTS

A minimum gross income of $60,000 and a minimum net worth of $60,000 (exclusive of home, home furnishings and automobiles) or a minimum net worth of $250,000 (exclusive of home, home furnishings and automobiles). In addition, the investment must not exceed 10% of the investor's net worth.

      In the case of sales to IRA's, qualified pension or profit sharing or other retirement plans including KEOGH plans and trusts and to other fiduciary accounts, the foregoing suitability standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or grantor is the fiduciary.

     We reserve the right to modify those suitability standards for investors in states where the securities administrator has required higher standards or agreed to lower standards.

     Each person selling the Shares on our behalf shall make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for the investor.

                             TERMS OF THE OFFERING

SHARES OFFERED

     We are offering maximum of 2,500,000 Shares at $20 each. As of September 30, 2000 we had sold a total of 1,699,338. As of December 31, 1999, we had sold a total of 1,175,544 Shares in this offering. The Shares are being offered on a "best efforts" basis through First Financial United Investments Ltd., L.L.P. and IMS Securities, Inc. (the "Selling Group Co-Managers") and broker-dealers selected by the Selling Group Co-Managers. The term "best efforts" basis means that no broker-dealer participating in the offering will be under any obligation to purchase any Shares from us, and that each broker-dealer has agreed to provide its best commercially reasonable efforts to sell Shares to be issued by us.

SUITABILITY REQUIREMENTS

     We have established certain suitability standards for the purchase of Shares applicable to individual investors. See "Who May Invest". We reserve the right to reject subscriptions in our sole discretion. To prevent a possible violation of REIT concentration of ownership standards, we intend to limit Share ownership so that at no time will five or fewer shareholders own more than 50% of the outstanding Shares.
 See "Summary of Declaration of Trust - Redemption and Restriction on Transfer of Shares".

TERMINATION OF THE OFFERING

     The offering will terminate December 31, 2001, unless we terminate the offering earlier (which we are entitled to do in our sole discretion for any reason whatsoever).

SHARES SOLD TO ADVISOR BEFORE THIS OFFERING

     The first Advisor, MTA, purchased 10,000 Shares at an aggregate purchase price of $200,000 ($20.00 per share) prior to this initial public offering. The Advisor has represented that it will hold those Shares for investment and not with a view to the sale or distribution thereof within the meaning of the Securities Act of 1933. The Declaration of Trust provides that the Sponsors or any Affiliates may not withdraw its initial investment of $200,000 while the Sponsor remains a Sponsor but may transfer those 10,000 Shares to other Affiliates.

MINIMUM PURCHASE REQUIREMENTS

     Shares will be sold only to a person who makes a minimum purchase of 250 Shares ($5,000). Notwithstanding the foregoing, a minimum of 50 Shares ($1,000) may be purchased by an Individual Retirement Account ("IRA") established under Section 408 of the Code, or a Keogh Plan established under Section 401 of the Code. It should be noted, however, that an investment in Shares, in and of itself, will not create an IRA or a Keogh Plan for any investor and that in order to create an IRA or Keogh Plan, an investor must comply with the provisions of the Code.

PURCHASES BY QUALIFIED PLANS

     Depending upon the particular circumstances, and subject to the terms of the governing plan instruments, the purchase of Shares may be a suitable investment for IRAs and qualified pension, profit sharing or other retirement plans (including Keogh plans) and trusts and bank commingled trust funds for such plans (collectively, "Qualified Plans").
 ERISA and the Code, however, impose significant penalties for certain investments by Qualified Plans (including IRAs). In order to ensure that any investment contemplated by a Qualified Plan will not result in the imposition of such penalties, we will not permit the purchase of Shares with assets of any Qualified Plan (including Keogh Plans and
IRAs) if we, the Advisor or any of our Affiliates (1) has investment discretion with respect to the assets of the Qualified Plan to be invested, (2) regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets, or (3) is otherwise a fiduciary with respect to those assets for purposes of the prohibited transaction provisions of ERISA or the Code. See "ERISA Considerations".

BROKER COMPENSATION

     The Selling Group Co-Managers will receive a commission of 10% of the Gross Offering Proceeds, plus 0.5% of the Gross Offering Proceeds as a due diligence fee. The Selling Group Co-Managers may, in their sole discretion, provide volume discounts of up to 2% on a negotiated basis to Institutional Investors who purchase at least 50,000 Shares. The application of any volume discounts will reduce the amount of commissions that would be paid to the Selling Group Co-Managers but will not change the Net Offering Proceeds to us. The Selling Group Co-Managers will pay to Selected Dealers a commission equal to 4% of the offering price of Shares sold through them unless a higher commission (up to, but not exceeding, 8%) is designated by the Selling Group Co-Managers.

     The Selling Group Co-Managers will also receive, for nominal consideration, Shares (the "SGM Shares") equal to 0.5% of all Shares sold (12,500 Shares if all Shares offered hereunder are sold). The Selling Group Co-Managers may allocate all or a portion of the SGM Shares to Selected Dealers and registered representatives of the Selling Group Co-Managers.

     The Selling Group Co-Manager Agreements provide that we shall indemnify the Selling Group Co-Managers and the Selected Dealers with respect to any liabilities arising out of the Securities Act. The Selling Group Co-Managers and certain Selected Dealers may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933 (the "Securities Act"), and compensation paid the Selling Group Co-Managers and any Selected Dealers in connection with the sale of Shares may be deemed to be "underwriting commissions" within the meaning of the Securities Act.

SUBSCRIPTION PROCEDURE

     In order to purchase Shares, the investor must complete and execute a Subscription Agreement in the form attached to this prospectus. Payment for the Shares in an amount equal to $20 per Share, should be delivered to the Selling Group Co-Manager or Selected Dealer, together with executed Subscription Agreements, where applicable.

     An investor, by subscribing for Shares and accepting confirmation of the purchase of Shares without objection after receipt of such confirmation accompanied by the prospectus and our Declaration of Trust, will be assenting to all of the terms and conditions of the Declaration of Trust. In addition, by placing an order for Shares, an investor (i) represents that he, she or it has authority to order Shares and, if appropriate, to execute a Subscription Agreement, (ii) if he, she or it is a qualified plan (including a Keogh plan or an Individual Retirement Account) or is otherwise a "benefit plan investor" as defined in Department of Labor Regulation Section 2510.3-101(f)(2), represents that to the best of his, her or its knowledge neither we, the Advisor or any Affiliate (a) has investment discretion with respect to the assets being used to purchase Shares, (b) regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets, or (c) is otherwise a fiduciary with respect to such assets, and
(iii) represents that he, she or it meets the suitability requirements established by us or, if different, the standard applicable to residents of the state in which the investor resides, as set forth in "Who May Invest".

                            SALES MATERIAL

     In addition to and apart from this prospectus, we will utilize certain sales material in connection with the offering of Shares. This material may include fact sheets and other guides to be used internally by broker dealers, an investor sales promotion brochure, speeches for public seminars, audio video and slide presentations, invitations to attend public seminars, prospecting letters, mailing cards, articles and publications concerning real estate and mortgage investments, and so called "tombstone" advertisements. In certain jurisdictions, such sales material will not be available. Use of any materials, including sales materials to be distributed to NASD members and their associated persons will be conditioned on filing with and, if required, clearance by appropriate regulatory authorities. Such clearance does not mean, however, that the agency allowing use of the sales literature has passed on the merits of this offering or the accuracy of the material contained in such literature.

     Other than as described herein, we have not authorized the use of other sales material, other than marketing bulletins to be used internally by broker dealers. The offering is made only by means of this prospectus. Although the information contained in such material does not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered as part of this prospectus or the Registration Statement of which this prospectus is a part, or as incorporated in this prospectus or the Registration Statement by reference, or as forming the basis of the offering of the Shares which are offered hereby.

                             LEGAL MATTERS

     Legal matters in connection with the Shares offered hereby will be passed on for us by Butzel Long P.C., Detroit, Michigan. Certain tax matters will be passed on by Butzel Long P.C.

                           REPORTS TO INVESTORS

     We will distribute to our shareholders, within 120 days after the end of our fiscal year, copies of our annual report which will include annual financial statements (balance sheet, statement of income or loss, statement of shareholders' equity, statement of cash flows and a statement of surplus) accompanied by a report containing an opinion of independent certified public accountants. We shall also include in our annual report: (1) the ratio of the costs of raising capital during the period to the capital raised, (2) the total Operating Expenses as a percentage of Average Invested Assets and as a percentage of Net Income,
(3) full disclosure of all material terms, factors and circumstances describing any and all transactions with the Advisor, a Trustee, a Sponsor or Affiliates thereof and of fees, commissions, compensation and other benefits paid or accrued to the Advisor, a Trustee, a Sponsor or Affiliates thereof for the fiscal year completed, showing the aggregate amount paid or accrued to each recipient and the services performed for such year (including fees or charges paid or accrued to the Advisor, a Trustee, the Sponsor or Affiliates thereof by third parties doing business with us), (4) a statement of distributions to the shareholders and their sources and (5) a report from the Independent Trustees that the policies being followed by us are in the best interests of our shareholders and the basis for that determination. The Independent Trustees shall have the duty to examine and comment in the annual report on the fairness of any such transactions with the Advisor, a Trustee, the Sponsor or Affiliates thereof. Within 75 days after December 31 in each year, we will distribute to our shareholders all of our information necessary in the preparation of their federal income tax returns.

     We shall distribute to the shareholders within 60 days after the end of our first three fiscal quarters of each fiscal year, copies of an quarterly report which will include an unaudited balance sheet, an unaudited statement of income for the year to date, and an unaudited statement of cash flows for the year to date.

     Financial information contained in all reports to investors will be prepared on an accrual basis of accounting in accordance with generally accepted accounting principles.

AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Therefore, we file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may inspect and obtain copies of our reports, proxy statements and other information at:

Public Reference Section
Securities and Exchange Commission
Room 1024, Judiciary Plaza
450 Fifth Street, NW
Washington, D.C. 20549

Midwest Regional Office
Citicorp Center
500 West Madison Street
Suite 1400
Chicago, Illinois 60661-2511

Northeast Regional Office
7 World Trade Center
Suite 1300
New York, New York, 10048

     The Commission also maintains a website at http://www.sec.gov where you can retrieve this information.

     We have filed with the Commission a Registration Statement on Form S-11 for the Shares offered under this prospectus under the Securities Act of 1933, as amended (the "Securities Act"). The prospectus and any accompanying prospectus supplement do not contain all of the information included in the Registration Statement. We have omitted certain parts of the Registration Statement in accordance with the rules and regulations of the Commission. For further information, we refer you to the Registration Statement, including its exhibits and schedules.
 Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the Registration Statement, we refer you to the actual exhibit for a more complete description of the matters involved.

     We currently furnish our shareholders with annual reports containing financial statements audited by its independent auditors and with quarterly reports containing unaudited summary financial information for each of the first three-quarters of each fiscal year. See the section of this prospectus entitled "Reports to Investors" for more information about the reports we provide to our shareholders

                                EXPERTS

     Our financial statements as of September 30, 2000 and 1999 are included herein and elsewhere in the registration statement. The statements for the nine-month periods are reviewed but not audited by our independent certified public accountants. Our financial statements as of December 31, 1999 and 1998 are included herein and in the registration statement in reliance upon the report of Jackson & Rhodes, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                               GLOSSARY

     The definitions of terms used in this prospectus are set forth below.

     "Acquisition Expenses" shall mean expenses related to our selection of, and investment in, Mortgage Investments, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance and miscellaneous other expenses.

     "Acquisition Fees" shall mean the total of all fees and commissions, however designated, paid by any party in connection with the origination or acquisition of Residential Mortgages or Contracts for Deed by us. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated.

     "Adjusted Contributions", used in calculating the Subordinated Incentive Fee, shall mean (1) the product of $20 times the number of outstanding Shares, reduced by (2) the total of cash distributed to shareholders with respect to the Shares from Disposition Proceeds and the return (if any) of uninvested Net Offering Proceeds.

     "Advisor" shall mean the person(s) or entity retained by the Trustees that will be responsible for providing advice with respect to developing a model for our portfolio, developing underwriting criteria and monitoring yields and performing other duties as described in the Advisory Agreement, including a person or entity to which an Advisor subcontracts substantially all such functions.

     "Advisory Agreement" shall mean the agreement between the Advisor and us whereby pursuant the Advisor will act as our investment advisor and manager of our Trust.

     "Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with another Person,
(ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such other Person, (iii) any executive officer, director, trustee, general partner of such Person, and (iv) if such other Person is an executive officer, director, trustee or partner of another entity, then the entity for which that Person acts in any such capacity.

     "Affiliated Programs" shall mean any and all REITs, partnerships or other entities which may in the future be formed by the Advisor, a Sponsor or their Affiliates to engage in businesses which may be competitive with us and which have similar investment objectives as we do (or programs with dissimilar objectives for which a particular
Mortgage Investment may nevertheless be suitable).  An Affiliated
Program may have the same management as we do.

     "Average Invested Assets" shall mean the average of the aggregate book value of our assets for any period invested, directly or indirectly, in Mortgage Investments before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

     "Capital Distributions" shall mean Distributions of: (1) non-reinvested principal payments and (2) Proceeds of Mortgage Prepayments, Sales and Insurance.

     "Cash Flow" shall mean, with respect to any period, (a) all cash receipts derived from payments of principal and base interest on Mortgages held by us (exclusive of any Proceeds of Mortgage Prepayments, Sales and Insurance) plus (b) cash receipts from operations (including any interest from our temporary investments) without deduction for depreciation or amortization, less (c) cash receipts used to pay operating expenses.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

     "Contract for Deed" refers to the Seller's unencumbered interest in contracts for deed (also known as land contracts) for the purchase of single-family residential property throughout the United States in which we will invest.

     "Counsel" shall mean Butzel Long P.C.

     "CRC" shall mean Capital Reserve Corporation, a Texas corporation that is 50% owned by Todd Etter, a principal shareholder of the Advisor. CRC is engaged in the business of financing home purchase and renovations.

     "Declaration of Trust" shall mean our Declaration of Trust, as amended and/or amended and restated from time to time.

     "Disposition Proceeds" shall mean: (1) Proceeds of Mortgage
Prepayments, Sales or Insurance and (2) payments of principal when due which are paid to us with respect to Mortgage Investments and other Mortgages.

     "Distributions" shall mean any cash distributed to shareholders arising from their interest in the Shares.

     "Gross Offering Proceeds" shall mean the total proceeds from the sale of Shares during the offering period before deductions for Organization and Offering Expenses. For purposes of calculating Gross Offering Proceeds, the purchase price of all Shares shall be deemed to be $20 per Share.

     "Independent Trustees" shall mean the Trustees who (1) are not affiliated, directly or indirectly, with the Advisor, a Sponsor or any of their Affiliates, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of the Advisor, a Sponsor or any of their Affiliates, (2) do not serve as a director or Trustee of more than two other REITs organized by a Sponsor or advised by the Advisor and (3) perform no other services for us, except as Trustees. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Trustee has one of the foregoing relationships with the Advisor, a Sponsor or the Company.

     "Institutional Investors" shall mean a bank, trust company, savings institution, insurance company, securities dealer, investment company or business development company as defined in the Investment Company Act of 1940, or a pension or profit sharing trust with assets of at least $5,000,000.

      "Interim Mortgages" shall mean loans of 12 months or less in term, made to investors for the purchase, renovation and sale of single family homes.

     "Investment-to-Value Ratio" means the amount paid by us to purchase a Mortgage Investment divided by the value of the real estate that is the security for that Mortgage Investment.

     "Mortgage Investments" shall mean our investments in Residential Mortgages, Contracts for Deed and Interim Mortgages.

     "Mortgage Prepayments, Sales or Insurance" shall mean any transaction by us (other than the receipt of base interest, principal payments when due on a Mortgage Investment and the issuance of Shares) including without limitation prepayments, sales, exchanges, foreclosures, or other dispositions of Mortgage Investments held by us or the receipt of insurance proceeds or of guarantee proceeds from any insurer or recoursing party or otherwise, or any other disposition of our assets.

     "Mortgages" shall mean, in a broad sense, beneficial interests or participation interests in whole mortgages, mortgage certificates, mortgage-backed securities, participation certificates backed by either a single mortgage or a pool of mortgages or interests in pass-through entities which, under the REIT provisions of the Internal Revenue Code, would be considered to be qualifying real estate assets for purposes of our qualification as a REIT (e.g. regular interests in real estate mortgage investment conduits ("REMICs")).

     "Net Assets" or "Net Asset Value" shall mean our total assets (other than intangibles) valued at cost before deducting depreciation or other non-cash reserves less our total liabilities. The Net Asset Value shall be calculated at least quarterly on a basis consistently applied.

     "Net Income" shall mean, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to allowances or reserves for depreciation, amortization or bad debts or other similar non-cash reserves; provided, however, that Net Income shall not include any gain from the sale or other disposition of our Mortgage Investments or other assets.

     "Net Offering Proceeds" shall mean the Gross Offering Proceeds received by us with respect to the sale of Shares less Organization and Offering Expenses.

     "Organization and Offering Expenses" shall mean all expenses incurred by and to be paid from our assets in connection with and in preparing ourselves for registration and subsequently offering and distributing the Shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees. For the purposes of determining "Organization and Offering Expenses", any volume discounts that are given by the Selling Group Co-Manager shall be deemed to be part of the selling commissions paid to brokers for selling the Shares.

     "Person" shall mean and include individuals, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, companies, trusts, banks, trust companies, land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof.

     "Proceeds of Mortgage Prepayments, Sales and Insurance" shall mean receipts from Mortgage Prepayments, Sales or Insurance less the following:

     (i) the amount paid or to be paid in connection with or as an expense of such Mortgage Prepayments, Sales or Insurance; and

     (ii) the amount necessary for the payment of all debts and obligations of the Company including but not limited to fees to the Advisor or Affiliates and amounts, if any, required to be paid to, arising from or otherwise related to the particular Mortgage Prepayments, Sales or Insurance.

     "Qualified Plan" shall mean any qualified pension, profit sharing or other retirement plan (including a Keogh plan) and any trust, bank commingled trust fund for such a plan and any IRA.

     "REIT" shall mean a corporation or trust which qualifies as a real estate investment trust described in sections 856 through 860 of the Code (the "REIT Provisions").

     "REIT Taxable Income" shall mean the taxable income as computed for a corporation which is not a REIT, (1) without the deductions allowed by sections 241 through 247, 249 and 250 of the Code (relating generally to the deduction for dividends received); (2) excluding amounts equal to (a) the net income from foreclosure property, and (b) the net income derived form prohibited transactions; (3) deducting amounts equal to (x) any net loss derived from prohibited transactions, and (y) the tax imposed by section 857(b)(5) of the Code upon a failure to meet the 95% and/or the 75% gross income tests; and (4) disregarding the dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT Taxable Income.

     "Residential Mortgage" shall mean the first lien, fixed rate mortgages secured by single-family residential property throughout the Unites States that we will invest in.

     "Roll-Up" shall mean a transaction involving the acquisition, merger, commission or consolidation either directly or indirectly of us and the issuance of securities of a Roll-Up Entity. Such term does not include:

     (i) a transaction involving our securities of that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated
Quotation Market System; or

     (ii) a transaction involving the conversion to corporate, trust or association form of only ourselves, if as a consequence of the transaction, there will be no significant adverse change in any of the following:

          (A) shareholders' voting rights;

          (B) our term and existence;

          (C) Sponsor or Advisor compensation; or

          (D) our investment objectives.

     "Roll-Up Entity" shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

     "Selling Group Co-Manager" shall mean First Financial United Investments Ltd., L.L.P. or IMS Securities, Inc. the Selling Group Co-Managers of the public offering of the Shares.

     "Shares" shall mean our shares of beneficial interest.

     "Selected Dealers" shall mean the dealer members of the National Association of Securities Dealers, Inc. that are designated by the Selling Group Co-Manager to participate in the sale of the Shares.

     "Sponsor" shall mean any person directly or indirectly instrumental in organizing us, wholly or in part, or any Person who will control, manage or participate in our management and any Affiliate of such Person, but does not include (1) any person whose only relationship with us is that of an independent asset manager whose only compensation from us is as such, and (2) wholly-independent third parties such as attorneys, accountants, and underwriters whose only compensation from us is for professional services. A Person may also be deemed one of our Sponsors by: (1) taking the initiative, directly or indirectly, in founding or organizing our business or enterprise, either alone or in conjunction with one or more other Persons; (2) receiving a material participation in us in connection with the founding or organizing of our business, in consideration of the services or property, or both services and property; (3) having a substantial number of relationships and contacts with us; (4) possessing significant rights to control our Company properties; (5) receiving fees for providing services to us which are paid on a basis that is not customary in the industry; or (6) providing goods or services to us on a basis which was not negotiated at arms length with us.

     "Subordinated Incentive Fee" shall mean the fee paid to the Advisor pursuant to the Advisory Agreement. The Subordinated Incentive Fee shall be equal to 25% of the amount by which our Net Income for a year exceeds a 10% per annum non-compounded cumulative return on its Adjusted Contributions. For each year which it receives a Subordinated Incentive Fee, the Advisor shall also receive 5-year options to purchase 10,000 Shares at the initial offering price of $20 per share. See "Management
- Summary of Advisory Agreement".

     "Tax-Exempt Entities" shall mean any investor that is exempt from federal income taxation, including without limitation a Qualified Plan, an endowment fund, or a charitable, religious, scientific or educational organization.

     "Total Operating Expenses" shall mean all of our operating, general, and administrative expenses as determined by generally accepted accounting principles, exclusive of the expenses of raising capital, interest payments, taxes, non-cash expenditures (i.e. depreciation, amortization, bad debt reserve), Acquisition Fees and other costs related directly to a specific Mortgage Investment by us, such as expenses for originating, acquiring, servicing or disposing of a Mortgage.

     "Trust Administrative Fee" shall mean a fee paid to the Advisor for the day-to-day management and operations of the Trust.

     "Trustees" shall mean our trustees.

     "UBTI" shall mean unrelated business taxable income as described in the Code.

                            FINANCIAL STATEMENTS

                        UNITED MORTGAGE TRUST

                     INDEX TO FINANCIAL STATEMENTS

                                                          Page

Independent Auditors' Report
     Dated February 15, 2000 for the
     Years Ended December 31, 1999 and 1998                 82

Balance Sheets
     Nine-Months Ended September 30, 2000 and 1999 and
     Years Ended December 31, 1999 and 1998                 83

Statements of Income
     Nine-Months Ended September 30, 2000 and 1999 and
     Years Ended December 31, 1999 and 1998                 84

Statements of Changes in Shareholders' Equity
     Nine-Months Ended September 30, 2000 and
     Years Ended December 31, 1999 and 1998                 85

Statements of Cash Flows
     Nine-Months Ended September 30, 2000 and 1999 and
     Years Ended December 31, 1999 and 1998                 86

Notes to Financial Statements
     Nine-Months Ended September 30, 2000 and 1999 and
     Years Ended December 31, 1999 and 1998                 87

INDEPENDENT AUDITORS' REPORT
                            February 15, 2000

Board of Trustees
United Mortgage Trust

      We have audited the accompanying balance sheets of United Mortgage Trust as of December 31, 1999 and 1998, and the related statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
 We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Mortgage Trust as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended are in conformity with generally accepted accounting principles.


                                       Jackson & Rhodes P.C.

Dallas, Texas
February 15, 2000

                                UNITED MORTGAGE TRUST
                                   BALANCE SHEETS
                             For the Nine Month Ended
                      September 30, 2000 and 1999 (Unaudited)
                              and for the Years Ending
                       December 31, 1999 and 1998 (Audited)
                                          September 30,              December 31,
                                     2000               1999    1999            1998
                                         (Unaudited)                 (Audited)
                                    ------------------------   ----------------------
ASSETS
Cash                                $    59,004  $    49,578  $    14,331  $    58,054
Investment in residential
  mortgages & contracts for deed     30,785,265   19,661,929   21,877,468   11,159,863
Interim mortgages                     5,969,935    4,126,848    4,199,632    3,285,023
Accrued interest receivable             601,711      214,709      244,381      133,478
Receivable from affiliate (Note 5)      132,529       22,645       23,765       15,185
Equipment, less accumulated
  depreciation of $2,166, ______
  $1,776 & $1,256, respectively           1,830        1,596        2,219        1,986
Other assets                             40,350       40,350       40,350        5,350
                                    -----------  -----------  -----------  -----------
Total Assets                        $37,590,624  $24,117,655  $26,402,146  $14,658,939
                                    -----------  -----------  -----------  -----------
LIABILITIES & SHAREHOLDERS' EQUITY

Liabilities:
  Lines of credit (Note 3)          $ 6,749,528  $ 5,000,000  $ 5,000,000   $ 1,484,308
  Dividend payable                      279,152      199,928      227,181       121,164
  Accounts payable & accrued
    liabilities                           4,394          169          126         1,519
                                    -----------  -----------  -----------   -----------
      Total Liabilities             $ 7,033,074  $ 5,200,097  $ 5,227,307   $ 1,606,991
                                    -----------  -----------  -----------   -----------
Commitments & contingencies
        (Note 6)

Shareholders' equity:
  Shares of beneficial interest;
   $.01 par value; 100,000,000
   shares authorized 1,7904,430,
   ____________, 1,185,544 and
   734,271 shares outstanding       $    17,094  $    10,466  $    11,856   $     7,343
  Additional paid-in capital         30,417,936   18,755,921   21,047,321    12,974,938
  Retained earnings                     122,520      151,171      115,662        69,667
                                    -----------  -----------  -----------   -----------
      Total Shareholders' Equity    $30,557,550  $18,917,558  $21,174,839   $13,051,948
                                    -----------  -----------  -----------   -----------
Total Liabilities and
 Shareholders Equity                $37,590,624  $24,117,655  $26,402,146   $14,658,939
                                    -----------  -----------  -----------   -----------

See accompanying notes to financial statements.

                                UNITED MORTGAGE TRUST
                                STATEMENTS OF INCOME
                             For the Nine Month Ended
                      September 30, 2000 and 1999 (Unaudited)
                              and for the Years Ending
                       December 31, 1999 and 1998 (Audited)
                                   September 30,                 December 31,
                            2000                 1999     1999                 1998
                                (Unaudited)                 (Audited)
                            -------------------------     -------------------------
Revenues:
Interest income                $2,705,832    $1,754,784    $2,475,945    $1,126,621
Gain on sale of notes               2,518        26,559        26,559         4,533
                               ----------    ----------    ----------    ----------
                                2,708,350     1,781,343     2,502,504     1,131,154
                               ----------    ----------    ----------    ----------
Expenses:
  Salaries and wages              119,818        64,722        92,330        67,361
  General and administrative      268,177       189,091       244,972       203,963
  Interest expense                380,969       231,663       357,702        43,577
  Expense reimbursement from
    affiliate (Note 5)           (210,000)     (140,369)     (169,426)     (200,282)
                               ----------    ----------    ----------    ----------
                                  558,964       345,107       525,578       114,619
                               ----------    ----------    ----------    ----------

Net income                     $2,149,386    $1,436,236    $1,976,926    $1,016,535
                               ----------    ----------    ----------    ----------

Net income per share of
  beneficial interest               $1.47        $1.62          $2.08         $2.12
                               ----------    ---------     ----------    ----------
Weighted average shares
  outstanding                   1,463,298      886,583        952,098       480,057
                               ----------    ---------     ----------    ----------

See accompanying notes to financial statements.

                                UNITED MORTGAGE TRUST
                       STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                              For the Nine Month Ended
                         September 30, 2000 and 1999 (Unaudited)
                              and for the Years Ending
                         December 31, 1999 and 1998 (Audited)

                                  Shares of          Additional    Retained
                              Beneficial Interest      Paid-in     Earnings
                              Shares      Amount       Capital     (Deficit)      Total
                              ------------------     ----------    ---------  -----------
Balance, Dec 31, 1997         202,508     2,025      3,467,964       11,937     3,481,926

Proceeds from shares issued   531,763     5,318      9,506,974         --       9,512,292

Dividends ($2.05 per share)      --         --           --        (958,805)     (958,805)

Net income                       --         --           --       1,016,535     1,016,535
                              -------    ------    -----------   ----------   -----------
Balance, Dec 31, 1998         734,271    $7,343    $12,974,938   $   69,667   $13,051,948

Proceeds from shares issued   451,273     4,513      8,072,383         --       8,076,896

Dividends ($2.02 per share)      --         --           --      (1,930,931)   (1,930,931)

Net income                       --         --           --       1,976,926     1,976,926
                              -------    ------    -----------   ----------   -----------
Balance, Dec 31, 1999       1,185,544   $11,856    $21,047,321   $  115,662   $21,174,839

Proceeds from shares issued   523,886     5,238      9,370,615        --        9,375,853

Dividends ($____ per share)      --         --           --      (2,142,528)   (2,142,528)

Net income                       --         --           --       2,149,386     2,149,386
                              -------    ------    -----------   ----------   -----------
Balance, Sept 30, 2000      1,709,430   $17,094    $30,417,936   $  122,520   $30,557,550

See accompanying notes to financial statements.

                               UNITED MORTGAGE TRUST
                              STATEMENTS OF CASH FLOWS
                For the Nine Month Ended September 30, 2000 (Unaudited)
                              and for the Years Ending
                       December 31, 1999 and 1998 (Audited)


                                              September 30,              December 31,
                                         2000               1999   1999               1998
                                               (Unaudited)                (Audited)
                                         -----------------------   ------------------------
Cash flow from operating activities:
  Net income                             $ 2,149,386  $ 1,436,236  $ 1,976,926  $ 1,016,535
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
      Depreciation and amortization              390          390          520        1,257
      Net amortization of discount on
        mortgage investments                 (29,898)     (40,124)     (51,690)     (55,864)
      Changes in assets and liabilities:
        Accrued interest receivable         (357,330)     (71,973)    (110,903)     (94,732)
        Other assets                           ---        (81,231)     (35,000)      (3,750)
        Accounts payable and accrued
          liabilities                          4,268       (1,350)      (1,393)      88,001
            Net cash provided by         -----------  -----------   ----------  -----------
            operating activities:          1,766,816    1,206,948    1,778,460      951,447
                                         -----------  -----------   ----------  -----------
Cash flow from investing activities:
  Investment in residential mortgages
    and contracts for deed                (9,195,306)  (9,534,684) (12,084,748)  (8,344,441)
  Principal receipts on residential
    mortgages and contracts for deed         584,206    1,402,256    1,746,963      223,063
  Investment in interim mortgages         (8,882,104)  (7,143,937)  (8,449,544)  (6,755,077)
  Principal receipts on interim
    mortgages                              7,111,802    6,302,113    7,534,936    4,347,329
  Loan acquisition costs                    (266,764)    (257,540)    (328,129)    (260,585)
  Purchase of equipment                        ---          ---           (753)        (656)
            Net cash used in investing   -----------  -----------  -----------  -----------
            activities:                  (10,648,166)  (9,231,792) (11,581,275) (10,790,367)
                                         -----------  -----------  -----------  -----------
Cash flow from financing activities:
  Proceeds from issuance of shares of
    beneficial interest                    9,375,853    5,784,106    8,076,896    9,512,292
  Net borrowings on note payable              ---          ---          ---         251,000
  Net borrowings on lines of credit        1,749,528    3,515,691    3,515,691    1,346,308
  Receivable from affiliate                 (108,763)      (7,460)      (8,581)      (3,069)
  Dividends                               (2,090,595)  (1,275,969)  (1,824,914)    (958,805)
            Net cash provided by         -----------  -----------  -----------  -----------
            financing activities:          8,926,023    8,016,368    9,759,092    9,896,726
                                         -----------  -----------  -----------  -----------
Net increase (decrease) in cash               44,673       (8,476)     (43,723)      57,806

Cash at beginning of year                     14,331       58,054       58,054          248
                                         -----------  -----------  -----------  -----------
Cash at end of period                    $    59,004  $    49,578  $    14,331  $    58,054
                                         -----------  -----------  -----------  -----------
Interest paid                            $   380,969  $   231,663  $   357,731  $    43,577
                                         -----------  -----------  -----------  -----------

See accompanying note to financial statements.

                               UNITED MORTGAGE TRUST
                            Notes to Financial Statements
                   For the Nine Month Ended September 30, 2000 (Unaudited)
                           and for the Years Ending
                    December 31, 1999 and 1998 (Audited)

1. Description of Business

   The Company

United Mortgage Trust (the "Company") is a Maryland real estate investment trust which intends to continue to qualify as a real estate investment trust (a "REIT") under federal income tax laws. The Advisor to the Company is a shareholder, Mortgage Trust Advisors, Inc. (the "Advisor"), a Texas corporation. The Company invests in first lien, fixed rate Mortgage Investments secured by single-family residential property throughout the United States. Those loans are originated by others to the Company's specifications or to specification approved by the Company. Most, if not all, of those loans are not insured or guaranteed by a federally owned or guaranteed mortgage agency.

The Company is currently offering up to 2,500,000 shares in a public offering at an offering price of $20 per share. As of September 30, 2000 the Company had sold 1,699,338 shares aggregating net proceeds of $30,435,000 and as of December 31, 1999, the Company had sold 1,175,544 shares aggregating net proceeds of $21,034,000.

2. Summary of Significant Accounting Policies

   Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash and certificates of deposit with original maturities of less than three months.

   Residential Mortgages, Contracts for Deed and Interim Mortgages

Residential Mortgages, Contracts for Deed and Interim Mortgages are recorded at the lower of cost or estimated net realizable value, net of discounts and including loan acquisition costs. The Mortgage Investments are collateralized by real property owned by the borrowers. Loan acquisition fees are incurred when we purchase Residential Mortgages and Contracts for Deed but not when it purchases Interim Mortgages. Loan acquisition fees and discounts on the notes are amortized using the interest method over the estimated life of the mortgages (5-1/2 years). The unamortized portion of acquisition fees and discounts was a charge of $32,697 for the nine months ended September 30, 2000 and a credit of $104,266 for the same period in 1999. For the years ended December 30, 1999 and 1998 it was credits of $130,421 and $191,329, respectively.

   Office Equipment

Office Equipment is recorded at cost and depreciated by the straight-line method over the five-year expected useful lives of the assets. Expenditures for normal maintenance and repairs are charged to income, and significant improvements are capitalized.

   Income Taxes

The Company intends to continue to qualify as a REIT under the Internal
Revenue Code of 1986 as amended (the "Code").   A REIT is generally not
subject to federal income tax on that portion of its REIT taxable income ("Taxable Income"), which is distributed to its shareholders provided that at least 95% of Taxable Income is distributed. No provision for taxes will be made in the financial statements, as we believe we are in compliance with the Code.

   Basic Earnings Per Share

In March 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128, Earnings Per Shares ("SFAS 128"). SFAS 128 provides a different method of calculating earnings per share than was formerly used in APB Opinion 15. SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share include no dilution and are computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflect the potential dilution of securities that could share in the earning of the company. The Company was required to adopt this standard in the fourth quarter of calendar 1997. Because the Company's potential dilutive securities are not dilutive, the accompanying presentation is only the basic earnings per share.

3. Lines of Credit

As of September 30, 2000 the Trustees approved and the Company entered into a new twelve-month credit facility with a new lender in the amount of $7,000,000, which will expire on August 22, 2001. The line-of-credit was collateralized with the assignment of certain Residential Mortgages. Interest is fixed at 10.5%.

As of December 31, 1999 the Company had a $500,000 line of credit maturing on March 27, 1999, that was collateralized with the assignment of certain Residential Mortgages. Interest was calculated at 1-1/2 per cent above the bank's prime interest rate, which translated to a 9.25% rate when the loan terminated. The Company chose not to renew that line of credit. The Company had an additional $1,500,000 line of credit maturing on October 28, 1999, which it renewed and increased to $5,000,000 on March 23, 1999. The line of credit is collateralized with the assignment of certain Residential Mortgages. Interest is calculated at 1-1/2 per cent above the bank's prime interest rate, which translated to a 10.00% rate at year-end.

4. Employment Contract/Stock Options

The Company has entered into an employment agreement with its Chairperson which provides for a salary plus a bonus equal to 25% multiplied by the amount which the Company's administrative expenses fall below the approved administrative budget. The Chairperson has received options to purchase 2,500 shares of the Company stock at $20 per share. The Chairperson also will receive, at the end of each year of service for five years, additional options to purchase 2,500 shares of the Company's stock at $20 per share.

For each year in which they serve, each Trustee of the Company also receives 5-year options to purchase 2,500 shares of the Company's stock at $20 per share. Following is a summary of the option transactions for 1999 and 1998. No options have been granted during the nine months ending September 30, 2000:

                                     1999        1998
Outstanding at beginning of year     20,000      10,000

   Granted                           10,000      10,000
   Expired                             --          --
   Exercised                           --          --
                                     ------      ------
Outstanding at end of year           30,000      20,000
                                     ------      ------
Exercisable at end of year           30,000      20,000
                                     ------      ------
Exercise price per share             $20.00      $20.00

In October 1995, the FASB issued SFAS 123, "Accounting for Stock-Based Compensation." SFAS 123 defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. Under fair value based method, compensation cost is measured at the grant date based on the value of the award. However, SFAS 123 also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees."

Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. Entities electing to continue to follow the accounting method provided in APB Opinion 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. The pro forma disclosure requirements are effective for financial statements for fiscal years beginning after December 15, 1995. The Company has elected to measure compensation cost, including options issued, under APB Opinion 25.

No pro forma disclosures are provided herein since the calculated fair value of the options was nominal.

5. Related Party Transactions

The Company currently leases its office space from an affiliate under the terms of a 36-month lease at $5,409 per month and subleases a major portion of space to South Central Mortgage, Inc. ("SCMI"), a related party, for $4,668 per month. The sublease rental rate is approximately five percent higher than the amount paid by the Company. Rent expense amounted to $6,612 and 5,265 for the nine months ending September 30, 2000 and 1999 and $6,681 and $7,101 for the years ended December 31, 1999 and 1998, respectively. Minimum lease payments in the future under the leases are as follows:

                               Minimum   Minimum
                                Lease    Sublease    Net
Year Ending December 31:       Payments  Payments  Amount
         2000                  $64,908   $56,016   $8,892
         2001                   64,908    56,015    8,892
         2002                   59,418    56,016    3,402


The Company purchased Residential Mortgages and Contracts for Deed from
South Central Mortgage, Inc., a related party, and from unaffiliated third parties for $9,195,306 and $9,534,684 for the nine-months ending
September 30, 2000 and 1999, respectively, and $12,084,748 and
$8,344,441 for the years ended December 31, 1999 and 1998, respectively.

The Company has also entered into a Mortgage Servicing Agreement with SCMI, incurring service fees of $98,209 and $56,540 during the nine months of 2000 and 1999, respectively, and $82,735 and $32,341 during 1999 and 1998, respectively.

The Company also paid acquisition fees to the Advisor of $313,030 and $257,540 during the nine months of 2000 and 1999, respectively, and $323,068 and $260,585 during 1999 and 1998, respectively.

In 1997, the Company entered into a Funding Agreement with the Advisor whereby the Advisor agreed to fund the Company's general and administrative expenses. In consideration of the agreement, the Company will contribute to the Advisor, as a contribution to the Advisor's overhead on a monthly basis, an amount equal to .5% (one-half of one percent) of the Company's average invested assets for the immediately preceding month.

6. Commitments and Contingencies

   Concentration of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk are primarily temporary cash investments and mortgage notes receivable. The Company places its temporary cash investments with major financial institutions and, by policy, limits the amount of credit exposure to any one financial institution. The majority of all residential mortgages and contracts for deed receivable are "Sub-Prime, B and C Grade" notes secured by single-family homes, principally in the Dallas/Fort Worth and Houston Metropolitan areas.

   Fair Value of Financial Instruments

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies.

The fair value of financial instruments classified as current assets or liabilities including cash and cash equivalents, receivables and accounts payable approximate carrying value due to the short-term maturity of the instruments. The fair value of mortgage investments approximates carrying value based on their effective interest rates compared to current market rates.

As part of the Company's agreement to acquire notes from SCMI (Note 6), SCMI agrees to repurchase, at no loss to the Company, any note that is in default any time during twelve months from the Company's date of purchase. SCMI may satisfy its repurchase requirement by either assigning to the Company a replacement note or by funding to the Company lost interest, tax and insurance escrow payments, as well as any costs incurred by the Company related to curing the default. At September 30, 2000 approximately 47% of the Company's loans were performance guaranteed under existing recourse agreements. Approximately 1.7% of the portfolio was in default and not covered under recourse agreements. At
December 31, 1999 approximately one-half of the Company's portfolio consisted of notes with recourse agreements. The Company began the year with 9 defaulted loans, had an additional 40 default (12 were not covered by a recourse agreement), resold 20 and ended the year with 29 defaulted loans. The resold properties resulted in a gain in 1999. Of the 29 properties vacant at year-end 20 are covered under a recourse agreement. The potential loss of interest on the remaining 9 is approximately $427 per month for every month that the property is defaulted plus foreclosure, repair and remarketing expenses less any amount in excess of the loan balance realized from a sale of the property. Of the Company's properties that have been resold, the average length of default is 5.6 months. Potential loss of interest per property would then be approximately $2,400 if the Company fails to recover interest upon the resale of a defaulted loan. No provision for loan losses has been provided as the Company believes its exposure to losses as of December 31, 1999 and 1998 was nominal.

7. New Accounting Pronouncements

   SFAS 131

SFAS 131, "Disclosure about Segments of a Business Enterprise," establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requirements of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosure regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. This accounting pronouncement will not have an effect on the Company's financial statements, since the Company only operates in one segment of business, investing in Mortgage Investments.

SFAS 132

Statement of Financial Accounting Standards (SFAS) 132, "Employer's
Disclosure about Pensions and Other Postretirement Benefits," revises standards for disclosures regarding pensions and other postretirement benefits. It also requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis. This statement does not change the measurement or recognition of the pension and other postretirement plans. The financial statements are unaffected by implementation of this new standard.

SFAS 133

Statement of Financial Accounting Standards (SFAS) 133, "Accounting for
Derivative Instruments and Hedging Activities,"

establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign commitment, an available for sale security, or a foreign-currency-denominated forecasted transaction.
Because the Company has no derivatives, this accounting pronouncement has no effect on the Company's financial statements.


                            UNITED MORTGAGE TRUST

                            Subscription Agreement

First Financial United Investments Ltd., L.L.P.
16801 Greenspoint Park Drive
Suite 340
Houston, Texas 77060
Attention: New Subscription/United Mortgage Trust

Or

IMS Securities, Inc.
6363 Woodway
Suite 405
Houston, Texas 77057
Attention: New Subscriptions/United Mortgage Trust

Gentlemen:

     The Subscriber named below (the "Subscriber"), who is executing and delivering the Subscription Agreement attached hereto or, alternatively, who has authorized the execution and delivery of the Subscription
Agreement attached hereto, hereby tenders payment and applies for the purchase of the number of shares of beneficial interest (the "Shares") specified below in United Mortgage Trust, a Maryland real estate investment trust (the "Company"). A check or other payment in the amount of the number of Shares subscribed for is attached hereto. By tendering payment for Shares and accepting confirmation of purchase without objection following the mailing of such confirmation accompanied by the Prospectus, the Subscriber assents to all the terms and conditions of this Subscription Agreement and of the Declaration of Trust.

     If the Subscription Agreement submitted by or on behalf of the Subscriber is not accompanied by payment in full, the Subscription
Agreement will not be processed. Upon receipt of a properly executed
Subscription Agreement at First Financial United Investments, Ltd., a confirmation will be sent to the Subscriber at his, her or its registered address and to the selling representative at the registered office address. If the confirmation is not received within 14 days after submission of the order, the Subscriber should contact First Financial
United Investments Ltd., L.L.P. at the above address immediately.

                             NOTICE TO SUBSCRIBERS

     An investment in the Company involves certain risks and is not suitable for all investors. All investors are advised to carefully read the entire Prospectus to make sure that they understand the risks involved with an investment in the Company and to determine that the investment is suitable for them.

           (LOGO)
                                           Subscription Agreement
                                           UNITED   MORTGAGE  TRUST

/1/  Investor Information (Please print.  Check only one.)

/ /   A - Individual or Joint Account

- ---------------------                       --- - --- - ---------
Individual Owner's Name                       Social Security Number
- ---------------------                       --- - --- - ---------
Joint Owner's Name (if applicable)            Social Security Number

/ /   B - Gift or Transfer to a Minor

______________________, as custodian for      ______________________
Custodian's Name (only one)                   Minor's Name

under the _________ UGMA/UTMA (circle one)    _____ - _____ - ______
            State                             Minor's S S N

/ /   C - Trust (Including Retirement Plans)

- -----------------------                     ----------------------
Trustee(s)                                    Name of Trust
- -----------------------                     ----------------------
Date of Trust                                 Trust's T I N

/ /   D - Other Entities

      TYPE:/ /Corporation  / /Partnership  / /Foundation
          / /Charitable Organization  / /Other:        _____________

-----------------------                      ----- - ---------------
Name of Entity                               Taxpayer ID Number

2.  Address

- ------------------            (----)---------      (---)----------
Street Address or P.O. Box      Home Tel #          Business Tel #

--------------------            ---------------      ----------------
City           State            Zip Code             Country of Citizenship

Check One: / /U S Citizen  / /Resident Alien / /Non-Resident Alien

3.  Investment Information (Minimum $5,000/250 Shares or $1,000/50 =
Shares for IRA and Keogh Accounts)

I wish to invest $___________ to purchase ________ shares of United Mortgage
Trust.
/ /  By Check:   $___________ Please make your check payable to United
Mortgage Trust.
/ /  By Wire:  Funds were wired on   ________, _____   in the amount of
$_______________                           Date
Do you already own shares of United Mortgage Trust? ____________ (If yes, minimum reorder is $1,000 / 50 Shares. )

4. Payment Instructions

Please make the check payable to United Mortgage Trust. The check and completed Subscription Agreement are to be sent to the following address:
             First Financial United Investments Ltd., L.L.P.
             16801 Greenspoint Park Drive, Suite 340
                     Houston, Texas 77060

                           Or
                   IMS Securities, Inc.
                 6363 Woodway, Suite 405
                   Houston, Texas 77057


5.  Investor Services

    DIRECT DEPOSIT             If you would like direct deposit
                               of dividend checks into your brokerage
                               account, please complete the section
                               below. Direct Deposit is not to be used
                               for IRAs. (The Company or Affiliates
                               cannot be responsible for any adverse

                               consequences of direct deposit.)

Institution/Investment Name _________________________________________

Account Number ________________ Street Address  _____________________

City __________________________ State ___ Zip Code __________________

ADDITIONAL MAILINGS           If you would like investment
                              mailings sent to an address other than
                              the one listed in Section 2 of this
                              agreement, please fill in below.
                              (Recommended for IRA accounts.)

Name __________________________ Street Address  _____________________

City __________________________ State ___ Zip Code __________________

6. Subscriber Representations (The Subscriber must initial an answer to each section below)

By signing this Subscription Agreement, the Subscriber represents, under penalty of perjury, that:

  (i) The Subscriber has received a copy of the Prospectus of United
Mortgage Trust. YES _______ NO_______

 (ii) The Subscriber has the authority and legal capacity to purchase the Shares being subscribed for and to execute this Subscription
Agreement. If the Subscriber is an individual, he or she is of legal age in his or

(iii) The Subscriber meets the suitability requirements set forth in "Who May Invest" in the Prospectus. YES _______ NO_______

 (iv) The subscriber or beneficial owner is a United States citizen, United States resident alien individual, domestic corporation, domestic partnership, domestic trust or domestic estate, as these terms are defined in Section 7701 of the Internal Revenue Code. YES _______
NO_______

  (v) if the Subscriber is a qualified plan (including a KEOGH plan or an Individual Retirement Account) or is otherwise a "benefit plan investor" as defined in Department of Labor Regulations ss.2510.3-
101(f)(2), to the best of Subscriber's knowledge none of the Company, the Advisor, a Sponsor or any Affiliate (a) has investment discretion with respect to the assets being used to purchase Shares, (b) regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets, or (c) is otherwise a fiduciary with respect to such assets. YES _______
N/A_______

7. Signature, Authorization and Backup Withholding Certification

 The Subscriber hereby authorizes United Mortgage Trust and its affiliates to act on any instructions believed to be genuine for any service authorized on this Subscription Agreement and agrees that they will not be liable for any resulting loss or expense. Under penalties of perjury I certify that : (I) the social security or taxpayer identification number entered in Section 1 above is correct; and 2) unless the following box is checked, I have not been notified by the IRS that I am subject to backup withholding, or the IRS has notified me that I am no longer subject to backup withholding. / /If you are subject to backup withholding check the box.

----------------------------------------      ------------------
Signature of Owner, Trustee or Custodian      Date

----------------------------------------      ------------------
Signature of Joint Owner (if any)             Date

8.  Broker/Dealer or Investment Advisor Authorization

The undersigned Dealer/Adviser agrees to all applicable provisions in the Subscription Agreement, and guarantees the genuineness of the signature on the Subscription Agreement. If the Subscriber does not sign this Agreement, the undersigned Dealer/Adviser warrants that this Agreement is completed in accordance with the Subscriber's authorization and instructions and agrees to indemnify United Mortgage Trust for any loss or liability from acting or relying upon such instructions.

- -------------------------------       --------------------------------
Firm's Name                             Representative's/Advisor's Name

- -------------------------------       --------------------------------
Firm's Address                          Authorized Signature

------------------------------------------------------------------------
INSTRUCTIONS FOR COMPLETION OF FORMS
------------------------------------------------------------------------

A completed and signed Subscription Agreement is required for all Investors in United Mortgage Trust (the "Company"). Please follow the following instructions when completing the Subscription Agreement.

1.     INVESTOR INFORMATION. Be sure to complete the INVESTOR
INFORMATION section on the Subscription Agreement by checking the appropriate box for the Investor's status and completing all relevant information about the Investor in Section 1. Make sure to include the Investor's taxpayer identification number("TIN") which is the taxpayer's social security number or employer identification number, as the case may be. For most individual taxpayers, the TIN is the social security number. For trusts, estates, pension trusts, corporations and partnerships, the TIN is the employer identification number. See
Guidelines for Certification of Taxpayer Identification Number on
Substitute Form W-9 on page A-9.

IF AN INVESTOR DOES NOT HAVE A TIN, he should obtain Form SS-5
Application for a Social Security Number, or Form SS-4 Application for an Employer ID Number from his local office of the Social Security
Administration or the IRS. IF THE INVESTOR HAS APPLIED FOR A TIN and has not yet received it, he should write "APPLIED FOR" in Section 1 and complete and sign a Substitute Form W-9, certifying under penalties of perjury that he is not subject to backup withholding. The Investor should also understand that if he does not provide a TIN to the Company within 60 days, the Company is required to withhold 31% of all reportable payments thereafter until a certified TIN is provided.

When Shares are being purchased by a retirement plan or other entity, you can use the Additional Mailing Address in Section 4 to fill in the name and address of the individual other than the registered owner who would wish to receive additional copies of Company correspondence.

ADDITIONAL DOCUMENTATION REQUIRED FROM INVESTORS THAT ARE ENTITIES. If
Shares are being purchased by a Corporation, please furnish an appropriate corporate resolution authorizing the purchase of the Shares and the name and title of the person authorized to sign any documents or make any certifications relating to this subscription. If Shares are being purchased by a municipality, a credit union (other than a federal credit union), a national or state chartered bank, or a pension plan or profit sharing plan, please furnish appropriate evidence of the authorization of the purchase of the Shares and the name and title of the person authorized to sign any document or make any certifications relating to this subscription. If Shares are being purchased by a Trust or a Partnership, please provide a copy of the Trust or Partnership
Agreement.

2. ADDRESS. Please be sure to complete the ADDRESS section of the Subscription Agreement with the Investor's name, address, city and state. The address should be the Investor's primary state of = residence.

3. INVESTMENT INFORMATION. Fill in the number of Shares subscribed for (minimum purchase is 250 Shares or $5,000, except for IRA or KEOGH accounts whose minimum purchase is 50 Shares or $1,000, and except as otherwise noted in the Prospectus under "Who May Invest"). Minimum reorder is 50 Shares or $1,000. Purchase of fractional Shares are not allowed pursuant to the initial public offering of Shares.

Please indicate if the investor is investing by check or by wire. All checks should be made payable to "United Mortgage Trust".

4. PAYMENT INSTRUCTIONS. Please make the check payable to "United
Mortgage Trust". The check and completed Subscription Agreement are to be sent to:

        First Financial United Investments Ltd., L.L.P.
        16801 Greenspoint Park Drive
        Suite 340
        Houston, Texas 77060
        Attention: New Subscription/United Mortgage Trust

                or

        IMS Securities, Inc.
        6363 Woodway
        Suite 405
        Houston, Texas 77057
        Attention: New Subscriptions/United Mortgage Trust


            NO SUBSCRIPTION AGREEMENT
                WILL BE PROCESSED
           UNLESS IT IS ACCOMPANIED BY
                 PAYMENT IN FULL

5. INVESTOR SERVICES.

ADDITIONAL MAILING ADDRESS. When Shares are being purchased by a Trust,
Individual Retirement Account (IRA) or Keogh Plan, use this area to fill in the name and address of the individual other than the registered owner who would wish to receive additional copies of Company correspondence.

DIRECT DEPOSIT ADDRESS. This section should be left blank if the form of ownership is an IRA. It should be completed only if the Investor wishes distribution checks sent directly to the client brokerage account identified in Section 4 or Section 7.

6. SUBSCRIBER REPRESENTATIONS.

Each Subscriber must initial an answer to each of the statements set forth in Section 6 to provide certain representations to the Company.


For purposes of subsection 6(iv) of the Subscription Agreement, a "resident alien individual" is a non-U.S. citizen who is a "resident" of the United States, as defined below). A "resident" is an individual who
(i) is a lawful permanent resident of the United States at any time during the calendar year (such as an individual who holds an immigrant visa - a "green card") or (ii) was physically present in the United
States on (a) at least 31 days during the calendar year, and (b) 183 days or more in the aggregate during the current year and the two preceding calendar years, determined by aggregating the actual presence days of the current year, 1/3 of such days of the first preceding year and 1/8 of such days of the second preceding year). See Section 7701(b) of the Internal Revenue Code for other special rules and elections for determining residency.

An individual investor who is not a citizen of the United States but is a resident (as defined above) must furnish the Company with a signed copy of IRS Form 1078 verifying that status so as to avoid withholding.


7. SIGNATURE, AUTHORIZATION AND BACKUP WITHHOLDING CERTIFICATION.

The Investor must read and sign the authorization and backup withholding certification set forth in Section 7.

The signature of an IRA or other retirement plan trustee is always required. The signature of the beneficiary is not necessary. All other
Investors must sign and date. If ownership is held by joint tenants with rights of survivorship, tenants in common, tenants by the entirety or community property, then all parties must sign and date.

BACKUP WITHHOLDING. Under the federal income tax law, payers of interest, dividends and certain other payments must withhold 31% of such amounts (this is referred to as "backup withholding") if the payee fails to furnish the payer with (1) the payee's correct Taxpayer
Identification Number ("TIN") and (2) a certification under penalties of perjury that (a) the payee has supplied an accurate TIN and (b) the payee is not subject to backup withholding because the Internal Revenue
Service ("IRS") has not informed the payee that he is subject to backup withholding due to a failure to report all interest and dividends. If an investor's TIN and the foregoing certification (contained in Section 7 of the Subscription Agreement) is not received, backup withholding will be applicable to payments of escrow interest and to Distributions. False certifications or the provision of an inaccurate TIN can result in the imposition of penalties by the IRS or criminal sanctions. Certain payees
(including corporations, tax exempt entities, such as employee benefit plans, and certain foreign individuals and entities) are exempt from backup withholding and information reporting requirements.

FOR PAYEES SUBJECT TO BACKUP WITHHOLDING. If the IRS has notified the record owner of the account that the record owner is subject to backup withholding and the record owner has not received notice from the IRS advising that backup withholding has terminated, then the record owner, prior to signing the certification, must check the backup withholding box in Section 7. In such event, backup withholding will apply to payments of escrow interest and to Distributions.

CAUTION: If the Investor checks box for backup withholding, the account executive and/or office manager must make sure the Investor has properly completed and signed a W-9 or substitute W-9 and that it is on file with the office manager's member firm.

FOREIGN INVESTOR BACKUP WITHHOLDING. Foreign Investors (as defined below) may be exempt from backup withholding and reporting requirements if they certify that they are exempt by completing and filing with the Company an IRS Form W-8. A Foreign Investor is a (i) nonresident alien individual (i.e., a non-U.S. citizen who is not a "resident" of the United States, as defined in Instruction 6),(ii) foreign corporation,
(iii) foreign partnership, (iv) foreign trust, or (v) foreign estate, within the meaning of Section 7701 of the United States Internal Revenue
Code (the "Code"). An investor who is not currently a Foreign Investor must notify the Company immediately upon a change in status A foreign
Investor should check the box on Form W-8 indicating that he is an "exempt foreign person" if the Shares of the Company will not be held in connection with a trade or business conducted by or planned by, the Foreign Investor in the United States that has effectively connected gains from a broker or barter exchange or there is a tax treaty between the Foreign Investor's country and the United States exempting the Foreign Investor's transactions from United States taxes. However, a
Foreign Investor who is a non-resident alien individual, married to a U.S. citizen or resident and who has made an election to be treated as a resident under Code Section 6013(g) or (h) is considered to be a U.S.
resident for back-up withholding purposes and may not use Form W-8.
Foreign Investors should also delete the Substitute Form W-9.

8. BROKER/DEALER SIGNATURES. This section on this form should be completed by the selling broker who should include his full name, representative number, branch office address and telephone number.


        GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                            ON SUBSTITUTE FORM W-9.
For this type of account:               Give the identification number for:

A. Individual                           The individual

B. Two or more individuals              The actual owner of the account
                                        or, if (joint account) combined
                                        funds, the first individual
                                        on the account

C. Custodian account of a minor         The minor(Uniform Gift to Minors
                                        Act)

D. (i) The usual revocable savings      The grantor-trustee, who should
                                        trust be listed first.(Grantor is
                                        also trustee)

  (ii) So-called trust account that     The actual owner, who should be
       is not a legal or valid trust    listed first
       under state law

E. Sole proprietorship                  The owner, who should be named

F. A valid trust, estate or pension     The legal entity (unless the legal
   trust                                entity itself is not designated in
                                        the account title) which should be
                                        listed first

G. Corporate                            The corporation

H. Association, club, religious,        The organization educational
   charitable organization              or other tax-exempt organization

I. Partnership                          The Partnership

J. Broker or registered nominee         The broker or nominee

     Until              , 2000, (90 days after the date of this
prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This prospectus does not constitute an offer or solicitation by anyone in any state or other jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.


                    2,500,000 SHARES OF BENEFICIAL INTEREST
                             (Maximum Offering)



                           UNITED MORTGAGE TRUST,
                   a Maryland Real Estate Investment Trust




                                  PROSPECTUS




                 FIRST FINANCIAL UNITED INVESTMENTS LTD., L.L.P.
                             IMS SECURITIES, INC.




                        Dated               , 2000



No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus or in Supplements to this prospectus, or in literature issued by the Company, the Advisor or the Selling Group Co-Manager (which shall not be deemed to be a part of this prospectus), in connection with the offering contained herein and if given or made such information or representation must not be relied upon. The statements in this prospectus or in any Supplement are made as of the date hereof or thereof, unless another time is specified, and neither the delivery of this prospectus or any Supplement nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof or thereof. However, if any such material adverse changes occur during the period when a prospectus is required to be delivered, this prospectus or any Supplement will be amended or supplemented accordingly.

                                 PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

     The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered are as set forth below. All such expenses, except for the SEC registration and filing fees, are estimated:

     SEC Registration Fee                                  $   17,241
     NASD Filing Fee                                            5,500
     Blue Sky Filing Fees and Expenses                         13,760
     Legal Fees and Expenses                                   75,000
     Accounting Fees and Expenses                               5,000
     Printing and Engraving Fees                               16,000
     Marketing                                                 15,000
     Miscellaneous                                             27,499
                                                   Total    $ 175,000


Item 32. Sales to Special Parties.

     As part of its compensation for selling the Shares, the Selling Group Co-Managers will receive, for a purchase price of $.01 per Share, Shares (the "SGM Shares") equal to 0.5% of all Shares sold (12,500 Shares if all 2,500,000 Shares offered hereunder are sold). The Selling Group Co-Managers may allocate all or a portion of the SGM Shares to Selected Dealers and registered representatives of the Selling Group Co-Managers.

Item 33. Recent Sales of Unregistered Securities.

     None

Item 34. Indemnification of Directors and Officers.

     Indemnification of the Advisor and of the Trustees of the Company is provided for in Article XI, Section 2 of the Declaration of Trust (Exhibits 3, 4 to the prospectus). See also the discussion under "Fiduciary Responsibility of Trustees" in the prospectus.

Item 35. Treatment of Proceeds From Stock Being Registered.

     None

Item 36. Financial Statements and Exhibits.

     (a) Financial Statements: The following are included in the prospectus:

     Balance Sheet and related Notes thereto of Registrant, United Mortgage Trust, at September 30, 2000 and December 31, 1999 and
1998.

     (b) Exhibits:

No       Description

1.1      Form of Selling Group Co-Manager Agreement

1.2      Form of Selected Dealer Agreement

3.1C Form of Second Amended and Restated Declaration of Trust filed with the State of Maryland (this supersedes prior
         Exhibits 3.1, 3.1A and 3.1B)

3.2      Bylaws of the Company

4.1      Form of certificate to be issued to represent the Shares

4.2      Instruments defining the rights of security holders
         (See Exhibits 3.1, 3.2 and 4.1)

5.1*     Opinion of Butzel Long, P.C.
         as to the legality of the securities being registered

8.1*     Opinion of Butzel Long, P.C.
         regarding tax matters.

10.1     Form of Escrow Agreement between the Company and
         Texas Commerce Bank National Association (now known as Chase
Bank
         of Texas NA

10.2*    Advisory Agreement between the Company and UMT Advisors, Inc.

10.3     Agreement of Employment dated August 6, 1996 between the
         Company and Christine Griffin

10.4     Note Sale, Recourse and Remarketing Agreement dated
         August 6, 1996 between the Company and South Central
         Mortgage, Inc.

10.5 Mortgage Servicing Agreement to be entered into between the Company and South Central Mortgage, Inc.

10.6     Funding Agreement dated December 15, 1997 but effective
         January 1, 1997 between the Company and the Advisor

10.7     One Year $500,000 Revolving Loan Renewal Agreement dated
         March 27, 1998 between the Company and Abrams Centre National
Bank

10.8 One Year $1,500,000 Revolving Loan Agreement dated October 28, 1998 between the Company and Legacy Bank of Texas

10.9 One Year $5,000,000 Revolving Loan Agreement dated March 23, 1999 between the Company and Legacy Bank of Texas

10.10 One Year $7,000,000 Revolving Loan Agreement dated August 21, 2000 between the Company and First State Bank of Texas (Filed with the Company's Form 10-Q for the Quarter Ended September 30, 2000).

23.1*    Consent of Jackson & Rhodes, P.C.

23.2*    Consent of Butzel Long, P.C. (included
         in Exhibits 5.1 and 8.1)

24.1	     Power of Attorney (included as part of page II-5 of the
     original
         filing of this Registration Statement)

99       This Exhibit is deleted

*  Filed as an exhibit with this Post-Effective Amendment No. 2.

Item 37. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed;

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) To send to each investor at least on an annual basis a detailed statement of any transactions with the President, Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

     (6) To provide to the investors the financial statements required by Form 10-K for the first full year of operations of the Company;

     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (8) The undersigned Registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant; pursuant to Rule 424(b)(1) or (4) or 497(b) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (9) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each material Mortgage Investment (or Mortgage Investments which, in the aggregate, are material) not identified in the prospectus as such time as there arises a reasonable probability that such Mortgage Investment(s) will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the Trustee, the Advisor and their Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distributed period.

     The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas on the 29th day of December, 2000.

                                        UNITED MORTGAGE TRUST


                                        By: /S/ CHRISTINE A. GRIFFIN
                                            ------------------------
                                        Christine A. Griffin, President

     Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signatures               Title                            Date

Principal Executive Officer:


 /S/ CHRISTINE A. GRIFFIN      Trustee, Chairman of
-------------------------      the Board and             December 29, 2000
Christine A. Griffin


Principal Financial and
  Accounting Officer:


 /S/ CHRISTINE A. GRIFFIN      Trustee, Chairman of
-------------------------      the Board and President   December 29, 2000
Christine A. Griffin


           *                   Trustee                   December 29, 2000
-------------------------
Paul R. Guernsey


          *                    Trustee                   December 29, 2000
-------------------------
Douglas R. Evans


         *                     Trustee                   December 29, 2000
-------------------------
Richard D. O'Connor, Jr.


         *                     Trustee                   December 29, 2000
-------------------------
Michele A. Cadwell


* By  /S/ CHRISTINE A. GRIFFIN
      Attorney-in-fact

EXHIBITS

Exhibit 5.1 Opinion of Butzel Long P.C. as to the legality of the securities being registered.

                                  BUTZEL LONG
                          a Professional Corporation
                           Attorneys and Counselors
                        150 West Jefferson, Suite 900
                            Detroit, Michigan 48226


December 27, 2000


Board of Trustees
United Mortgage Trust.
5740 Prospect Avenue
Suite 1000
Dallas, Texas 75206

Re:  Post Effective Amendment No. 2 to Registration Statement on Form S-11

Ladies and Gentlemen:

     We have been retained to act as counsel to United Mortgage Trust, a Trust organized under the laws of the State of Maryland (the "Company"), in connection with Post Effective Amendment No. 2 to the Registration Statement on Form S-11 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the continued registration and sale of up to 2,500,000 shares of beneficial interest, no par value (the "Shares") of the Company. We have examined the Registration Statement and the Second Amended and Restated Declaration of Trust (the "Trust Agreement"). In addition, we have reviewed such other documents and have made such further investigations as we have deemed necessary to enable us to express our opinion.

     For purposes of our opinion, we have examined and relied upon the Trust Agreement and such documents, records, certificates and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     Subject to the foregoing qualifications, it is our opinion that the Shares have been duly authorized and, when offered and sold by the Company in compliance with the Registration Statement, will be fully paid and nonassessable. Except as expressly set forth in the proceeding sentence we express no opinion as to the applicability of, or compliance with, any aspect of Maryland law.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     This opinion is based upon currently existing statutes, rules and regulations and we are not obligated to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company's Post Effective Amendment 2 to its Registration Statement on Form S-
11. In doing so, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or under the Rules.


Very truly yours,



BUTZEL LONG
-----------
BUTZEL LONG

Exhibit 8.1. Opinion Of Butzel Long, P.C. Regarding Tax Matters

                                 BUTZEL LONG
                          a Professional Corporation
                           Attorneys and Counselors
                        150 West Jefferson, Suite 900
                            Detroit, Michigan 48226


December 29, 2000


United Mortgage Trust
5740 Prospect Avenue
Suite 1000
Dallas, TX 75206

To the Trustees:

     You have requested our opinion as to certain federal income tax issues with respect to United Mortgage Trust, a Maryland real estate investment trust (the "Company") that has elected to be taxed as a real estate investment trust (a "REIT") for federal income tax purposes.

     In rendering our opinion, we have relied upon the facts set forth in the Company's Post-Effective Amendment No. 2 to its Registration Statement on Form S-11 (the "Registration Statement") filed on the date hereof and upon statements and representations made by the Company. We have also reviewed such documents as we have deemed necessary for the purposes of our opinion. Unless otherwise defined, all capitalized terms used but not defined herein shall have the same meaning as defined in the Registration Statement.

     As explained in greater detail below, it is our opinion that, under current federal income tax laws and regulations, subject to any limitations expressed herein, and based on certain facts and representations set forth below, and assuming the Company is operated in accordance with the Second Amended and Restated Declaration of Trust (the "Declaration of Trust"), it is more likely than not that (i) the Company will be treated as a REIT for federal income tax purposes, and
(ii) the operations of the Company will not result in unrelated business income to tax-exempt entities by reason of their ownership of shares of the Company. Our opinions are based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations of the U.S. Department of Treasury promulgated thereunder ("Treasury regulations"), administrative interpretations, and judicial decisions in effect as of the date of this opinion, all of which are subject to change either prospectively or retroactively and may alter our opinions if changed. No opinion on any matter not expressly discussed herein should be inferred from the opinions set forth herein.

I.    FACTS

      The Company has advised us of the following:

      1. The Company invests primarily in uninsured mortgage loans on single- family residential real estate.

      2. The Company's objectives are to make investments, as referred to above, that (i) produce net interest income on its mortgage portfolio; (ii) provide monthly distributions from, among other sources, interest on its mortgage portfolio; and (iii) permit the reinvestment of payments of principal on mortgage investments, payments of penalties and premiums on mortgages and the proceeds of mortgage prepayments, sales and insurance net of expenses received by the Company.

      3. The Company has elected to be treated as a REIT for federal income tax purposes and has operated, based on representations from the Company, as a REIT since its inception, and its election to be taxed as a REIT has not been revoked or, to the Company's knowledge, terminated as of the date of this opinion.

II.   DISCUSSION

      A. Qualification as a REIT for U.S. Federal Income Tax Purposes

         The basic requirements that must be met for the Company to be taxed as a REIT are summarized below.

          1. Share Ownership: The shares of a REIT must be freely transferable and must be held by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months). In addition, no more than 50% in value of the outstanding shares of a REIT may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the REIT's taxable year. The 100-shareholder and five-shareholder rules are not applicable to the first taxable year for which an election to be treated as a REIT is made.

          The Company has represented that it has at least 100 shareholders who are independent of each other and the Company. In addition, the Declaration of Trust prohibits the ownership of shares of the Company by any person in excess of 9.8% of the value of the Company and grants to the Trustees the power to restrict transfers of Company shares that would result in violation of the 100-shareholder and five-shareholder rules described above. Applicable Treasury regulations state that such restrictions will not cause the shares to fail the free transferability requirement.

          2. Nature of Assets: On the last day of each quarter of a REIT's taxable year, at least 75% of the value of the total assets of a REIT (the "75% Asset Test") must consist of (i) "real estate assets," which include real property, interests in loans secured by mortgages on real property, interests in "real estate mortgage investment conduits ("REMICs"), and property (not otherwise a real estate asset) attributable to the temporary investment of new capital (stock or a debt instrument purchased with new capital from the sale of shares in the REIT, but only for the one-year period beginning on the date the REIT receives such capital), (ii) cash and cash items (including receivables), and (iii) government securities. A REIT must satisfy two additional tests with respect to that portion of its assets that does not qualify under the 75% Asset Test (i.e., up to 25% of the REIT's total assets): (i) the securities of any one non-governmental issuer may not represent more than 5% of the value of the REIT's total assets, and
(ii) the REIT may not own more than 10% of the outstanding voting securities of any one issuer.

          The Company has represented that it will monitor the nature of its assets so that the 75% Asset Test will be satisfied at the end of each quarter.

          3. Sources of Income: For each taxable year, a REIT must meet two income-based tests: (a) the 75% Income Test and (b) the 95% Income Test.

             (a) 75% Income Test: At least 75% of a REIT's gross income (excluding income from certain prohibited transactions) for the taxable year must be derived from sources related to real property. These sources include the following income and gain items: (i) interest on loans secured by mortgages on real property, including interest derived from an interest in a REMIC; (ii) rents from real property; (iii) gain from the sale or other disposition of real property and interests in mortgages on real property (excluding gain from the sale of property held for sale to customers in the normal course of a trade or business);
(iv) generally, income and gain from the sale or other disposition of property owned as a result of foreclosure on a mortgage; and (v) "qualified temporary investment income," which is income from the temporary investment of new capital in stock or debt instruments and which is received or accrued during the one year period from the date the Company receives such capital.

          The Company has represented that it does not expect to derive income from rents unless it acquires property through the foreclosure of one of its mortgages. Rents received by the Company with respect to foreclosure property that it acquires or mortgages which are recharacterized as equity for federal income tax purposes will qualify as "rents from real property" for purposes of the 75% Income Test if the following requirements are met:

               (i) The amount of rent received generally must not be based on the income or profits of any person. The Company has represented that it will take steps to ensure that it will not (a) receive any rent based on the income or profits of any person, or (b) receive interest based on the net income or profits of any borrower who receives such rent based on the net income or profits of tenants. Thus, all of the interest income received by the Company, and any rents received, should qualify for the 75% Income Test.

               (ii) Rents received from a tenant will not qualify as "rents from real property" if the REIT owns, directly or indirectly, 10% or more of (a) the total combined voting power of all voting classes of stock or of the total number of shares of all classes of stock of a corporate tenant or (b) the beneficial interests in the assets or net profits of a non-corporate tenant. The Company has represented that it does not anticipate that it will own a 10% or greater interest in the stock, assets or net profits of any tenant.

               (iii) Rents will only qualify as "rents from real property" if the Company does not manage or operate the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the Company derives no revenue. For this purpose, an independent contractor is any person who does not own, directly or indirectly, more than 35% of the shares in the Company, and in which not more than a 35% interest is owned, directly or indirectly, by one or more persons who also own 35% or more of the shares in the Company. The Company presently intends to have South Central Mortgage, Inc. (the "Servicer") manage any real property that it acquires through foreclosure. The Servicer currently meets the definition of independent contractor, and the Company has represented that it will not derive any revenue from the Servicer.

               (iv) Rent attributable to personal property leased in connection with a lease of real property will not qualify as "rents from real property" if such rent is greater than 15% of the total rent received under the lease. The Company has represented that it will monitor the amount of rent attributable to personal property so that its rental income will qualify as rents from real property.

             (b) 95% Income Test: In addition to deriving at least 75% of its gross income from the sources described under the 75% Income Test, at least 95% of a REIT's gross income for the taxable year must be derived from sources that qualify for the 75% Income Test or from (i) dividends, (ii) interest, or (iii) gains from the sale or other disposition of stock or other securities which are not property held for sale to customers in the normal course of a trade or business. The Company has represented that it will monitor its investments in order to satisfy the requirements of the 95% Income Test.

             If the Company fails to meet either the 75% Income Test or 95% Income Test during its taxable year, it may still qualify as a REIT in that year if (i) in its federal income tax return for that year it attaches a schedule setting forth the source and nature of each item of its gross income that is qualified income under the 75% Income Test and 95% Income Test; (ii) the inclusion of any incorrect information in the schedule is not due to fraud with intent to evade tax; and (iii) the failure to meet the tests is due to reasonable cause and not to willful neglect. However, the Company will be subject to a tax of 100% of the greater of the amount by which it fails either the 75% Income Test or the 95% Income Test for that year.

          4. Distributions to Shareholders: Each year, a REIT must distribute to its shareholders an amount equal to (a) the sum of (i) 90% (95% in taxable years beginning before January 1, 2001) of its taxable income before deduction of dividends paid and excluding any net capital gain, and (ii) 90% (95% in taxable years beginning before January 1, 2001) of the excess of net income from "foreclosure property" over the tax on such income; minus (b) any "excess noncash income" (income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable) (the "90% Distribution Test").

          The Company has represented that it intends to make distributions to its shareholders monthly, or in an event, at least quarterly sufficient to meet the 90% Distribution Test. Because of the possible recognition of income from certain sources without corresponding cash receipts (e.g., as a result of the original issue discount rules), because of timing differences that may arise between the realization of taxable income and net cash flow, and because of the possible adjustment by the IRS to deductions and gross income reported by the Company, it is possible that the Company may not have sufficient cash or liquid assets at a particular time to distribute 90% of its REIT taxable income. In that event, the Company may attempt to declare a consent dividend, which is a hypothetical distribution to shareholders out of the earnings and profits of the Company. The effect of such a consent dividend to those shareholders who agree to such treatment would be that those shareholders would be treated for federal income tax purposes as if the amount of the consent dividend had been paid to them in cash and they had then immediately contributed that amount back to the Company as additional paid-in capital. The declaration of a consent dividend would result in taxable income to those shareholders without the receipt of any actual cash distribution but would also increase those shareholders' tax bases in their shares by the amount of the taxable income recognized.

          If the Company fails to meet the 90% Distribution Test due to an adjustment to the Company's income by reason of a judicial decision or by agreement with the IRS, the Company may, in order to avoid disqualification as a REIT, pay a deficiency dividend to its shareholders in the taxable year of the adjustment in an amount not to exceed the amount of the adjustment. The deficiency dividend would be considered paid in the taxable year affected by the adjustment, and the Company then could claim an additional deduction for dividends paid in that year in the amount of the deficiency dividend. In that case, the Company would also be required to pay interest and a penalty to the IRS.

          If the Company cannot declare a consent dividend or if it lacks sufficient cash to distribute 90% of its REIT taxable income or to pay a deficiency dividend in appropriate circumstances, the Company could be required to borrow funds or liquidate a portion of its investments in order to pay its expenses, make the required cash distributions to its shareholders, or satisfy its tax liabilities. There can be no assurance that those funds will be available to the extent, and at the time, required by the Company. If funds are not available, the Company's status as a REIT could be lost. The Company has represented that it will use its best efforts to satisfy the 90% Distribution Test.

          5. Conclusion: Based on (i) the Company's contemplated method of operation as described in the Registration Statement and in the Declaration of Trust and the representations of the Company noted above concerning its anticipated operations, (ii) the Company's intention to comply with the share ownership, asset, income and distribution tests necessary for treatment as a REIT for federal income tax purposes, and
(iii) the assumption that the Company will be operated in accordance with such representations, we are of the opinion that it is more likely than not that the Company will qualify to be taxed as a REIT for federal income tax purposes for any taxable year for which its election to be taxed as a REIT has not been revoked.

     B. Unrelated Business Taxable Income

     In general, dividends, interest and rent received by a tax-exempt entity do not constitute "unrelated business taxable income" ("UBTI") unless the property producing the income is subject to acquisition indebtedness. In Rev. Rule. 66-106, 1966-1 C.B. 151, the IRS ruled that amounts distributed by a REIT to a tax-exempt employees' pension trust did not constitute UBTI. The facts of the ruling involved a REIT that distributed to its shareholders rental income attributable to mortgaged real property which, if earned directly by a tax-exempt organization, would have been taxable as unrelated business income from debt-financed property under Code Sections 512(b)(4) and 514. The ruling concluded that the distributions by the REIT were from earnings and profits and therefore constituted dividends. Therefore, the exception of Section 512(b)(1) for dividends applied, and the pension trust was not taxed on the distributions.

     Certain tax-exempt shareholders may recognize UBTI from a REIT where those shareholders have a greater than ten percent ownership interest in the REIT. In the case of a "qualified trust" (generally, a pension or profit-sharing trust) holding stock in a REIT, the beneficiaries of the trust will be treated as holding stock in the REIT in proportion to their interests in the qualified trust for purposes of determining whether the REIT satisfies the restriction on share ownership by five or fewer individuals (the "look through" rule). A qualified trust that holds more than ten percent by value of the interests in a REIT must treat a percentage of REIT dividends as UBTI if the REIT incurs debt to acquire or improve real property and if (i) the qualification of the REIT depends upon the application of the "look through" rule described above, and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is "predominantly held" by qualified trusts if either (A) at least one qualified trust holds more than 25% by value of the interests in the REIT, or (B) one or more qualified trusts, each owning more than 10% by value of the interests in a REIT, hold in the aggregate more than 50% by value of the interests in the REIT. The percentage of any dividend paid (or treated as paid) to such a qualified trust that is treated as UBTI is equal to the amount of modified gross income (gross income less directly-connected expenses) from the unrelated trade or business of the REIT (treating the REIT as if it were a qualified trust), divided by the total modified gross income of the REIT. If the percentage so determined is less than five percent, none of the dividends paid to a qualified trust will be treated as UBTI.

     Certain entities that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c) (20), respectively, are subject to tax on unrelated business taxable income defined, generally, as net income other than exempt function income. Therefore, subject to certain rules concerning amounts of such UBTI set aside for certain purposes, distributions from the Company to the entities described in this paragraph will be UBTI and subject to tax.

     Subject to the limitations described in the preceding two paragraphs and based on representations from the Company concerning the level of ownership of the Company's shares by qualified trusts, we are of the opinion that it is more likely than not that distributions made by the Company to tax-exempt shareholders will not be treated as "unrelated business income" by reason of the Company incurring indebtedness in connection with its acquisition of any investments, provided that those tax-exempt shareholders have not financed their acquisition of shares in the Company.

     C. Tax Aspects of the Offering

        The discussion set forth in the section of the Registration Statement entitled "Federal Income Tax Considerations" is a fair statement of the applicable provisions of the Code and Treasury regulations issued thereunder and the consequences these provisions will have on the Company and its shareholders.

III. SCOPE AND USE OF OPINION

     It is understood that this opinion is to be used only in connection with the offer and sale of shares of the Company while the Registration Statement is in effect.

     This opinion is based on the Code and Treasury regulations and on administrative and judicial interpretations of the Code and Treasury regulations, and we assume no obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein. We express no opinion with respect to any state laws. This opinion is limited to a discussion of the applicability of the federal income tax laws.

     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Company's Post-Effective Amendment No. 2 to its Registration
Statement on Form S-11. In doing so, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or under any applicable rules.

                                                Very truly yours,


                                                BUTZEL LONG
                                                -----------
                                                BUTZEL LONG

Exhibit 10.2
                       ADVISORY AGREEMENT BETWEEN

                         UNITED MORTGAGE TRUST

                                 AND

                          UMT ADVISORS, INC.

     AGREEMENT effective January 1, 2000, between UNITED MORTGAGE TRUST (the "Company") a Maryland real estate investment trust, and UMT
ADVISORS, INC. (the "Advisor"), a Texas corporation.

                              WITNESSETH:

     WHEREAS, the Company is a real estate investment trust organized under the laws of the State of Maryland, which intends to qualify as a real estate investment trust as defined in the Internal Revenue Code of 1986, as the same may be amended or modified from time to time (which, together with any regulations and rulings there under, is hereinafter called the "Code"), and to invest its funds in the investments permitted in its Declaration of Trust;

     WHEREAS, the Company has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering certain of its securities to be offered to the public, and the Company may thereafter sell additional securities or otherwise raise additional capital; and

     WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the Trustees of the Company (the "Trustees") all as provided hereinafter set forth;

     WHEREAS, the Advisor is willing to render such services, subject to the supervision of the Trustees, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, IT IS AGREED as follows:

     1. DEFINITIONS. When capitalized and used herein, the following terms shall have the meaning set forth below.

(a) "ACQUISITION FEES" shall have the meaning ascribed to that term in
Section 10(a).

(b) "ADJUSTED CONTRIBUTIONS", used in calculating the Subordinated Incentive Fee, shall mean (1) the product of $20 times the number of outstanding Shares, reduced by (2) the total of cash distributed to shareholders with respect to the Shares from Disposition Proceeds and the return (if any) of uninvested Net
Offering Proceeds.

(c) "ADMINISTRATOR" shall mean the Advisor's President who shall be an officer and director of the Advisor and who, subject to the supervision of the Trustees, will manage the day-to-day operations of the Company.

(d) "AFFILIATE" shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interest in such other Person, (iii) any officer, director, trustee, or general partner of such Person, and (iv) if such other Person is an officer, director, trustee or partner of another entity, then the entity for which that Person acts in any such capacity.

(e) "AFFILIATED PROGRAMS" shall mean any and all REITs, partnerships or other entities, which may in the future be formed by the Advisor, or its Affiliates to engage in businesses which may be competitive with the Company and which have similar investment objectives as the Company (or programs with dissimilar objectives for which a particular Mortgage Investment may nevertheless be suitable). An Affiliated Program may have the same management as the Company.

(f) "AVERAGE INVESTED ASSETS" shall mean the average of the aggregate book value of the assets of the Company for any period invested, directly or indirectly, in Mortgage Investments, Interim Mortgages and short-term investments before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

(g) "CAPITAL DISTRIBUTIONS" shall mean Distributions of: (i) non-reinvested principal payments and (ii) Proceeds of Mortgage
Prepayments, Sales and Insurance.

(h) "CODE" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

(i) "DECLARATION OF TRUST" shall mean the Declaration of Trust of the Company, as amended and/or restated from time to time.

(j) "DISPOSITION PROCEEDS" shall mean: (1) Proceeds of Mortgage
Prepayments, Sales or Insurance and (2) payments of principal when due which are paid to the Company with respect to Mortgage
Investments and other Mortgages.

(k) "DISTRIBUTIONS" shall mean any cash distributed to Shareholders arising from their interest in the Company.

(l) "GROSS OFFERING PROCEEDS" shall mean the total proceeds from the sale of Shares pursuant to the Prospectus before deductions for Organization and Offering expenses. For purposes of calculating Gross Offering Proceeds, the purchase price of each Share shall be deemed to be $20.

(m) "INDEPENDENT TRUSTEES" shall mean the Trustees who (1) are not affiliated, directly or indirectly, with the Advisor, a Sponsor or any of their Affiliates, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of the Advisor, a Sponsor or any of their Affiliates, (2) do not serve as a director or Trustee of more than two other REITs organized by a Sponsor or advised by the Advisor and (3) perform no other services for the Company, except as Trustees. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Trustee has one of the foregoing relationships with the Advisor, a Sponsor or the Company.

(n) "INTERIM MORTGAGES" shall mean loans of 12 months or less in term, made to investors for the purchase, renovation and sale of single family homes. Interim Mortgage Loans are "Mortgages" but not "Mortgage Investments" as the term is defined herein.

(o) "MORTGAGE INVESTMENTS" shall mean the Company's permanent investments in Mortgages. Until the Company's funds are invested in Mortgage Investments, the Company will invest its funds in short-term investments, including investments with various financial institutions (meeting certain asset or net worth requirements), which may not be insured or guaranteed by a government or government-sponsored entity and in Interim Mortgage Loans.

(p) "MORTGAGE PREPAYMENTS, Sales or Insurance" shall mean any Company transaction (other than the receipt of base interest, principal payments when due on a Mortgage Investment and the issuance of Shares) including without limitation prepayments, sales, exchanges, foreclosures, or other dispositions of Mortgage Investments held by the Company or the receipt of insurance proceeds or of guarantee proceeds from any insurer or recoursing party or otherwise, or any other disposition of Company assets.

(q) "MORTGAGES" shall mean, in a broad sense, beneficial interest in whole mortgages, mortgage certificates, mortgage-backed securities, participation certificates backed by either a single mortgage or a pool of mortgages or interests in pass-through entities which, under the REIT provisions of the Internal Revenue Code could be considered to be qualifying real estate assets for purposes of the Company's qualification as a REIT (e.g. regular interest in a REMIC).

(r) "NET INCOME" shall mean, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to allowances or reserves for depreciation, amortization or bad debts or other similar non-cash reserves; provided, however, that Net Income shall not include any gain from the sale or other disposition of our Mortgage
Investments or other assets.

(s) "NET OFFERING PROCEEDS" shall mean the Gross Offering Proceeds received by the Company with respect to the sale of Shares less
Organization and Offering Expenses.

(t) "ORGANIZATION AND OFFERING EXPENSES" shall mean all expenses incurred by and to be paid from the Company's assets in connection with and in preparing the Company for registration and subsequently offering and distributing the Shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees. For the purposes of determining "Organization and Offering Expenses", any volume discounts that are given by the Selling Group Co-Manager shall be deemed to be part of the selling commissions paid to brokers for selling the Shares.

(u) "PERSON" shall mean and include individuals, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, companies, trusts, banks, trust companies, land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof.

(v) "PROCEEDS OF MORTGAGE PREPAYMENTS, SALES AND INSURANCE" shall mean receipts from Mortgage Prepayments, Sales or Insurance less the following:

    (i) the amount paid or to be paid in connection with or as an expense of such Mortgage Prepayments, Sales or Insurance; and

    (ii) the amount necessary for the payment of all debts and obligations of the Company including but not limited to fees to the Advisor or Affiliates and amounts, if any, required to be paid to, arising from or otherwise related to the particular Mortgage Prepayments, Sales or Insurance.

(w) "PROSPECTUS" shall mean the final prospectus in connection with the registration of Shares filed with the Securities and Exchange Commission on Form S-11, as amended, and any subsequent prospectus pursuant to additional registrations of shares for sale.

(x) "REIT" shall mean a corporation or trust, which qualified as a real estate investment trust described in Sections 856 through 860 of the Code (the "REIT" provisions").

(y) "REMIC" shall mean a real estate mortgage investment conduit described in section 860A through 860G of the code.

(z) "SELLING GROUP CO-MANAGER" shall mean First Financial United
Investments Ltd., L.L.P. or IMS Securities, Inc. the Selling Group Co-Managers of the public offering of the Shares.

(aa) "SHAREHOLDER" shall mean a holder of the Shares.

(bb) "SHARES" shall mean the shares of beneficial interest, par value $.01 per share of the Company.

(cc) "SPONSOR" shall mean any person directly or indirectly instrumental in organizing us, wholly or in part, or any Person who will control, manage or participate in our management and any Affiliate of such Person, but does not include (1) any person whose only relationship with us is that of an independent asset manager whose only compensation from us is as such, and (2) wholly-independent third parties such as attorneys, accountants, and underwriters whose only compensation from us is for professional services.

(dd) "SUBORDINATED INCENTIVE FEE" shall mean the fee payable to the Advisor in accordance with the provisions of Section 11.

(ee) "TOTAL OPERATING EXPENSES" shall mean all of the Company's operating, general, and administrative expenses as determined by generally accepted accounting principles, exclusive of the expenses of raising capital, interest payments, taxes, non-cash expenditures (i.e. depreciation, amortization, bad debt reserve), Acquisition Fees and other costs related directly to a specific Mortgage Investment by us, such as expenses for originating, acquiring, servicing or disposing of a Mortgage.

(FF) "TRUSTEES" shall mean our trustees.

     2. DUTIES OF ADVISOR. The Company retains the Advisor to perform the services hereinafter set forth, and the Advisor hereby accepts such appointment, subject to the terms and conditions hereinafter set forth. In performance of this undertaking, subject to the supervision of the Trustees and consistent with the provisions of the Company's Declaration of Trust, the Advisor shall:

(a) develop underwriting criteria and a model for the Company's investment portfolio;

(b) acquire, retain or sell Mortgage Investments;

(c) seek out, present and recommend investment opportunities consistent with the Company's investment policies and objectives, and negotiate on behalf of the Company with respect to potential investments or the disposition thereof;

(d) pay the debts and fulfill the obligations of the Company, and handle, prosecute and settle any claims of the Company, including foreclosing and otherwise enforcing Mortgages and other liens securing Mortgage Investments;

(e) obtain for the Company such services as may be required for mortgage brokerage, servicing and other activities relating to the investment portfolio of the Company;

(f) evaluate, structure and negotiate prepayments or sales of Mortgage Investments;

(g) from time to time, or as requested by the Trustees, make reports to the Company as to its performance of the foregoing services;

(h) supervise other aspects of the business of the Company;

(i) manage the structuring and registration of additional Shares of the Company;

(j) develop the Company's administrative budget;

(k) administer the day-to-day operations of the Company;

(l) coordinate the marketing and sale of the Company's shares;

(m) develop and maintain the Company's web site;

(n) administer a share repurchase and a dividend reinvestment program;

(o) coordinate the engagement of market makers and listing of the Company's Shares at the appropriate time;

(p) develop institutional and retail secondary market interest in the Company's Shares;

(q) arrange note warehousing credit facility and provide required financial guarantees;

(r) negotiate Mortgage purchases;

(s) develop and monitor investment policies;

(t) develop high yield mortgage origination program for the Company;

(u) oversee mortgage servicing;

(w) oversee acquisition and disposition of Mortgage Investments;

(x) manage the Company's assets; and,

(y) from time to time, or as requested by the Trustees, make reports to the Company as to its performance of the foregoing services.

     3. FIDUCIARY RELATIONSHIP. It is intended that the Advisor, as a result of its relationship with the Company pursuant to this Agreement, stands in a fiduciary relationship with the Shareholders of the Company.

      4. NO PARTNERSHIP OR JOINT VENTURE. The Company and the Advisor are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them.

     5. RECORDS. At all times, the Advisor shall keep the books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Company at any time during the ordinary business hours of the Advisor.

     6. PROHIBITED ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from any action (including, without limitation, furnishing or rendering services to tenants of property or managing or operating real property) which, in its sole judgment made in good faith, or, in the judgment of the Trustees, provided that the Trustees give the Advisor written notice to such effect, that could (a) adversely affect the status of the Company as a real estate investment trust pursuant to Section 855 of the Code;
(b) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or its securities; or (c) be prohibited by the Company's Declaration of Trust.

     7. BOND. If required by the Trustees, the Advisor will maintain a fidelity bond or bonds with a responsible surety company in such amounts as may be required by the Trustees, covering all officers thereof together with employees and agents of the Advisor handling funds of the Company and documents or records pertaining to Mortgage Investments of the Company. Such bonds shall inure to the benefit of the Company with respect to losses from acts of such officers, employees and agents through theft, embezzlement, fraud, negligence, error or omission or otherwise.

     8. INFORMATION FURNISHED ADVISOR.

(a) The Trustees shall at all times, keep the Advisor fully informed as to the investment policy of the Company, including any specific types of Mortgage Investments desired, the desired geographical areas of the Mortgage Investment, the capitalization policy of the Company (including the policy with regard to the incurrence of indebtedness by the Company) and their intentions as to the future operations of the Company. In particular, the Trustees shall notify the Advisor promptly of their intention either to sell or otherwise dispose of any of the Company's investments, to make any new investments, to incur any indebtedness or to issue any additional Shares in the Company or amend the Declaration of Trust.

(b) The Company shall furnish the Advisor with a certified copy of all financial statements of the Company, a signed copy of each report prepared by the independent certified public accountants, copies of any amendments to the Declaration of Trust and such other information with regard to the Company's affairs as the Advisor may from time to time reasonably request.

     9. CONSULTATION AND ADVICE. In addition to the services described above, the Advisor shall consult with the Trustees and shall, at the request of the Trustees of the Company, furnish advice and recommendations with respect to other aspects of the business and affairs of the Company.

     10. THE COMPANY SHALL PAY TO THE ADVISOR.

    (a) The Company shall pay to the Advisor non-recurring Acquisition Fees for services rendered in connection with the sourcing, review, purchase and origination of Mortgage Investments in an amount equal to 3% of Net Offering Proceeds. Acquisition Fees will be due and payable upon receipt of Offering Proceeds by the Company.

    (b) The Company shall pay to the Advisor a monthly trust administration fee equal to 1/12th of 1/2 of 1% of the amount of unpaid principal balance of its first $50,000,000 of Mortgages, which includes Mortgage Investments, Interim Mortgage Loans and other short-term investments, and 1/12th of 1% of the amount in excess of $50,000,000.

    (c) If the Company forecloses on a property securing a Mortgage and sells such property, the Advisor or an Affiliate of the Advisor may be entitled to a real estate commission equal to the lesser of (i) 3% of the gross sales price of such property received by the Company or (ii) one-half of the normal and competitive rate customarily charged by unaffiliated parties rendering similar services, and such fees only shall be paid if the Advisor or Affiliate thereof provides a substantial amount of services in the sales effort.

     11. SUBORDINATED INCENTIVE FEE PAID TO THE ADVISOR.

    (a) When the audited annual financial statements of the Company are received each year, the Advisor shall determine if the following conditions are satisfied:

(i) (A) the total of the Adjusted Contributions as of the end of the most recent fiscal year and any undistributed cash as of that date equals (B) the Gross Offering Proceeds as of that date less cumulative Capital Distributions made through that date; and

(ii) for the year then ended, the Company's Net Income equals or exceeds a 10% per annum non-compounded cumulative return on its Adjusted Contributions. The determination of the Company's annual non-compounded cumulative return on its Adjusted Contributions shall be made by dividing the Company's total Net Income for that year by the average of the month end Adjusted Contributions during that year.

If the Company's Trustees agree that both of those conditions are satisfied, the Company will, subject to the restrictions set forth in subsection (c) below, pay the Advisor a Subordinated Incentive Fee in an amount calculated in accordance with subsection (b) below.

    (b) The Subordinated Incentive Fee to be paid at that time shall be equal to 25% of the amount by which the Company's Net Income for that year exceeds a 10% per annum non-compounded cumulative return on its Adjusted Contributions, computed as provided set forth in subsection (a) above.

    (c) In no event may the Subordinated Incentive Fee exceed the amount permitted under section IV.D. of the Statement of Policy on Real Estate Investment Trusts adopted by the North American Securities Administrators Association and in effect on the date of the Prospectus.

     12. OPTIONS ISSUABLE TO THE ADVISOR. The Advisor shall also receive options to purchase 10,000 Shares in the Company for each full year of service as the Advisor in which it earned Subordinated Incentive Fee (up to a maximum of options for 50,000 Shares). Such options shall be exercisable at a price equal to the initial public offering price of the Shares under the Prospectus and shall expire, if unexercised, 5 years from the date those options were earned. Any options the exercise of which could cause the Company to fail to qualify as a REIT ("Disabled Options") shall not be exercisable until such time as they are no longer Disabled Options. The expiration date of options shall be extended by any periods of time that they were Disabled Options.

     13. STATEMENTS. Prior to the payment of any fees hereunder, the Advisor shall furnish to the Company a statement showing the computation of the fees, if any, payable under Sections 10, 11, 12 and 14 herein.

     14. COMPENSATION FOR ADDITIONAL SERVICES. In the event the Company forecloses on a property on which it owns a Mortgage, the Company may be required to take over the management of the property. In such cases, the Advisor or an Affiliate of the Advisor may be retained to provide property management services at rates and on terms no less favorable to the Company than those customary for similar services, if such entity has knowledge of and experience in the area. In no case shall such fee (including all rent-up, leasing, and re-leasing fees and bonuses paid to any person) exceed 10% of the gross revenues from such properties.

     15. EXPENSES OF THE COMPANY.

    (a) The Company shall pay all of its expenses, except those set forth in section 16 herein. Without limiting the foregoing, it is specifically agreed that the following expenses of the Company shall be paid by the Company and shall not be borne by the Advisor:

(i) the cost of money borrowed by the Company;

(ii) taxes on income and taxes and assessments on real property and all other taxes applicable to the Company;

(iii) fees and expenses paid to independent contractors, affiliated and unaffiliated mortgage servicers, consultants, managers and other agents employed by or on behalf of the Company;

(iv) expenses directly connected with the ownership and distribution of investments, or other property, and with the origination or purchase of Mortgages (including the cost of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement of property);

(v) expenses of maintaining and managing real estate equity interest, processing and servicing Mortgages, and other loans and managing the Company's other investments;

(vi) insurance coverage in connection with the business of the Company (including officers' and trustees' liability insurance);

(vii) the expenses of revising, amending, converting, modifying or terminating the Company or revising, amending or modifying its organizational documents;

(viii) expenses connected with payments of dividend or interest or distribution in cash or any other form made or caused to be made by the Trustees to Shareholders;

(ix) all expenses connected with communications to Shareholders and other bookkeeping and clerical work necessary in maintaining relations with the Shareholders, including the cost of printing and mailing certificated for securities;

(x) the cost of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Company;

(xi) transfer agent's or registrar's fees and charges;

(xii) other legal, accounting and auditing fees and expenses as well as any costs incurred in connection with any litigation in which the Company is involved and in the examination, investigation or other proceedings conducted by any regulatory agency with respect to the Company;

(xiii) salaries, benefits and all other costs associated with the personnel employed by the Company.

(xiv) rent, telephone, utilities, office furnishings and other office expenses of the Company.

(xv) costs associated with affecting the registration and sale of shares of the Company including but limited to legal, accounting, printing, filing fees (federal and state), selling concessions, wholesaling and marketing re-allowances, travel and entertainment, and due diligence fees.

    (b) The Company shall reimburse the Advisor and its Affiliates for (i) the actual costs of the Advisor or its Affiliates of goods, materials and services used for and by the Company obtained from unaffiliated parties; (ii) the costs of certain personnel employed by the Company and directly involved in the organization and business of the Company (including persons who may also be employees or officers of the Advisor and its Affiliated) and for legal, accounting, transfer agent, loan servicing, reinvestment and redemption plan administration, data processing, duplicating and investor communications services performed by employees or officers of the Advisor and its Affiliates which could be performed directly for the Company by independent parties.

    (c) The Company will reimburse the Advisor for any travel expenses incurred in connection with the services provided hereunder and for advertising expenses incurred by it in seeking any investment or seeking the disposition of any investments held by the Company.

     16. EXPENSES OF THE ADVISOR. Except as otherwise provided herein and without regard to the amount of compensation received hereunder by the Advisor, the Advisor shall bear the following expenses:

    (a) employment expenses of the Advisor's or its Affiliates' personnel (including partners and directors and officer thereof), including, but not limited to, fees, salaries, wages, payroll taxes, travel expense (except as set forth pursuant to Section 15(c) above) and the cost of employee benefits plans and temporary help expenses;

    (b) advertising expenses (except as set forth pursuant to Section 15(c) above);

    (c) rent, telephone, utilities, office furnishings and other office expenses of the Advisor (except those relating to any office space occupied by the Advisor that is maintained by the Company); and

    (d) such other items generally falling under the category of the Advisor's overhead directly related to performance of services for which it is otherwise receiving fees hereunder.

     17. LIMITATIONS OF EXPENSES AND REFUND BY ADVISOR. The annual Total Operating Expenses of the Company may not exceed, in any fiscal year, the greater of (a) 2% of the Average Invested Assets if the Company during such fiscal year or (b) 25% of the Company's Net Income during such fiscal year. The Independent Trustees have the fiduciary responsibility of limiting the Company's annual Total Operating Expenses to amounts that do not exceed the limitations described above. A majority of the Trustees (including a majority of the Independent Trustees) may, however, determine that a higher level of Total Operating Expenses is justified for any period.

     Within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses (for the 12 months then ended) exceeds both the 2% of the Average Invested Assets of the Company and 25% of the Company's Net Income, there shall be sent to Shareholders a written disclosure of such fact together with an explanation of the Independent Trustees' conclusion that those excess expenses are justified. In the event the Independent Trustees do not determine that such excess expenses are justified, within 60 days after the end of the end of the Company's fiscal year, the Advisor shall reimburse the Company the excess amount. Acquisition Fees payable to the Advisor are not included as part of the Total Operating Expenses for purposes of such reimbursement.

     18. OTHER ACTIVITIES OF THE ADVISOR. Nothing in this Agreement shall prevent the Advisor or any of its Affiliates from engaging in other business activities related to real estate, mortgages or other investments whether similar or dissimilar to those made by the Company or from acting as advisor to any other person or entity having investment policies whether similar or dissimilar of those of the Company (including real estate investment trusts). However, before the Advisor, its officers and directors, and any person controlled by the partners of the Advisor or their officers and directors may take advantage of an opportunity for their own account or present or recommend it to others (except for the presentation and recommendation of equally suitable investment opportunities to Affiliated Programs, which shall be governed by the procedures set forth in the Prospectus), they are obligated to present an investment opportunity to the Company if (i) such opportunity is compatible with the Company's investment objectives and policies, (ii) such opportunity is of a character which could be taken by the Company, and (iii) the Company has the financial resources to take advantage of such opportunity.

     (19) TERM; TERMINATION OF AGREEMENT. This Agreement shall continue in force for a period of one year from the date on which it is executed and thereafter, unless terminated as provided below, it shall be automatically renewed each year for an additional one year term.

     Notwithstanding any other provision to the contrary, upon 60 days' written notice prior to the end of the initial terms of this Agreement or any renewal thereof, this Agreement shall be terminable without penalty and with or without cause by the Advisor or by a majority of the Independent Trustees.

     In the event of the termination of this Agreement, the Advisor will cooperate with the Company and take all reasonable steps requested to assist the Trustees in making an orderly transition of the advisory function.

     20. AMENDMENTS. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or permitted assigns, or otherwise as provided herein.

     21. ASSIGNMENT. This Agreement may not be assigned by the Advisor without the written consent of the Company, except to a corporation or other person which controls, is controlled by, or is under common control with the Advisor, or a corporation, association, trust or other successor organization which may take over the property and carry on the affairs of the Advisor. Any assignee of the Advisor shall be bound hereunder to the same extent as the Advisor. The Company without the written consent of the Advisor shall not assign this Agreement, except to a corporation, association, trust or other organization that is a successor to the Company. Such successor shall be bound hereunder to the same extent as the Company. Notwithstanding anything to the contrary contained herein, the economic rights of the Advisor hereunder, including the right to receive all compensation hereunder, may be sold, transferred or assigned by the Advisor without the consent of the Company.

     22. ACTION UPON TERMINATION. From and after the effective date of termination of this Agreement, pursuant to Section 19 hereof, the Advisor shall not be entitled to compensation for further service rendered hereunder but shall be paid all compensation and reimbursed for all expenses accrued through the date of termination, including a proportionate share of any Subordinated Incentive Fee and options to purchase shares in the Company which may be payable pursuant to Sections 10 and 11 as a result of any subsequent maturing, disposition, financing or retirement of an investment by the Company, with that proportionate share to be based upon the portion of the total period that the investment was held by the Company in which the Advisor provided services hereunder. The Advisor shall forthwith upon termination:

    (a) pay over to the Company all moneys collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

    (b) deliver to the Company a full accounting, including a statement showing all payments collected by it and a statement of all moneys held by it, covering the period following the date of the last accounting furnished to the Company; and

    (c) deliver to the Company all property and documents of the Company then in the custody of the Advisor.

     23. INCORPORATION OF THE DECLARATION OF TRUST. To the extent the Declaration of Trust imposes restrictions on the Advisor or grants the Advisor certain rights which are not set forth in this Agreement, the Advisor shall abide by such obligations or restrictions and such rights shall inure to the benefit of the Advisor with the same force and effect as if they were set forty herein.

     24. MISCELLANEOUS.

    (a) The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Company in following or declining to follow any advice or recommendations of the Advisor. Neither the Advisor nor its directors, officers and employees shall be liable to the Company, the Shareholders or to any successor or assigned to the Company, except by reason of acts constituting bad faith, gross negligence or reckless disregard of their duties. This shall in no way affect the standard for indemnification but shall only constitute a standard of liability. The duties to be performed by the Advisor pursuant to this Agreement may be performed by it or by officers, director or by Affiliates of the foregoing under the direction of the Advisor or delegated to unaffiliated third parties under its direction.

    (b) The Advisor shall look solely to the assets of the Company for satisfaction of all claims against the Company, and in no event shall any Shareholder of the Company have any personal liability for the obligation of the Company under this Agreement.

     25. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing, and shall be given by delivering such notice by hand or by certified mails, return receipt requested, postage pre-paid, at the following addresses of the parties hereto:

United Mortgage Trust          UMT Advisors, Inc.
5740 Prospect Avenue           5740 Prospect Avenue
Suite 1000                     Suite 1000
Dallas TX 75206                Dallas TX 75206

     Either party may at any time change its address for the purpose of this Section 25 by like notice.

     26. HEADINGS. The section headings herein have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     27. GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas as at the time in effect.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed as of the day and year first above written.

UNITED MORTGAGE TRUST                     UMT ADVISORS, INC.


By:/s/Christine Griffin                   By: /s/Todd Etter
   ---------------------------                ---------------------
   Christine Griffin, Chairman                Todd Etter, Chairman





Exhibit 23.1 Consent of Jackson & Rhodes

The Board of Trustees
United Mortgage Trust

We consent to the use of our reports included herein and to the references to our firm under the heading "Experts" in the Post Effective Amendment to the Registration Statement on Form S-11.

                                       /S/ Jackson & Rhodes
                                           ----------------
                                           JACKSON & RHODES

December 22, 2000




Exhibit 23.2 Consent of Butzel Long, P.C. (included in Exhibits 5 and
8.1)

The Board of Trustees
United Mortgage Trust

We consent to the use of our reports included herein and to the references to our firm under the heading "Experts" in the Post Effective Amendment to the Registration Statement on Form S-11.

                                       /S/ Butzel Long
                                           -----------
                                           BUTZEL LONG

December 29, 2000




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